                                  SCHEDULE 14C

                       Information Statement Pursuant to
              Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
 / /    Preliminary Information Statement
 / /    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
        BY RULE 14C-5(D)(2))
 /X/    Definitive Information Statement
                          BACOU USA, INC.
--------------------------------------------------------------------
          (Name of Registrant As Specified In Its Charter)
--------------------------------------------------------------------

 (Name of Person(s) Filing Information Statement, If Other Than the
                            Registrant)

Payment of Filing Fee (Check the appropriate box):
 / /    No fee required
 /X/    Fee computed on table below per Exchange Act Rules 14c-5(g)
        and 0-11

       (1) Title of each class of securities to which transaction applies:

       Common Stock, Par Value $0.001 per share, of Bacou USA, Inc.

       -------------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

          17,681,665 shares of Common Stock and 962,700 options to purchase shares of Common Stock.

       -------------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          The filing fee was determined based upon the sum of (a) the product of 17,681,665 shares of Common Stock and the merger consideration of $28.50 per share and (b) the difference between $28.50 and the exercise price per share of Common Stock of each of the 962,700 shares covered by outstanding options. In accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the amount calculated pursuant to the preceding sentence by 1/50 of one percent.

       -------------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction: $515,615,085

       -------------------------------------------------------------------------

       (5) Total fee paid: $103,123

       -------------------------------------------------------------------------

 /X/    Fee paid previously with preliminary materials.

 / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:

       -------------------------------------------------------------------------

       (2) Form, Schedule or Registration Statement no.:

       -------------------------------------------------------------------------

       (3) Filing Party:

       -------------------------------------------------------------------------

       (4) Date Filed:

       -------------------------------------------------------------------------

                                     [LOGO]

                              10 THURBER BOULEVARD
                              SMITHFIELD, RI 02917
                             INFORMATION STATEMENT

    We are sending you this information statement to describe the proposed merger between Bacou USA, Inc. and Daniel U. S. Sub, Inc., a wholly owned subsidiary of Christian Dalloz S.A., a French company. The merger is part of a global transaction which involves the combination of the businesses of Christian Dalloz and the Bacou Group. The Bacou Group includes Bacou USA, Bacou S.A. (our majority stockholder), and its parent company, Engineering Henri Bacou S.A. The combination will occur by virtue of the merger and the acquisition by Christian Dalloz of all of the shares of Bacou S.A. and Engineering Henri Bacou. If the merger and the related acquisition transactions are completed, we will become a subsidiary of Christian Dalloz, and your shares of Bacou USA common stock will be converted into the right to receive cash. For each share of Bacou USA common stock that you own, you will receive $28.50 in cash.

    An oversight committee of our board of directors, consisting of two board members, Mr. Alfred J. Verrecchia and Mr. Karl F. Ericson, who are not officers or employees of Bacou USA and who are independent of our majority stockholder, represented the interests of our stockholders, other than Bacou S.A. and its affiliates, in connection with the negotiations related to the merger agreement and the merger. The oversight committee considered and evaluated the merger agreement and the merger and unanimously recommended to the full board of directors that the merger is fair to our stockholders other than Bacou S.A. and its affiliates.

    In connection with its evaluation of the merger, the oversight committee engaged UBS Warburg LLC to act as its financial advisor. On May 25, 2001 UBS Warburg LLC rendered an oral opinion to the oversight committee, which was subsequently confirmed in writing, to the effect that, as of such date and based upon and subject to the matters set forth in such opinion, the consideration of $28.50 per share in cash to be received by the stockholders of Bacou USA, other than Bacou S.A., in the merger is fair from a financial point of view to such stockholders. A copy of the written opinion of UBS Warburg LLC is attached as Appendix B to the accompanying information statement, and you should read it carefully.

    Our board of directors, after considering the unanimous recommendation of the oversight committee, unanimously determined that the merger is fair to our stockholders, other than Bacou S.A., and that the merger agreement and the merger are advisable and in our best interests and the best interests of our stockholders, other than Bacou S.A. Our board of directors unanimously approved the merger agreement and the merger.

    Bacou S.A., representing more than 70% of the outstanding shares of Bacou USA common stock, has already approved the merger by signing an irrevocable written consent. No further vote of Bacou USA stockholders is necessary to approve and adopt the merger agreement or the merger. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. As we explain in this information statement, however, completion of the merger is still subject to satisfaction or waiver of a number of conditions, including various regulatory approvals. We cannot predict with certainty when we will complete the merger, but we hope to complete it no later than September 6, 2001.

    If you object to the merger, you may elect to pursue your appraisal rights to receive the statutorily determined "fair value" of your shares (which could be more or less than the $28.50 per share merger consideration), but only if you comply with the procedures under Delaware law. The applicable statutory provisions relating to the procedures for asserting appraisal rights under Delaware law are attached to the accompanying information statement as Appendix C. Because we are not requesting your vote to approve the merger agreement and the merger, it is important that you consider whether or not to exercise appraisal rights.

    We urge you to read the accompanying information statement carefully as it sets forth details of the proposed merger and other important information related to the merger.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR DETERMINED IF THIS INFORMATION STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THIS INFORMATION STATEMENT IS DATED AUGUST 17, 2001, AND WAS FIRST MAILED TO STOCKHOLDERS OF BACOU USA ON OR ABOUT AUGUST 17, 2001.

                                          Sincerely,

                                          /s/ PHILIP B. BARR
                                          --------------------------------------

                                          Philip B. Barr
                                          President and Chief Executive Officer

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1
SUMMARY TERM SHEET..........................................      2
  Combination of the Bacou Group and Christian Dalloz.......      2
  The Parties to the Merger.................................      3
  Identity and Background of Other Interested Parties.......      4
  The Merger................................................      4
  Purpose of the Merger.....................................      4
  Our Majority Stockholder, No Further Stockholder Approval
    Required................................................      5
  Effects of the Merger.....................................      5
  Approval of the Oversight Committee and our Board of
    Directors...............................................      5
  Opinion of UBS Warburg LLC................................      5
  Bacou USA's Position as to the Fairness of the Merger.....      6
  Bacou S.A.'s, Engineering Henri Bacou's and the Bacou
    Family's Positions as to the Fairness of the Merger.....      6
  Messrs. Stepan's, Barr's, Hebert's and Bennett's Position
    as to Fairness of the Merger............................      6
  Christian Dalloz' and Daniel U. S. Sub's Position as to
    the Fairness of the Merger..............................      6
  Interests of Certain Parties in the Merger and Related
    Acquisition Transactions; Potential Conflicts of
    Interest................................................      7
  Accounting Treatment......................................      9
  Material U.S. Federal Income Tax Consequences.............      9
  The Merger Agreement......................................     10
  Share Option Purchase Agreement...........................     13
  Appraisal Rights..........................................     13
  Exchange Rate.............................................     13
FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE.............     14
INTRODUCTION................................................     15
  Comparative Market Price Data.............................     16
  Dividends.................................................     17
  Our Selected Consolidated Financial Information...........     17
  Consolidated Ratios of Earnings to Fixed Charges, Book
    Value Per Share and Tangible Book Value Per Share.......     19
  Recent Developments.......................................     19
SPECIAL FACTORS.............................................     20
  Background of the Merger and Related Acquisition
    Transactions............................................     20
  The Majority Stockholder; No Further Stockholder Approval
    Required................................................     35
  Opinion of UBS Warburg LLC................................     35
  Our Analysis of Future Performance........................     42
  Presentation by Deutsche Bank on May 29, 2001.............     43
  Reasons for the Approvals by the Oversight Committee and
    our Board of Directors..................................     45
  Bacou USA's Position as to the Fairness of the Merger.....     50
  Bacou S.A.'s, Engineering Henri Bacou's and the Bacou
    Family's Positions as to the Fairness of the Merger.....     52
  Messrs. Stepan's, Barr's, Hebert's and Bennett's Position
    as to Fairness of the Merger............................     53
  Christian Dalloz' and Daniel U. S. Sub's Position as to
    the Fairness of the Merger..............................     53
  Christian Dalloz' Reasons for the Merger..................     54
  Purpose and Structure of the Merger.......................     54
  Certain Effects of the Merger.............................     54
  Plans for Bacou USA after the Merger......................     55

                                                                PAGE
                                                              --------
  Interests of Certain Parties in the Merger and Related
    Acquisition Transactions; Potential Conflicts of
    Interest................................................     55
  Material U.S. Federal Income Tax Consequences of the
    Merger to our Stockholders..............................     64
  The Global Transaction....................................     65
  Fees and Expenses.........................................     68
THE MERGER..................................................     69
  Effective Time of Merger..................................     69
  Payment of Merger Consideration and Surrender of Stock
    Certificates............................................     69
  Accounting Treatment......................................     70
  Financing of the Merger; Fees and Expenses of the
    Merger..................................................     70
  Appraisal Rights..........................................     70
  Regulatory Approvals and Other Consents...................     73
  The Merger Agreement......................................     73
    General.................................................     73
    Representations and Warranties..........................     74
    Covenants...............................................     74
    No Solicitation of Other Offers.........................     77
    Access to Information...................................     78
    Conditions to the Merger................................     78
    Termination of the Merger Agreement.....................     79
    Fees and Expenses.......................................     80
    Amendment to the Merger Agreement.......................     80
  The Stockholder Agreement.................................     80
    Consideration to be Received by the Stockholders........     81
OTHER MATTERS...............................................     82
  Security Ownership of Certain Beneficial Owners and
    Management..............................................     82
  Transactions in Common Stock by Certain Persons...........     83
  Provisions of Unaffiliated Stockholders...................     83
  Proposals by Stockholders.................................     83
  Expenses..................................................     84
  Preliminary Materials Prepared by UBS Warburg LLC.........     84
  Presentation by Deutsche Bank at the February 2, 2001
    Bacou USA Board Meeting with Respect to the Then
    Proposed Transaction with a Potential Acquirer..........     88
  Experts...................................................     93
  Available Information.....................................     93
  Information Incorporated by Reference.....................     94
  APPENDIX A--Agreement and Plan of Merger..................    A-1
  APPENDIX B--Opinion of UBS Warburg LLC....................    B-1
  APPENDIX C--Section 262 of the Delaware General
    Corporation Law.........................................    C-1
  APPENDIX D--Identity and Background of Certain Persons....    D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT IS THE PROPOSED TRANSACTION?

A. Daniel U. S. Sub, Inc., a wholly owned subsidiary of Christian Dalloz S.A., will merge with and into Bacou USA, Inc., with Bacou USA being the surviving corporation in the merger. This merger is part of a global transaction pursuant to which the business of Christian Dalloz will be combined with the business of the Bacou Group. For a more detailed discussion of these transactions, see "SPECIAL FACTORS--The Global Transaction."

Q: WHAT WILL I BE ENTITLED TO RECEIVE IN THE MERGER?

A: If the merger is completed, each of your shares of common stock will be converted into the right to receive $28.50 in cash, without interest.

Q: WHY IS THERE NO STOCKHOLDER VOTE?

A: Bacou S.A., as our majority stockholder, has given its irrevocable written consent to the merger. Bacou S.A. holds voting power over more than 70% of our common stock. Its written consent to the merger satisfied the stockholder approval requirements for the merger under Delaware law and under our Certificate of Incorporation and Bylaws. Therefore, no additional stockholder vote is necessary.

Q: WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A: Applicable laws require us to provide you information regarding the merger, even though your vote is neither required nor requested to complete the merger. You should use this information to determine whether or not you wish to exercise appraisal rights.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working towards completing the merger as soon as possible. For the merger to occur, we must obtain certain governmental and other third party approvals and satisfy certain other conditions. The merger is also conditioned on the satisfaction of all the conditions precedent to the related acquisitions of Bacou S.A. and Engineering Henri Bacou (other than completion of the merger) described in detail under "SPECIAL FACTORS--The Global Transaction." Nevertheless, we hope to complete the merger by September 6, 2001. However, delays in obtaining regulatory approvals could delay the merger. See "THE MERGER--Regulatory Approvals and Other Consents."

Q: WHAT DO I NEED TO DO NOW?

A: You do not need to do anything now. This information statement is for your information only and it does not require or request you to take any action. You will need to take certain actions within a specified period of time should you elect to exercise your appraisal rights.

Q: WHAT SHOULD I DO WITH MY SHARES?

A: Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to Christian Dalloz' paying agent. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the merger. Please do not send your share certificates until you receive the instructions and the letter of transmittal. You should follow the procedures described in "THE MERGER--Payment of Merger Consideration and Surrender of Stock Certificates."

Q: WHO CAN HELP ANSWER MY OTHER QUESTIONS?

A: If you have more questions about the merger, you should contact:

      Winfield W. Major, Esq.
       Vice President--Legal and General Counsel
       Bacou USA, Inc.
       Address: 10 Thurber Boulevard
       Smithfield, RI 02917
       Telephone: (401) 233-0333

                               SUMMARY TERM SHEET

    This summary term sheet highlights material information from this information statement and does not contain all of the information that is important to you. To understand the merger and related transactions fully, you should read carefully this entire information statement (including the information incorporated by reference), the appendices and the additional documents referred to in this information statement.

COMBINATION OF THE BACOU GROUP AND CHRISTIAN DALLOZ

    Daniel U. S. Sub Inc., a wholly owned subsidiary of Christian Dalloz S.A., will merge with and into Bacou USA, Inc. with Bacou USA being the surviving corporation in the merger. This merger is part of a global transaction pursuant to which the business of Christian Dalloz will be combined with the business of the Bacou Group. The Bacou Group includes Bacou USA, Bacou S.A. (our majority stockholder), and its parent company, Engineering Henri Bacou S.A. Bacou S.A. and Engineering Henri Bacou are privately held companies, which, in addition to their direct and indirect equity ownership of Bacou USA, manufacture and distribute personal protection equipment and other products principally in Western Europe. The combination will occur by virtue of this merger and the acquisition by Christian Dalloz of all of the shares of Bacou S.A. and Engineering Henri Bacou. The results of the merger and these related transactions are: (1) Christian Dalloz will acquire 100% ownership of the Bacou Group, (2) Christian Dalloz will change its name to Bacou-Dalloz, (3) the shareholders of Bacou S.A. and Engineering Henri Bacou, including the Bacou family and Sauvegarde LLC (an entity owned by certain members of our senior management), will receive in exchange for their shares of Bacou S.A. and Engineering Henri Bacou cash in the aggregate amount of approximately 1.7 billion French francs ($221,481,057) and 2,906,392 shares of Christian Dalloz representing approximately 40% of the shares of Bacou-Dalloz following the combination, (4) Bacou USA will become a wholly owned subsidiary of Christian Dalloz and (5) Bacou USA's minority stockholders will have the right to receive $28.50 per share in cash. Completion of the related transactions is subject to many conditions, including a financing condition, which, if not satisfied, will result in the termination of the related transaction. If the related transactions are terminated, this merger will also be terminated. For a more detailed discussion of these transactions, see "SPECIAL FACTORS--The Global Transaction."

    The following charts set forth the structure of the Bacou Group and Christian Dalloz group prior to and following the merger and the related acquisition transactions:

       BACOU GROUP CURRENT STRUCTURE                   CHRISTIAN DALLOZ CURRENT STRUCTURE

  [LOGO]                                                                                [LOGO]

                STRUCTURE OF THE BACOU-DALLOZ GROUP POST MERGER

                                     [LOGO]

    The aggregate equity value of the Bacou Group (including Bacou USA) as negotiated by the Bacou family and Christian Dalloz, is $596,900,000 (assuming exchange rates of 7.3 French francs/$1.00 and 1.113 Euro/$1.00, which exchange rates were agreed upon by the parties in connection with the valuation of the transaction, and assuming that the Christian Dalloz shares are valued at 77
Euro). There are 5,069,065 Bacou USA shares outstanding that are held by stockholders other than Bacou S.A. At a price of $28.50 per share these stockholders will be entitled to receive an aggregate of $144,468,352.50 of merger consideration. Accordingly, the aggregate equity value of the Bacou Group (including the shares of Bacou USA owned by Bacou S.A. with an aggregate value of $359,459,100 based on the $28.50 merger consideration) allocable to the stockholders of Bacou S.A. and Engineering Henri Bacou is $452,432,000. This information has been provided for convenience only. Bacou USA believes that Bacou S.A. and Bacou USA are not directly comparable entities.

THE PARTIES TO THE MERGER

    - BACOU USA, INC. We are a Delaware corporation which designs, manufactures and sells safety products that protect the sight, hearing, hands and respiratory systems of workers against occupational hazards, as well as related instrumentation including gas monitors and test equipment for self-contained breathing apparatus. Our common stock is traded on the New York Stock Exchange under the symbol "BAU." Our principal address is 10 Thurber Boulevard, Smithfield, Rhode Island 02917, and the telephone number is 1-401-233-0333.

    - CHRISTIAN DALLOZ S.A. Christian Dalloz is a societe anonyme, duly incorporated and legally existing under the laws of the Republic of France, which manufactures, markets and sells protective equipment. Christian Dalloz' shares are listed on the French "PREMIER MARCHE" in Paris. The address of Christian Dalloz' registered office is 63 bis, boulevard Bessieres, 75017 Paris, and the telephone number is 011-33-1-53-11-19-00.

    - DANIEL U. S. SUB INC. Daniel U. S. Sub is a Delaware corporation and a direct wholly owned subsidiary of Christian Dalloz that was formed solely for the purpose of effecting the transactions contemplated by the merger agreement and has not engaged in any business except in furtherance of such purpose.

IDENTITY AND BACKGROUND OF OTHER INTERESTED PARTIES

    Bacou S.A. is a societe anonyme, duly incorporated and legally existing under the laws of the Republic of France, which manufactures, markets and sells protective equipment. The address of Bacou S.A.'s registered office is Z.I. Paris Nord II, 13, Rue de la Perdrix, 93290 Tremblay, France, and the telephone number is 011-33-1-49-90-70-00.

    Engineering Henri Bacou S.A. is a societe anonyme, duly incorporated and legally existing under the laws of the Republic of France, which manufactures, markets and sells protective equipment. The address of Engineering Bacou S.A.'s registered office is Z.I. Paris Nord II, 13, Rue de la Perdrix, 93290 Tremblay, France, and the telephone number is 011-33-1-49-90-70-00.

    Christophe Bacou is a natural person and a citizen of France. Christophe Bacou's principal business address is Zone Industrielle Paris Nord II, 13, rue de la Perdrix P.B. 50398, 95943 Roissy Charles-de-Gaulle Cedex, France.

    Jacqueline Maggie Bacou is a natural person and a citizen of France. Jacqueline Maggie Bacou's principal address is 3 chemin de Tourronde, 1009, Pully VD, Switzerland.

    Philippe Bacou is a natural person and a citizen of France. Philippe Bacou's principal business address is Zone Industrielle Paris Nord II, 13, rue de la Perdrix P.B. 50398, 95943 Roissy Charles-de-Gaulle Cedex, France.

    Veronique Mirabel is a natural person and a citizen of France. Veronique Mirabel's principal address is 23 rue des Devezes, 34740 Vendargues, France.

    Walter Stepan is a natural person and a citizen of the Federal Republic of Germany. Walter Stepan's principal business address is 8583 Egret Meadow Lane, West Palm Beach, FL 33412.

    Philip Barr is a natural person and a citizen of the United States. Philip Barr's principal business address is 10 Thurber Boulevard, Smithfield, Rhode Island 02917.

    Adrien Hebert is a natural person and a citizen of the United States. Adrien Hebert's principal business address is 10 Thurber Boulevard, Smithfield, Rhode Island 02917.

    Alan Bennett is a natural person and a citizen of the United States. Alan Bennett's principal business address is 10 Thurber Boulevard, Smithfield, Rhode Island 02917.

    Additional information regarding the identity and background of the parties to the merger and their directors and executive officers is provided in Appendix D to this information statement.

THE MERGER

    The merger agreement provides for the merger of Daniel U. S. Sub, a wholly owned subsidiary of Christian Dalloz, with and into Bacou USA, with Bacou USA continuing as the surviving corporation. The merger is part of a global transaction which involves the combination of the businesses of Christian Dalloz and the Bacou Group. If the merger and the related acquisition transactions are completed, Bacou USA will become a subsidiary of Christian Dalloz. See "SPECIAL FACTORS--The Global Transaction" for more information about the related transactions and "THE MERGER" for more information regarding the merger.

PURPOSE OF THE MERGER

    The principal purposes of the merger are to enable Christian Dalloz to acquire all of our shares, other than shares held by Bacou S.A., and to provide you the opportunity to receive a cash price for your shares at a premium over the market price at which the common stock traded before the announcement on May 30, 2001 of the merger and the related acquisition transactions. Our board of directors believes that the merger is fair to and in the best interests of our stockholders, other than

Bacou S.A. See "SPECIAL FACTORS--Reasons for the Approvals by the Oversight Committee and our Board of Directors" and "SPECIAL FACTORS--Purpose and Structure of the Merger."

OUR MAJORITY STOCKHOLDER; NO FURTHER STOCKHOLDER APPROVAL REQUIRED

    Bacou S.A., as our majority stockholder, signed and delivered to Christian Dalloz a written consent and irrevocable proxy pursuant to which Bacou S.A. approved and adopted the merger agreement and the merger. See "THE MERGER--The Stockholder Agreement." At the time of delivery of the written consent, Bacou S.A. held approximately 71.4% of our shares eligible to vote on the merger. Its consent was sufficient for stockholder approval and adoption of the merger agreement and the merger under Delaware law, our Certificate of Incorporation and Bylaws. Therefore, we are not asking you to vote on the merger. See "SPECIAL FACTORS--The Majority Stockholder; No Further Stockholder Approval Required" for more information regarding the consent of our majority stockholder.

EFFECTS OF THE MERGER

    As a result of the merger and the related acquisitions, Engineering Henri Bacou, Bacou S.A. and Bacou USA will be wholly owned subsidiaries of Christian Dalloz. The shares of Bacou USA will no longer be traded on the NYSE. In addition, the registration of our shares under the Securities and Exchange Act of 1934 will be terminated. Accordingly, following the merger, there will be no publicly traded Bacou USA common stock outstanding. See "SPECIAL FACTORS--Certain Effects of the Merger" for more information regarding the effects of the merger.

APPROVAL OF THE OVERSIGHT COMMITTEE AND OUR BOARD OF DIRECTORS

    The independent oversight committee of our board of directors, consisting of two board members, Mr. Alfred J. Verrecchia and Mr. Karl F. Ericson, who are not officers or employees of Bacou USA and who are independent of our majority stockholder, represented the interests of our stockholders, other than Bacou S.A. and its affiliates, in connection with the negotiations regarding the merger agreement and the merger. The oversight committee considered and evaluated the merger agreement and the merger and unanimously recommended to the full board of directors that the merger is fair to our stockholders, other than Bacou S.A and its affiliates. In considering the approval of the oversight committee with respect to the merger agreement and the merger, you should be aware that the members of the oversight committee have options to purchase our common stock. These options will become fully vested at the time of the merger and the members of the oversight committee will be entitled to receive, for each share covered by their options, an amount in cash equal to the difference between the $28.50 per share merger consideration and the per share exercise price of each option. The members of the oversight committee in the aggregate hold options to purchase 40,400 shares and the aggregate cash payment they will receive for such options is $452,058. See "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions; Potential Conflicts of Interest."

    Our board of directors, after considering the unanimous recommendation of the oversight committee, unanimously determined that the merger is fair to our stockholders, other than Bacou S.A., and that the merger agreement and the merger are advisable and in our best interests and the best interests of our stockholders, other than Bacou S.A. Accordingly, our board of directors unanimously approved the merger agreement and the merger. For a discussion of the material factors considered by the oversight committee and our board of directors in reaching their conclusions, see "SPECIAL FACTORS--Reasons for the Approval by the Oversight Committee and our Board of Directors."

OPINION OF UBS WARBURG LLC

    In connection with the merger, the oversight committee and our board of directors considered the opinion of the oversight committee's financial advisor, UBS Warburg LLC, as to the fairness from a financial point of view of the consideration to be received in the merger by our stockholders, other than Bacou S.A. UBS Warburg LLC rendered its oral opinion to the oversight committee on May 25,

2001, which was subsequently confirmed in writing that, as of the date of the opinion and based on and subject to the matters set forth in the opinion, the consideration of $28.50 per share in cash to be received by our stockholders, other than Bacou S.A., in the merger is fair from a financial point of view to such stockholders. See "SPECIAL FACTORS--Opinion of UBS Warburg LLC."

    The full text of UBS Warburg LLC's written opinion is attached as Appendix B to this information statement. We encourage you to read UBS Warburg LLC's opinion in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

BACOU USA'S POSITION AS TO THE FAIRNESS OF THE MERGER

    We believe that the merger is fair to our stockholders who are unaffiliated with Bacou S.A. In reaching this determination we have relied on numerous factors, including:

    - the fact that the merger consideration (1) represents a 46.2% premium over the closing price of our common stock on the last full trading day prior to our announcement on July 10, 2000, that we and Bacou S.A. would explore strategic alternatives to enhance stockholder value, and a 20% premium over the closing price of our common stock on the last full trading day prior to Christian Dalloz' May 30, 2001 announcement of the merger agreement, and (2) was higher than our 52-week and all-time high closing price of $28.38 set on January 22, 2001;

    - the fact that the merger was unanimously approved and recommended by the oversight committee consisting of two directors, Mr. Alfred J. Verrecchia and Mr. Karl F. Ericson, who are not employees or officers of Bacou USA and who are independent of Bacou S.A., our majority stockholder; and

    - the fact that UBS Warburg LLC delivered an opinion to the oversight committee to the effect that, as of the date of the opinion and subject to the matters set forth in the opinion, the consideration of $28.50 per share in cash to be received by our stockholders, other than Bacou S.A. and its affiliates, in the merger is fair from a financial point of view to such stockholders.

    For a more detailed discussion of the material factors upon which these beliefs are based, see "SPECIAL FACTORS--Bacou USA's Position as to the Fairness of the Merger."

BACOU S.A.'S, ENGINEERING HENRI BACOU'S AND THE BACOU FAMILY'S POSITIONS AS TO THE FAIRNESS OF THE MERGER

    Each of Bacou S.A., Engineering Henri Bacou and each of Jacqueline Maggi Bacou, Philippe Bacou, Christophe Bacou and Veronique Mirabel (we refer to these individuals as the "Bacou family") believes that the consideration to be received in the merger by our stockholders who are unaffiliated with Bacou S.A., is fair to such stockholders and that the merger is procedurally fair to our stockholders who are unaffiliated with Bacou S.A. For a more detailed discussion of the material factors upon which these beliefs are based, see "SPECIAL FACTORS--Bacou S.A.'s, Engineering Henri Bacou's and the Bacou Family's Positions as to the Fairness of the Merger."

MESSRS. STEPAN'S, BARR'S, HEBERT'S AND BENNETT'S POSITION AS TO FAIRNESS OF THE
  MERGER

    Each of Messrs. Stepan, Barr, Hebert and Bennett believes that the consideration to be received in the merger by our stockholders who are unaffiliated with Bacou S.A. is fair to such stockholders and that the merger is procedurally fair to our stockholders who are unaffiliated with Bacou S.A. For a more detailed discussion of the material factors upon which these beliefs are based, see "SPECIAL FACTORS--Messrs. Stepan's, Barr's, Hebert's and Bennett's Position as to the Fairness of the Merger."

CHRISTIAN DALLOZ' AND DANIEL U. S. SUB'S POSITION AS TO THE FAIRNESS OF THE
  MERGER

    Each of Christian Dalloz and Daniel U. S. Sub believes that the consideration to be received in the merger by our stockholders unaffiliated with Bacou S.A. is fair to such holders and that the merger is procedurally fair to Bacou USA stockholders unaffiliated with Bacou S.A. For a detailed discussion of the material factors upon which these beliefs are based, see "SPECIAL FACTORS--Christian Dalloz' and Daniel U. S. Sub's Position as to the Fairness of the Merger."

INTERESTS OF CERTAIN PARTIES IN THE MERGER AND RELATED ACQUISITION TRANSACTIONS;
  POTENTIAL CONFLICTS OF INTEREST

    In considering the approval of our board of directors with respect to the merger agreement and the merger, you should be aware that, in addition to the matters discussed above, certain of our executive officers and members of our board of directors have interests in the merger and the related acquisitions of Bacou S.A. and Engineering Henri Bacou that may be different from or in addition to the interests of our other stockholders in the merger and that may constitute conflicts of interest. See "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions; Potential Conflicts of Interest."

    - Our directors (including the members of the oversight committee) and executive officers have options to purchase our common stock. These options will become fully vested at the time of the merger. Our executive officers and directors will be entitled to receive, for each share covered by their options, an amount in cash equal to the difference between the $28.50 per share merger consideration and the per share exercise price of each option as follows:

NAME                                           SHARES SUBJECT TO OPTIONS   AGGREGATE SPREAD
----                                           -------------------------   ----------------
Philippe Bacou...............................            83,800               $  985,741
Co-Chairman of the Board of Directors
Walter Stepan................................           100,000               $1,182,500
Co-Chairman
Philip Barr..................................           100,000               $1,267,500
President and Chief Executive Officer
Alan Bennett.................................            15,000               $   71,250
Chief Operating Officer
Adrien Hebert................................            20,000               $  270,000
Chief Financial Officer
Christophe Bacou.............................            30,400               $  355,183
Director
Howard S. Leight.............................            60,000               $  671,875
Director
Alfred Verrecchia............................            10,000               $   96,875
Oversight Committee Member
Karl Ericson.................................            30,400               $  355,183
Oversight Committee Member
All Executive Officers and Directors as a               449,600               $5,256,107
  Group......................................

      In addition, Mr. Ericson owns 6,000 shares of Bacou USA and based on the merger consideration of $28.50 per share, will receive $171,000 upon consummation of the merger with respect to such shares. See "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions; Potential Conflicts of Interest--Options to Purchase Common Stock of Bacou USA."

    - Mr. Philippe Bacou will be Co-President of Christian Dalloz' board of directors following completion of the merger and the related acquisitions. Messrs. Barr, Bennett and Hebert are expected to be employed by Christian Dalloz following the completion of the merger and would receive salary, bonus and stock options and other benefits as compensation for their future services. The following chart summarizes the terms of compensation proposed by Christian Dalloz for each of Messrs. Barr, Bennett and Hebert:

                           ANNUAL      ANNUAL BONUS ON    ANNUAL     STOCK OPTION GRANT    SIGNING
NAME                     BASE SALARY       TARGET*       BONUS CAP      AT CLOSING**       BONUS***
----                     -----------   ---------------   ---------   ------------------   ----------
Philip Barr............    $400,000        $200,000      $400,000          53,000         $1,500,000
Alan Bennett...........    $300,000        $120,000      $240,000          31,000         $1,200,000
Adrien Hebert..........    $285,000        $114,000      $228,000          31,000         $1,200,000

------------------------

      * No performance objectives have been established.

     **Consists of options to purchase shares of Christian Dalloz at a price equal to the higher of 77 Euro or the average stock price of Christian Dalloz over the 20 trading days preceding the date of grant multiplied by 0.8, subject to the stock option plan generally applicable to top executives of Christian Dalloz including vesting (30% service options, 70% performance options). No performance targets have been established. If determined as of August 14, 2001, the exercise price of such options would be 83.076 Euros, representing a 12.1% discount from the closing sale price on August 14, 2001 of Christian Dalloz shares on the French "Premiere Marche" in Paris of 94.5 Euros on such date.

    ***Constitutes signing bonus, up-front guaranteed 2001 bonus, up-front non-compete payment and up-front non-solicitation payment.

      Christian Dalloz expects to enter into a consulting agreement with Mr. Stepan pursuant to which Mr. Stepan would receive $340,000 upon completion of the merger and related acquisition transactions and $80,000 on each of the first and second anniversaries of such completion date. See "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions; Potential Conflicts of Interest--Terms of Future Employment of Certain Executive Officers with Christian Dalloz."

    - Sauvegarde LLC, an entity owned by Mr. Stepan, Mr. Barr, Mr. Hebert and Mr. Bennett, owns 188,381 shares of Bacou S.A. which Sauvegarde has agreed to sell to Christian Dalloz for aggregate cash consideration of 525,055,523 French francs ($68,405,795). Sauvegarde purchased these shares pursuant to a Share Option Purchase Agreement, dated as of July 8, 2000 (as amended), with Mevra Beheer BV, pursuant to which Mevra Beheer granted to Sauvegarde an option to purchase such shares. Sauvegarde made an initial deposit of 14,000,000 French francs ($1,823,962) to purchase these shares from Mevra Beheer and if the sale of these shares is completed, Sauvegarde will be obligated to pay an additional 326,000,000 French francs ($42,472,250) plus interest, to satisfy its remaining obligations to Mevra Beheer. If the sale is not completed, Sauvegarde will have to return the shares to Mevra Beheer and will forfeit the deposit. The price per share payable by Sauvegarde for these Bacou S.A. shares is 1,804.84 French francs ($235) excluding any accrued interest on the balance of the purchase price, and the price per share to be received by Sauvegarde upon the sale of such shares is 2,787 French francs ($363). Additionally, Sauvegarde will use 71,520,304 French francs ($9,317,878) to purchase 141,600 Christian Dalloz shares from Jacqueline Maggi Bacou. As a result of these transactions, Messrs. Stepan, Barr, Hebert and Bennett will receive, through their investment in

      Sauvegarde, the following proceeds (representing the net gain to be realized on the sale of Bacou S.A. shares owned by Sauvegarde):

NAME                                              CASH PROCEEDS   CHRISTIAN DALLOZ SHARES
----                                              -------------   -----------------------
Walter Stepan...................................   $ 5,401,810             70,800
Philip Barr.....................................   $ 3,241,086             42,480
Adrien Hebert...................................   $ 2,160,724             28,320
Alan Bennett....................................   $ 2,000,000
                                                   -----------            -------
AGGREGATE SAUVEGARDE............................   $12,803,619            141,600

    - Messrs. Philippe Bacou and Christophe Bacou, who are brothers and are members of our board of directors, own shares of common stock of Bacou S.A. and of Engineering Henri Bacou. Upon completion of the acquisitions of Bacou S.A. and Engineering Henri Bacou and related transactions, Messrs. Philippe Bacou and Christophe Bacou will directly receive an aggregate of 186,244,054 French francs ($24,264,429) in cash. The per share purchase price to be received for the sale of these Bacou S.A. shares is 2,787 French francs ($363). The per share price to be received for the sale of these Engineering Henri Bacou shares is 90,839.8 French francs ($11,835). The aggregate amounts do not include proceeds attributable to the sale of Bacou S.A. and Engineering Henri Bacou shares owned by Indivision Bacou, which is an entity jointly owned by several members of the Bacou family. See "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions; Potential Conflicts of Interest--Ownership of Common Stock of Bacou S.A. and Engineering Henri Bacou."

    - At the outset of the initial auction process, Mr. Philippe Bacou expressed to Messrs. Stepan and Hebert, the Bacou family's willingness to pay an aggregate of $15,000,000 to Messrs. Stepan, Barr, Hebert and Bennett in recognition of the important role that they would be expected to play in structuring and negotiating the sale of the Bacou Group. The oversight committee ultimately objected to this arrangement and Messrs. Stepan, Barr, Hebert and Bennett have forfeited their right to any such payment.

    - Indemnification arrangements and directors' and officers' liability insurance for our present and former directors and officers will be continued by the surviving corporation after the merger for acts or omissions occurring prior to the effective time of the merger. See "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions--Indemnification and Insurance."

    - Messrs. Philippe Bacou, Christophe Bacou, Howard Leight and Walter Stepan, who are directors of Bacou USA, are also directors and/or officers of Bacou S.A. See "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions; Potential Conflicts of Interest--Affiliations of Certain Executive Officers and Directors with Bacou S.A."

ACCOUNTING TREATMENT

    After completion of the merger and the related acquisitions of Bacou S.A. and Engineering Henri Bacou, Bacou USA will be a wholly owned subsidiary of a French company. We will not be required to comply with U.S. generally accepted accounting principles (GAAP) and will be part of a consolidated group under French GAAP.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

    The receipt of $28.50 in cash for each share of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and under most state, local, foreign and other tax laws. For U.S. federal income tax purposes, each of our stockholders generally will realize taxable gain or loss as a result of the merger measured by the difference, if any, between the tax basis of each share of our common stock owned by such stockholder and $28.50. Each holder of a compensatory option to acquire our common stock who receives a cash payment equal to the difference between $28.50 and the exercise price per share of such option generally will have ordinary income to the extent of the cash received. For additional information regarding material U.S. federal income tax consequences of the merger to our stockholders, see "SPECIAL FACTORS--Material U.S. Federal Income Tax Consequences of the Merger to our Stockholders."

THE MERGER AGREEMENT

    - EFFECTIVE TIME OF MERGER

     The merger will become effective upon the filing of a duly executed certificate of merger with the Secretary of State of the State of Delaware or at such later time as otherwise agreed by Christian Dalloz and Bacou USA and as specified in the certificate of merger. The filing will occur after
     (1) all conditions to the merger contained in the merger agreement have been satisfied or waived and (2) all conditions to the consummation of the related acquisitions of Bacou S.A. and Engineering Henri Bacou, other than the merger, have been satisfied or waived. Bacou USA, Christian Dalloz and Daniel U. S. Sub anticipate that the merger will be consummated on or before September 6, 2001. For additional information regarding the effective time of the merger see "THE MERGER--Effective Time of Merger."

    - CONDITIONS TO THE MERGER

     The respective obligations of Bacou USA, Christian Dalloz and Daniel U. S. Sub to effect the merger are subject to the satisfaction of various conditions, including, among others:

       - the adoption of the merger agreement by the holders of a majority of all outstanding shares of our common stock;

       - the conditions to the consummation of the related acquisitions of Bacou S.A. and Engineering Henri Bacou, other than the merger, have been satisfied or waived, including a financing condition, see "THE MERGER--The Merger Agreement--Conditions to the Merger";

       - the accuracy of representations and warranties of Christian Dalloz, Daniel U. S. Sub and us contained in the merger agreement;

       - the absence of any injunction or order issued by any court or other governmental authority preventing the merger, provided that prior to asserting this condition each of the parties shall have used its best efforts to prevent the entry of any such injunction or order;

       - the absence of any action, pending or threatened by any governmental entity seeking to (1) challenge the acquisition by Christian Dalloz or Daniel U. S. Sub of any of our common stock to restrain or prohibit the consummation of the merger or any other transaction contemplated by the merger agreement or seek to obtain damages which are material to Christian Dalloz, us and our subsidiaries taken as a whole, (2) impose limitations on the ability of Christian Dalloz to acquire or hold any shares of our common stock, (3) prohibit Christian Dalloz or any of its subsidiaries from effectively controlling in any material respect our business or operations, or (4) restrict the ownership or operation of us or our subsidiaries by Christian Dalloz;

       - the termination of Messrs. Stepan's, Barr's, Hebert's and Bennett's existing employment agreements; and

       - the performance by each of Bacou USA, Christian Dalloz, and Daniel U.
         S. Sub, of their obligations under the merger agreement.

     For additional information regarding the conditions of each party's obligation to effect the merger see "THE MERGER--The Merger
     Agreement--Conditions to the Merger" and "SPECIAL FACTORS--The Global Transaction."

    - NO SOLICITATION OF OTHER OFFERS

     The merger agreement provides that neither we nor any of our representatives will take any action:

       - directly or indirectly, to solicit, initiate or encourage, take any action to facilitate any inquiry, or enter into any agreement regarding the making of any proposal with respect to certain acquisition proposals by third parties;

       - to withdraw or modify in a manner adverse to Christian Dalloz or Daniel
         U. S. Sub the approval or recommendation by the board of directors or any committee of the board of directors of the merger agreement or the merger;

       - to approve or propose to approve any letter of intent or agreement relating to any company takeover proposal; or

       - to participate, directly or indirectly, in any discussions or negotiations with, or furnish any information to, any person relating to any such acquisition proposal.

     The merger agreement provides, however, that if prior to receipt of our stockholder approval, which has been obtained pursuant to the written consent of Bacou S.A. (our majority stockholder) executed on August 3, 2001, our board of directors receives a superior proposal for the purchase of our common stock or assets and as a result of the superior proposal the oversight committee determines in good faith, after receiving advice from its outside legal counsel, that failure to take such action would constitute a breach of the board of directors' fiduciary duties to our stockholders under applicable law, then the oversight committee (and the board of directors acting on the recommendation of the oversight committee) may withdraw or modify its approval or recommendation of the merger agreement and the merger and disclose such withdrawal or modification to our stockholders.

     If we receive an acquisition proposal or inquiry for over 15% of our equity securities from a third party or any proposal or inquiry regarding a merger, we will keep Christian Dalloz fully informed of the status of any such proposal or inquiry.

     For additional information regarding the agreement not to solicit other offers, see "THE MERGER--The Merger Agreement--No Solicitation of Other Offers."

    - TERMINATION OF MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to closing, whether before or after receipt of Bacou USA stockholder approval:

       - by mutual written consent of Christian Dalloz, Daniel U. S. Sub and us;

       - by either us or Christian Dalloz if the merger is not completed on or prior to December 31, 2001, and the terminating party is not in breach of the merger agreement;

       - by either us or Christian Dalloz if a governmental entity issues a final, non-appealable ruling permanently restraining or prohibiting the merger;

       - by either us or Christian Dalloz if, upon a vote at a duly held meeting to obtain our stockholder approval, such approval is not obtained;

       - by either us or Christian Dalloz if the agreements forming or governing the related acquisitions of Bacou S.A. and Engineering Henri Bacou are terminated in accordance with their terms; or

       - by Christian Dalloz, if we materially breach any covenant, representation or warranty in the merger agreement, but only if the breach results in (1) a failure of a representation or warranty given by us or (2) our failure to perform an obligation, and such breach cannot be or has not been cured within 30 days after we have been given written notice of such breach.

     There is no provision in the merger agreement requiring a payment of a termination fee by any party. For additional information regarding the ability of the parties to terminate the merger agreement see "THE MERGER--The Merger Agreement--Termination of the Merger Agreement."

    - AMENDMENTS TO THE MERGER AGREEMENT

     The merger agreement may be amended only in writing by each of the parties to the merger agreement. After our stockholders have approved the merger agreement, no amendment to the merger agreement may be made which by law requires further approval of our stockholders without obtaining such further approval. For additional information regarding the ability of the parties to amend the merger agreement, see "THE MERGER--The Merger Agreement--Amendment to the Merger Agreement."

    - REGULATORY APPROVALS

     Christian Dalloz is required to make filings with or obtain approvals from certain United States and foreign antitrust regulatory authorities in connection with the merger, including a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and a filing under the merger regulations of the Republic of Ireland. An application and notice was filed with the Federal Trade Commission and the Department of Justice on June 8 , 2001, and the applicable waiting period under the Hart-Scott-Rodino Act terminated on July 9, 2001. For additional information regarding regulatory approvals see "THE MERGER--Regulatory Approvals and Other Consents."

    - FINANCING OF THE MERGER; FEES AND EXPENSES OF THE MERGER

     Christian Dalloz plans to fund the merger and the related acquisitions of Bacou S.A. and Engineering Henri Bacou and to pay related fees and expenses, directly or indirectly, through a combination of cash on hand, and proceeds from debt provided by BNP Paribas and J.P. Morgan plc. Although the merger agreement does not contain an explicit financing condition, the related acquisitions of Bacou S.A. and Engineering Henri Bacou are conditioned on obtaining financing substantially in accordance with the commitment letter and term sheets received from BNP Paribas and J.P. Morgan. Because completion of the merger is conditioned on completion of these related acquisitions, the merger is in effect subject to a financing condition. The commitment letter and term sheets, received by Christian Dalloz on May 29, 2001, indicate the commitment of BNP Paribas and J.P. Morgan, as joint arrangers, to arrange for senior secured credit facilities, totaling 2.7 billion French francs ($351,764,032) and $291 million, for the purpose of effecting the merger and the related acquisitions of Bacou S.A. and Engineering Henri Bacou. Of this amount,
     627.8 million French francs ($81,791,652) constitutes a five year multi-currency revolving group facility and the balance is divided into three term loans, each with a five year maturity. The final maturity date for each of the facilities is June 30, 2006.

     The principal stockholders of Bacou S.A. and Engineering Henri Bacou will pay any expenses incurred in connection with the merger and the related acquisitions of Bacou S.A. and

     Engineering Henri Bacou which exceed $21.3 million in the aggregate and fall into one of the following categories:

       - legal, accounting and other professional fees, excluding post-closing legal fees and professional fees relating to minority shareholder litigation;

       - investment banking fees and expenses;

       - costs and expenses of the oversight committee, to be paid by Bacou USA in accordance with the U.S. merger agreement; and

       - bonuses or "change of control" payments to officers and employees of the Bacou Group triggered by the change of control of the Bacou Group.

     For additional information regarding financing of the related acquisition transactions and the merger, see "THE MERGER--Financing of the Merger; Fees and Expenses of the Merger."

SHARE OPTION PURCHASE AGREEMENT

    Sauvegarde LLC, an entity owned by Mr. Stepan, Mr. Barr, Mr. Hebert and
Mr. Bennett, Protection Participation, an entity managed by Mr. Philippe Bacou, and Hobar Corporation BV, an entity unaffiliated with Bacou USA, Bacou S.A., the Bacou family, Sauvegarde and Protection Participation, entered into a Share Option Purchase Agreement on July 8, 2000 with Mevra Beheer BV, an entity controlled by Vandeputte International NV. Pursuant to the Share Option Purchase Agreement, Mevra Beheer BV granted to Sauvegarde, Protection Participation and Hobar Corporation an irrevocable option to purchase an aggregate of 470,953 shares of Bacou S.A. owned by Mevra Beheer BV. On September 1, 2000 Sauvegarde, Protection Participation and Hobar Corporation exercised their option for an aggregate non-refundable initial deposit of 35,000,000 French francs ($4,559,904) and those three entities purchased the Bacou S.A. shares subject to the option. On May 29, 2001 an additional installment of purchase price totalling 55,000,000 French francs ($7,165,563) for the option shares was paid by Protection Participation and Hobar Corporation, thereby completing payment for an aggregate of 34,249 option shares. Sauvegarde did not participate in such payment. The Share Option Purchase Agreement provides that if Bacou S.A. is sold, then Sauvegarde, Protection Participation and Hobar Corporation will pay the aggregate balance of the purchase price of 753,185,214 French francs ($98,127,210) plus interest at the time of sale. The Share Option Purchase Agreement further provides that if a sale of Bacou S.A. is not consummated by December 31, 2001, 436,704 option shares must be returned to Mevra Beheer and the deposit already made with respect to such shares will be forfeited.

APPRAISAL RIGHTS

    Stockholders who object to the merger may elect to pursue their appraisal rights to receive the statutorily determined "fair value" of their shares (which may be more or less than the $28.50 per share merger consideration), but only if they comply with the procedures under Delaware law. Because you are not being asked to vote to approve the merger agreement and the merger, it is important that you consider whether or not to exercise appraisal rights. For more information regarding these procedures, see "THE MERGER--Appraisal Rights."

EXCHANGE RATE

    The amounts provided in this information statement are stated in the currencies in which payments of such amounts will be made. For convenience, U.S. dollar equivalent amounts are listed in parenthesis for all amounts listed in French francs. The U.S. dollar equivalent amounts were calculated using the closing mid-range exchange rate of French francs to U.S. dollars published in The Wall Street Journal on July 16, 2001 (FF7.6756=$1.00). The exchange rate used for the purpose of calculating the U.S. dollar equivalents of amounts in French francs in this information statement may differ from the exchange rate which will be used at the consummation of the merger and the related acquisition transactions to determine the dollar equivalents of amounts in French francs.

                FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE

    This information statement contains statements related to future events, which are forward-looking statements. Forward-looking statements involve risks and uncertainties, including the impact of competitive products and pricing, changing market conditions and risks which are detailed from time to time in our publicly-filed documents, including our Annual Report on Form 10-K/A for the period ended December 31, 2000 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. Actual results may differ materially from those anticipated. These forward-looking statements represent our judgments as of the date of this information statement. Any references to Private Securities Litigation Reform Act in our publicly-filed documents which are incorporated by reference into this information statement are specifically not incorporated by reference into this information statement.

                                  INTRODUCTION

    We are furnishing this information statement to you in connection with the proposed merger between Bacou USA and Daniel U. S. Sub in which Bacou USA will be the surviving corporation. Daniel U. S. Sub is a Delaware corporation and wholly owned subsidiary of Christian Dalloz, which was formed for the purpose of effecting the merger. The merger is part of a global transaction pursuant to which the business of Christian Dalloz will be combined with the business of the Bacou Group. The Bacou Group includes Bacou USA, Bacou S.A. (our majority stockholder), and its parent company, Engineering Henri Bacou. Bacou S.A. and Engineering Henri Bacou are privately held companies, which, in addition to their direct and indirect equity ownership of Bacou USA, manufacture and distribute personal protection equipment and other products principally in Western Europe. The combination will occur by virtue of this merger and the acquisition by Christian Dalloz of all of the shares of Bacou S.A. and Engineering Henri Bacou. The results of the merger and these related transactions are: (1) Christian Dalloz will acquire 100% ownership of the Bacou Group, (2) Christian Dalloz will change its name to Bacou-Dalloz, (3) the shareholders of Bacou S.A. and Engineering Henri Bacou, including the Bacou family and Sauvegarde LLC (an entity owned by certain members of our senior management), will receive in exchange for their shares of Bacou S.A. and Engineering Henri Bacou S.A. cash in the aggregate amount of approximately
1.7 billion French francs ($221,481,057) and 2,906,392 million shares of Christian Dalloz representing approximately 40% of the shares of Bacou-Dalloz following the combination, (4) Bacou USA will become a wholly owned subsidiary of Christian Dalloz and (5) Bacou USA's minority stockholders will have the right to receive $28.50 per share in cash. Completion of the related transactions is subject to many conditions, including a financing condition, which, if not satisfied, will result in the termination of the related transactions. If the related acquisition transactions are terminated, this merger will also be terminated. This merger will be carried out as provided in the Agreement and Plan of Merger, dated as of May 29, 2001, among Christian Dalloz, Daniel U. S. Sub and Bacou USA. A copy of the merger agreement is attached as Appendix A to this information statement. This information statement has been sent to you because on August 3, 2001, the date on which the majority stockholder executed a written consent adopting the merger agreement and approving the merger, you were a holder of Bacou USA common stock, par value $.001 per share.

    In the merger, each share of our common stock owned by our stockholders, other than Bacou S.A., will be converted into the right to receive $28.50 in cash (as described below under "THE MERGER--The Merger Agreement--Consideration to be Received by the Stockholders").

    The following charts set forth the structure of the Bacou Group and Christian Dalloz group prior to and following the merger and the related acquisition transactions:

       BACOU GROUP CURRENT STRUCTURE                    CHRISTIAN DALLOZ CURRENT STRUCTURE

  [LOGO]                                                                                 [LOGO]

                STRUCTURE OF THE BACOU-DALLOZ GROUP POST MERGER

                                     [LOGO]

    The aggregate equity value of the Bacou Group (including Bacou USA) as negotiated by the Bacou family and Christian Dalloz, is $596,900,000 million (assuming exchange rates of 7.3 French francs/$1.00 and 1.113 Euro/$1.00, which exchange rates were agreed upon by the parties in connection with the valuation of the transaction, and assuming that the Christian Dalloz shares are valued at 77 Euro). There are 5,069,065 Bacou USA shares outstanding that are held by stockholders other than Bacou S.A. At a price of $28.50 per share these stockholders will be entitled to receive an aggregate of $144,468,352.50 of merger consideration. Accordingly, the aggregate equity value of the Bacou Group (including the shares of Bacou USA owned by Bacou S.A. with an aggregate value of $359,459,100 based on the $28.50 merger consideration) allocable to the stockholders of Bacou S.A. and Engineering Henri Bacou is $452,432,000. This information has been provided for convenience only. Bacou USA believes that Bacou S.A. and Bacou USA are not directly comparable entities.

    This information statement is to inform you of the merger. Your vote is not required for the merger because our majority stockholder, Bacou S.A., executed and delivered to Christian Dalloz an irrevocable written consent approving and adopting the merger agreement and the merger. At the time Bacou S.A. signed the written consent, it was the record owner of 12,612,600 shares of our common stock. Each of these shares is entitled to one vote and, in the aggregate, these shares represented approximately 71.4% of our shares eligible to vote on the merger. This means that Bacou S.A. represented the requisite majority of the votes entitled to be cast at a meeting of our stockholders to consider the merger agreement and the merger. As a result, no meeting or further approval or consent of our stockholders is necessary to effect the merger. The merger will become effective no earlier than 20 business days after this information statement is mailed to our stockholders, and only after satisfaction or waiver of the conditions to the merger contained in the merger agreement.

    We are mailing this information statement to stockholders on or about August 17, 2001.

COMPARATIVE MARKET PRICE DATA

    Our common stock is listed on the NYSE under the symbol "BAU". As of July 23, 2001 there were 17,682,465 shares of our common stock par value $0.001 per share outstanding. The following table sets forth the high and low sales price per share on the NYSE Composite Tape for the calendar quarters indicated:

                                                             HIGH       LOW
                                                           --------   --------
2001 QUARTERS ENDED:

  March 31, 2001.........................................  $28.50     $24.875
  June 30, 2001..........................................   28.29      23.40
  (through August 16, 2001)..............................   28.50      28.10

2000 QUARTERS ENDED:

  March 31, 2000.........................................  $17.438    $14.50
  June 30, 2000..........................................   22.125     15.375
  September 30, 2000.....................................   26.63      19.313
  December 31, 2000......................................   27.75      21.81

1999 QUARTERS ENDED:

  March 31, 1999.........................................  $24.00     $12.375
  June 30, 1999..........................................   19.69      12.625
  September 30, 1999.....................................   18.19      16.3125
  December 31, 1999......................................   17.00      14.75

    On July 7, 2000, the last full trading day prior to our announcement that we and Bacou S.A. would explore strategic alternatives to enhance stockholder value, the closing price per share was $19.50. On May 29, 2001, the last full trading day prior to our announcement of the merger agreement, the closing price per share was $23.40. On August 16, 2001, the last full trading day prior to the date of this information statement, the closing price per share was $28.39. The $28.50 merger consideration is higher than the all-time high closing price per share of our common stock. Stockholders should obtain current market price quotations for the common stock.

DIVIDENDS

    We have neither declared nor paid a dividend during the past two years. Under the merger agreement, we have agreed not to declare or pay any dividends on our common stock prior to the closing of the merger.

OUR SELECTED CONSOLIDATED FINANCIAL INFORMATION

    Set forth below is the selected historical consolidated financial information of Bacou USA and our subsidiaries. The historical financial information was derived from the audited consolidated financial statements included in our Annual Report on Form 10K/A for the year ended December 31, 2000 and from the unaudited summary consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2001, and other information and data contained in the Annual Reports and the Quarterly Report. More comprehensive financial information is included in such reports and the financial information which follows is qualified in its entirety by reference to, and should be read in conjunction with, such reports and all of the financial statements and related notes, copies of which may be obtained as set forth below under the caption "OTHER MATTERS--Available Information."

                                BACOU USA, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                                                   QUARTER ENDED
                                                       YEAR ENDED DECEMBER 31,                       JUNE 30,
                                         ----------------------------------------------------   -------------------
                                           1996     1997(1)    1998(2)    1999(3)    2000(4)      2000       2001
                                         --------   --------   --------   --------   --------   --------   --------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)               (UNAUDITED)
STATEMENT OF INCOME DATA:
Net Sales(5)...........................  $110,065   $132,156   $221,093   $274,658   $319,724   $155,743   $156,943
Cost of Sales..........................    47,355     64,467    105,856    145,038    172,638     82,743     85,426
                                         --------   --------   --------   --------   --------   --------   --------
Gross profit...........................    62,710     67,689    115,237    129,620    147,086     73,000     71,517

Operating expenses:
  Selling(5)...........................    17,871     22,945     37,172     41,363     49,926     23,015     24,291
  General and administrative...........     9,176     11,184     22,895     22,597     22,231     11,416     11,495
  Costs relating to evaluation of
    strategic alternatives.............        --         --         --         --      1,126         --      1,432
  Research and development.............        --      1,110      4,000      5,274      5,643      2,862      2,883
  Purchased in-process research and
    development........................        --      3,721      4,680         --         --         --         --
  Amortization of intangibles assets...     4,039      4,095      7,748      9,440      9,850      4,832      5,000
                                         --------   --------   --------   --------   --------   --------   --------
    Total operating expenses...........    31,086     43,055     76,495     78,674     88,776     42,125     45,101
                                         --------   --------   --------   --------   --------   --------   --------
Operating income.......................    31,624     24,634     38,742     50,946     58,310     30,875     26,416
Other expense (income), net............        45       (376)     6,054      8,591      9,497      5,041      3,438
                                         --------   --------   --------   --------   --------   --------   --------
Income before income taxes.............    31,579     25,010     32,688     42,355     48,813     25,834     22,978
Income taxes...........................    12,202     10,588     11,678     15,165     17,933      9,397      8,742
                                         --------   --------   --------   --------   --------   --------   --------
Net income(6)..........................  $ 19,377   $ 14,422   $ 21,010   $ 27,190   $ 30,880   $ 16,437   $ 14,236
                                         ========   ========   ========   ========   ========   ========   ========
Earnings per share:
  Basic(6)(7)..........................  $   1.18   $   0.83   $   1.19   $   1.54   $   1.75   $   0.93   $   0.81
  Diluted(6)(7)........................  $   1.18   $   0.83   $   1.19   $   1.54   $   1.73   $   0.93   $   0.79
Weighted average shares outstanding:
  Basic................................    16,406     17,383     17,601     17,624     17,652     17,639     17,676
  Diluted..............................    16,436     17,411     17,723     17,696     17,835     17,724     17,983

BALANCE SHEET DATA (END OF PERIOD):
Working capital........................  $ 40,820   $ 34,509   $ 30,910   $ 44,010   $ 51,109              $ 63,218
Total assets...........................   125,109    152,351    293,770    371,425    379,530               382,099
Total long-term debt, excluding current
  installments.........................        --         --     92,050    120,256     98,178                85,750
Common stock subject to a put option...        --      9,450      9,450         --         --                    --
Stockholders' equity...................   112,407    122,902    144,462    181,455    213,075               227,519

--------------------------

(1) Includes results of Survivair, Inc. from May 30, 1997, the date of its acquisition, and of Biosystems, Inc. from September 30, 1997, the date of its acquisition.

(2) Includes results of Howard Leight Industries from February 27, 1998, the date of its acquisition.

(3) Includes results of Perfect Fit Glove Co., Inc. and affiliates from April 1, 1999, the date of its acquisition.

(4) Includes results of Whiting+Davis, Inc. from July 1, 2000, the date of its acquisition.

(5) In September 2000, the Financial Accounting Standards Board Emerging Issues Task Force reached a consensus on Issue No. 00-10"Accounting for Shipping and Handling Fees and Costs." This pronouncement was effective for the Company beginning on October 1, 2000, and required that amounts billed to customers for shipping and handling should be classified as sales. Prior to the effective date, reimbursements received from customers for shipping and handling costs had been classified as a reduction of the related expense. As required by this pronouncement, Bacou USA has reclassified reimbursements for all prior periods presented to sales.

(6) Operating results of Bacou USA for the years 1997-2001 include various unusual items consisting of acquisition-related costs and charges, a 1998 severance charge equal to $1.4 million, and costs equal to $1.1 million in 2000 and $1.4 million in 2001 incurred in connection with our evaluation of strategic alternatives. Excluding these items, and including operating results of the acquired companies as described above, Bacou USA's net income, and both basic and diluted earnings per share, would have been as follows for each of the periods presented (see "Management's Discussion and Analysis of Financial Condition and Results of Operations"):

                                                                                                    SIX MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                       JUNE 30,
                                            ----------------------------------------------------   -------------------
                                              1996       1997       1998       1999       2000       2000       2001
                                            --------   --------   --------   --------   --------   --------   --------
    Net income............................  $19,377    $19,498    $25,793    $27,544    $32,132    $16,437    $15,668
    Earnings per share:
      Basic...............................  $  1.18    $  1.12    $  1.46    $  1.56    $  1.82    $  0.93    $  0.89
      Diluted.............................  $  1.18    $  1.12    $  1.46    $  1.56    $  1.80    $  0.93    $  0.87

(7) Bacou USA neither declared nor paid any cash dividends during any of the periods presented.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES, BOOK VALUE PER SHARE AND
  TANGIBLE BOOK VALUE PER SHARE

    Set forth below is the ratio of earnings to fixed charges for each of the last two fiscal years and for the three months ended March 31, 2001 and the book value per common share of Bacou USA as of December 31, 1999 and 2000 and as of March 31, 2001.

                                   FISCAL YEARS ENDED
                                      DECEMBER 31,        SIX MONTHS      SIX MONTHS
                                   -------------------       ENDED           ENDED
                                     1999       2000     JUNE 30, 2000   JUNE 30, 2001
                                   --------   --------   -------------   -------------
Ratio of Earnings to Fixed
  Charges(1).....................   5.77       5.81         6.23            6.95

                                          AS OF DECEMBER
                                                31,
                                        -------------------   AS OF JUNE 30,   AS OF JUNE 30,
                                          1999       2000          2000             2001
                                        --------   --------   --------------   --------------
Book Value per Common Share
  Outstanding(2)......................   $10.25     $11.95        $11.19           $12.65
Tangible Book Value per Common Share
  Outstanding(3)......................   $(0.72)    $ 1.04        $(0.49)          $ 2.12

--------------------------

(1) For purposes of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings before equity in earnings of affiliates, taxes on earnings and "fixed charges." "Fixed charges" consists of interest, amortization of debt financing costs and the estimated interest components of rent and preferred dividends.

(2) Book value per common share outstanding is calculated as total common stockholders' equity divided by the weighted average diluted number of common shares.

(3) Tangible book value per common share outstanding is calculated as total common stockholders' equity less net intangible assets; the result divided by the weighted average diluted number of common shares.

RECENT DEVELOPMENTS

    On May 30, 2001, four putative class action complaints were filed in the Delaware Court of Chancery on behalf of our public stockholders against us, our directors and Bacou S.A. One of the complaints also includes Christian Dalloz as a defendant. Each of the complaints alleges, among other things, that the defendants breached their fiduciary duties in setting an unreasonably low price to be paid to our public stockholders in the merger. The complaints seek a preliminary and permanent injunction enjoining the proposed transaction, rescission in the event that the transaction is completed, damages and attorneys' fees. Bacou USA and Christian Dalloz believe that these claims are without merit and intend to defend them vigorously. The defendants have reached an agreement in principle to settle the putative class actions which has not yet been documented and which will be subject to final court approval. Pursuant to this agreement in principle, Bacou USA has included additional requested disclosures in this information statement. Plaintiff's counsel is expected to apply to the court for an award of fees and expenses not to exceed $150,000. The defendants have agreed that they will not oppose such application.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER AND THE RELATED ACQUISITION TRANSACTIONS

    DETERMINATION OF BACOU FAMILY TO PURSUE A SALE OF THE BACOU GROUP

    The industry in which Bacou S.A. and Bacou USA operates is undergoing consolidation. This trend may reflect the relatively low levels of organic growth experienced by U.S. personal protective equipment manufacturers in recent years. In part, to address this trend, the Bacou Group, including Bacou USA, had a long-term strategic plan of pursuing growth through acquisition. Management of Bacou S.A. and Bacou USA believed that such growth was necessary for the Bacou Group to compete successfully with ever larger competitors and to capitalize on potential economies of scale. This strategy required the Bacou Group to raise significant additional debt or equity capital from sources other than cash flow from operations. The private ownership structure of Bacou S.A. and the limited liquidity of Bacou USA's equity, imposed significant constraints on the ability of the Bacou Group, and Bacou USA, to raise the capital necessary to pursue successfully its long term growth strategy. For example, in 1998 Bacou USA had attempted to complete a secondary offering of its common stock. The indicative pricing of that offering, however, was unsatisfactory and the offering was abandoned before it was completed. Prior to Bacou USA's announcement that it would explore strategic alternatives, the historic prices at which Bacou USA's shares of common stock were trading represented multiples of Bacou USA's earnings that were lower than the trading multiples of many companies that might otherwise have been acquisition candidates for Bacou USA. Therefore, raising equity capital at such multiples would have been unacceptably expensive for the purpose of pursuing possible acquisitions. Management of the Bacou Group, including our board of directors, was aware of these constraints and discussed them from time to time at various board meetings. Additionally, because of the existing capital structure of the Bacou Group, including the existing level of debt, management of the Bacou Group, including Bacou USA, believed that the Bacou Group, including Bacou USA, had limited access to additional debt financing.

    In the second half of 1999, a representative of the Vandeputte family contacted a representative of the Bacou family to express Vandeputte's desire to sell its minority interest in Bacou S.A. The Bacou family realized that the Bacou Group would need to raise additional capital or assist Vandeputte to find a buyer for their interest, if the Bacou Group were to accommodate Vandeputtes' desire to sell. The Vandeputte family is not and has not been affiliated in any way with the Bacou family other than through a previous ownership interest in Bacou S.A.

    From time to time the Bacou family has considered various alternatives with respect to its investment in the Bacou Group, including a recapitalization, a sale of all or part of the Bacou Group and a merger with another company. Additionally, the Bacou family and the Bacou Group have, from time to time, received unsolicited inquiries from third parties regarding the sale of all or part of the Bacou Group, including one in 1999. The inquiries were general and did not indicate prices at which the parties would intend to effect a transaction. These proposals never advanced beyond very preliminary stages and there were no meaningful discussions between any third party and any member of the Bacou family or representative of the Bacou Group.

    The confluence of the capital constraints and the Vandeputte family's desire for liquidity in 1999 caused the Bacou family to consider how best to capitalize Bacou S.A. and Bacou USA to allow for both a liquidation of the Vandeputte interest in Bacou S.A. and a continuation of its long-term strategy of building a major global safety and security company. The Bacou family determined that achieving both goals would require a substantial increase in the indebtedness of Bacou S.A., Bacou USA, the Bacou family, or a combination thereof, or a substantial dilution of the Bacou family's interest in Engineering Henri Bacou, Bacou S.A. or Bacou USA. In light of these circumstances and the consolidation trend described above, the Bacou family believed that there was substantial value that a third party would attribute to the Bacou Group.

    In December 1999, senior management of Bacou S.A., including Philippe Bacou, and Bacou USA met with the financial and legal advisors, Deutsche Banc Alex. Brown and White & Case LLP, respectively, to the Bacou family and Bacou S.A. to discuss, in general terms, the possibility of pursuing a sale or other strategic transaction involving the Bacou Group. Among the issues discussed at that meeting was the practice of Bacou S.A. not to obtain annual consolidated audited financial statements prepared in accordance with U.S. GAAP. At that time, Philippe Bacou was advised by the above financial and legal advisors that a sale or merger transaction would be unlikely unless consolidated audited financial statements were prepared in accordance with U.S. GAAP for the Bacou Group. As a result of this meeting Bacou S.A. engaged KPMG S.A. as its independent auditors and KPMG began preparing consolidated financial statements for the Bacou Group.

    During the first half of 2000, the Bacou family, acting through Philippe Bacou, and Bacou S.A., engaged in periodic discussions with their financial and legal advisors, Deutsche Banc Alex. Brown and White & Case LLP, respectively, and with Bacou USA regarding strategic alternatives for the Bacou Group. In particular, Messrs. Bacou, Stepan and Barr had several conversations in which they concluded that, regardless of whether or not a transaction would be proposed involving the sale of Bacou USA's publicly held shares of common stock, it would be necessary to prepare a data room and provide potential buyers access to the senior management of Bacou USA in order to participate in and support the Bacou family's exploration of strategic alternatives for the Bacou Group. Messrs. Bacou, Stepan and Barr anticipated that any potential buyer of Bacou S.A. and the Bacou family interest in the Bacou Group would need to meet with Bacou USA's senior management and investigate the business, operations and financial condition of Bacou USA as part of its due diligence process, because of the importance of Bacou USA to the Bacou Group. Because of the potential for conflicts of interest between the Bacou family and the public stockholders of Bacou USA inherent in a possible sale of the Bacou Group, Mr. Stepan and Mr. Barr proposed to Mr. Bacou that, as a condition to the participation of Bacou USA's management in the sale process, the Bacou family enter into an agreement with Bacou USA to establish procedural safeguards to protect the public stockholders of Bacou USA in connection with a possible sale of the Bacou Group. The principal safeguards proposed by Messrs. Stepan and Barr were the requirements that any transaction include an offer for the public stockholders of Bacou USA at a price that would satisfy the oversight committee of the board of directors and would be deemed fair by the oversight committee and its financial advisors. The Bacou family agreed in principle with these basic criteria, provided that the Bacou family would not be prevented from selling its interest in Bacou S.A. Ultimately, in July 2000 the Bacou family entered into a letter agreement regarding such procedures and this agreement is described below.

    The Bacou family believed that Vandeputte's desire for liquidity interjected an element of uncertainty into the evaluation of strategic alternatives for the Bacou Group and that any sale or other strategic transaction involving Bacou S.A. and Bacou USA would be simplified if the Bacou family could acquire control of the 38% minority interest in Bacou S.A. held by Vandeputte. The Bacou family, however, did not believe that it was in a position at that time to purchase the Vandeputte shares on terms that would be acceptable to the Bacou family and Vandeputte. In connection with exploring alternatives for simplifying the ownership structure of Bacou S.A., Philippe Bacou, on behalf of the Bacou family, sought the assistance of Bacou USA's management in structuring and negotiating a transaction whereby the Bacou S.A. shares held by Vandeputte either could be purchased by parties that the Bacou family believed would support, as shareholders, a sale of Bacou S.A. or could be brought within the control of the Bacou family without requiring the Bacou family or Bacou S.A. to incur substantial debt to purchase the shares. Beginning in early 2000 and lasting through early July 2000, our senior management, with Mr. Bacou's consent and support, periodically engaged in discussions and negotiations with representatives of Vandeputte regarding means of liquidating the Vandeputte interest in Bacou S.A. in a manner consistent with the Bacou family's goals. These discussions resulted in the execution, on July 8, 2000, of a Share Option Purchase Agreement pursuant to which Protection Participation, Hobar Corporation N.V. and Sauvegarde LLC received an irrevocable option to purchase all of the shares of Bacou S.A. owned on such date by Mevra Beheer BV, an entity controlled by Vandeputte International NV, representing 38% of Bacou S.A.'s outstanding shares. Protection Participation is an entity managed by Philippe Bacou, Sauvegarde is an entity owned by Messrs. Stepan, Barr, Hebert and Bennett, our senior management, and Hobar Corporation is an entity unaffiliated with Bacou USA, Bacou S.A., the Bacou family, Protection Participation and Sauvegarde. The Share Option Purchase Agreement is discussed in more detail under "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions; Potential Conflicts of Interest--Share Option Purchase Agreement."

    On July 7, 2000, at a meeting of Bacou S.A.'s board of directors the Bacou family discussed the Share Option Purchase Agreement and also determined to explore strategic alternatives to enhance value for its shareholders and to engage financial advisors specifically for that purpose.

    Following the meeting of Bacou S.A.'s board, there was a special telephonic meeting of our board of directors on Friday, July 7, 2000. At this meeting, Mr. Bacou, Co-chairman of our board of directors, explained the circumstances described above which had led the Bacou family to contemplate the sale of the Bacou Group. Mr. Bacou explained that the Bacou family had determined that it would offer all or part of its interest in Bacou S.A. for sale. He further explained that, because of the Bacou family's indirect control of Bacou USA through its control of Bacou S.A., the Bacou family's interest in Bacou USA would also be offered for sale. Mr. Walter Stepan, Co-chairman of our board of directors, further explained that the Bacou family and Bacou S.A. would prefer to offer the entire Bacou Group for possible sale. After a discussion of these developments, our board of directors determined that the oversight committee of the board of directors would review any transaction involving a sale of Bacou USA. The oversight committee had been established in connection with Bacou USA's initial public offering in 1996 to address potential conflicts of interest that might arise between Bacou USA's public stockholders and Bacou S.A. The oversight committee consists of Mr. Alfred J. Verrecchia and Mr. Karl F. Ericson, two directors who are not employees or officers of any entity in the Bacou Group and who are not otherwise affiliated with the Bacou Group, the Bacou family or Christian Dalloz.

    At the July 7 meeting of our board of directors, Messrs. Stepan and Barr described their prior discussions with Philippe Bacou concerning procedural safeguards and the Bacou family's agreement in principle to enter into a letter agreement regarding such procedures. Messrs. Stepan and Barr expressed their concern that an acquirer of the Bacou family interest in Bacou S.A. would become the controlling stockholder of Bacou USA and could engage in a transaction which would eliminate the public minority stockholders of Bacou USA at a lower per share value than such acquirer had paid for its indirect ownership interest in Bacou USA. They therefore proposed to the board of directors that any sale of the Bacou family interest in Bacou S.A. should include the stockholders of Bacou USA, other than Bacou S.A. Mr. Barr then described a proposed draft letter agreement to be entered into between the Bacou family and Bacou USA. The principal term of the proposed letter agreement required that the Bacou family not accept any offer for their interests in Bacou S.A. and Engineering Henri Bacou unless such offer also contained an undertaking to offer to purchase the shares of our common stock not owned by Bacou S.A. on similar terms as the purchase of the Bacou S.A. shares. The board of directors discussed the draft letter and authorized Mr. Stepan and Mr. Barr to continue negotiations with the Bacou family regarding the letter agreement. The board of directors also authorized management to engage Deutsche Banc Alex. Brown as financial advisors to represent Bacou USA in connection with the potential sale of Bacou Group through an auction process. The board of directors further authorized the oversight committee to retain its own independent financial advisor and legal advisor in connection with the oversight committee's review and consideration of any potential sale transaction.

    On Monday, July 10, 2000, we issued a joint press release with Bacou S.A. announcing that Bacou USA and Bacou S.A. would engage financial advisors to explore strategic alternatives to enhance value for the shareholders of both companies.

    Between July 10, 2000 and July 14, 2000, Mr. Bacou, Mr. Stepan and Mr. Barr continued discussing and negotiating, together with their advisors, the specific terms of the letter agreement. The parties primarily discussed technical matters relating to the evaluation of bids that might be received but the significant terms of the letter agreement did not change materially as a result of these discussions. On July 14, 2000, we entered into a letter agreement with the Bacou family whereby the Bacou family agreed that, in connection with a possible sale of Engineering Henri Bacou and Bacou S.A., they would not accept any offer for their interests in Engineering Henri Bacou and Bacou S.A. (and thereby for their indirect ownership of our common stock) unless such offer also contained an undertaking to offer to purchase the shares of our common stock, not owned by Bacou S.A., on substantially similar terms. In this letter agreement, it was also agreed that the oversight committee of our board of directors would review any sale transaction involving Bacou USA and that the oversight committee would retain its own independent financial advisor, pursuant to which PaineWebber Incorporated was retained on August 21, 2000, and legal counsel, Edwards & Angell LLP, to assist them in such review, at our expense.

    On July 14, 2000, we issued a press release announcing that the Bacou family and Bacou USA each had separately engaged Deutsche Bank as their respective financial advisors in connection with the exploration of strategic alternatives for Bacou S.A. and Bacou USA. We also announced that we had entered into the letter agreement with the Bacou family.

    FIRST STAGE OF THE AUCTION PROCESS

    During July and August 2000, with the consent of the Bacou Group, Deutsche Bank contacted numerous potential acquirers of the Bacou Group and provided limited information to determine whether such potential acquirers would be interested in purchasing all of the Bacou Group. This limited information included a two page summary which included information relating to the description of the Bacou Group, its products, customers, facilities, investment considerations, and information regarding 1999 sales and earnings for the Bacou Group, Bacou USA and the European operations of Bacou S.A. The potential acquirers were selected based on:

    - experience with acquisitions in similar or related markets;

    - strategic fit; and

    - perceived financial capability to complete an acquisition of the Bacou Group.

    A total of 87 of these parties, including Christian Dalloz, agreed to execute confidentiality agreements and requested further information regarding the Bacou Group. By early August, KPMG had completed its audit of the Bacou S.A. financial statements for the 1999 fiscal year. On August 5, 2000, Deutsche Bank distributed a confidential information memorandum regarding the Bacou Group to the potential acquirers who had executed confidentiality agreements. The confidential information memorandum described the business, operations and prospects for the Bacou Group, information regarding results of operations for the Bacou Group on both a historical basis and as adjusted to (1) give full-year impact to mid-year acquisitions, (2) exclude certain expenses which were non-recurring or would be eliminated in connection with a potential sale of the Bacou Group, and (3) allow for comparability on a constant exchange rate basis, and management's financial projections (prepared in July 2000) for each of Bacou USA, the European operations of Bacou S.A., and the Bacou Group for fiscal years 2000 - 2003.

    The Bacou Group did not solicit offers for any or all of the separate operations comprising the Bacou Group. The bid instructions given to prospective buyers indicated that the principal objective was to sell the entire ownership of the Bacou Group on terms that reflected the highest possible value, and that no consideration would be given to expressions of interest that proposed the separate divestiture or purchase of any individual asset, business, segment, or other part of Bacou S.A. or Bacou USA. In addition, the shareholders of Bacou S.A. were reluctant to consider a separate sale of Bacou USA because of the potential for such a sale to result in adverse tax consequences to the shareholders of Bacou S.A.

    On August 16, 2000, the oversight committee, acting by unanimous written consent authorized the retention of PaineWebber Incorporated as its independent financial advisor. The investment banking business of PaineWebber Incorporated was subsequently combined with UBS Warburg following the merger of the parent of PaineWebber Incorporated with an affiliate of UBS Warburg in November 2000.

    On September 1, 2000, Hobar Corporation, Protection Participation and Sauvegarde exercised their respective options pursuant to the Share Option Purchase Agreement and purchased an aggregate of 470,953 shares of Bacou S.A. The exercise of the option required initial payments of 14 million French francs ($1,823,962), 7 million French francs ($911,981) and 14 million French francs ($1,823,962), by Hobar, Protection Participation and Sauvegarde, respectively. These initial payments have become non-refundable despite the fact that if the merger and the related sale of Bacou S.A. and Engineering Henri Bacou are not completed, the option parties will be obligated to return the option shares to Mevra Beheer. The Share Option Purchase Agreement requires that the option parties make additional payments to Mevra Beheer upon the completion of the merger and the related sale of Bacou S.A. to Christian Dalloz.

    In early to mid-September 2000, pursuant to a request to potential acquirers for non-binding proposals regarding the purchase of the Bacou Group, Deutsche Bank received non-binding written indications of interest in further exploring an acquisition of all or part of the Bacou Group from a total of 27 potential acquirers. These interested parties did not include Christian Dalloz, which indicated that it would not participate in the auction process since it was not interested in an all cash purchase of the Bacou Group. However, Christian Dalloz indicated that it would be interested in a combination of a cash and stock transaction. Of the indications received, eighteen were received from private equity funds, five were received from companies that either participated in the personal protection industry or allied product markets, one expressed an interest in specific parts of Bacou USA and Bacou S.A. without specifying any value, one expressed an interest in the European operations of Bacou S.A. without specifying any value, and two expressed an interest for specific parts of Bacou S.A. only. The range of values in the 23 indications of interest for the entire Bacou Group was $610 million to $1 billion and the range of values for Bacou USA were $585 million to $776 million, or approximately $25.00-$35.00 per Bacou USA common share. These ranges reflected enterprise values, which include equity and debt net of cash and cash equivalents. Each of the indications of interest was based on limited information and subject to significant conditions.

    On September 15, 2000, members of our senior management and the senior management of Bacou S.A. met with representatives of Deutsche Bank to review the preliminary indications of interest received from the potential acquirers. Deutsche Bank identified the parties who had returned indications of interest, described their proposals, discussed their previous experience in similar types of acquisitions and the value of the preliminary indications of interest. The material information provided by Deutsche Bank reflected the range of values indicated above. Deutsche Bank also expressed its assessment of each party's level of interest and ability to complete a transaction from a financial and regulatory perspective.

    As a result of these discussions, the senior management teams of Bacou S.A. and Bacou USA agreed to provide further due diligence opportunities to nine parties from whom Deutsche Bank had received non-binding written initial indications of interest in acquiring the Bacou Group. The parties chosen by the Bacou Group were based on management's assessment of the information and report by Deutsche Bank as described above. The Bacou Group received one indication of interest from a party, which if consummated on its proposed terms, would have yielded higher values for the Bacou Group than other offers received and accepted for further review and diligence. The Bacou Group believed that the nature of this bidder's business could pose significant antitrust impediments to a transaction which would either prevent the transaction or require an antitrust remedy (such as divestitures) that would substantially reduce the benefits of the transaction to the bidder. This party's indication also included a material financing condition, including the availability of sufficient equity and debt financing to accomplish the transaction on the terms indicated. The interested party competes directly with Bacou USA in several key product markets. Based on personal protection product market surveys by Frost & Sullivan, a widely recognized third party source of industry information, Bacou USA believed that a potential combination of Bacou USA's operations in certain key product markets with those of the bidder's would raise the combined company's market share in such markets to a level which would be unacceptable to U.S. antitrust regulators. The interested party is a highly leveraged privately owned company, and therefore, a potential transaction for the Bacou Group would have involved significant private equity as well as additional borrowing by the interested party. The Bacou Group believed that the antitrust considerations coupled with a general deterioration in the capital markets significantly reduced the likelihood of completing the proposed transaction at the proposed pricing. Although the Bacou Group solicited assurances from this bidder that these antitrust concerns would not impede or delay completion of a transaction or result in a reduced purchase price, this bidder was unwilling to provide any satisfactory assurances in this regard and was unwilling to proceed with a limited data review to enable the parties to better understand the antitrust risk. Consequently, the Bacou Group determined not to engage in additional discussions with this bidder.

    On September 19, 2000, Deutsche Bank offered to the nine remaining interested parties interested parties the opportunity to perform further due diligence on the Bacou Group and to meet with management of Bacou S.A. and Bacou USA. Bacou S.A. and Bacou USA established data rooms containing detailed information at the offices of White & Case LLP in Paris and New York.

    On September 21, 2000, the oversight committee held a meeting to discuss the status of the sale process for the Bacou Group. Also present at the meeting were: representatives of the law firm of Edwards & Angell LLP, counsel to the oversight committee; representatives of Deutsche Bank, financial advisors to the Bacou family and Bacou USA; and representatives of the oversight committee's independent financial advisor, PaineWebber Incorporated (who participated by telephone). At the request of the oversight committee Deutsche Bank representatives reviewed the same information earlier reviewed with the senior management of Bacou USA and Bacou S.A., as described above. Deutsche Bank representatives discussed with the oversight committee the status of the auction process. Deutsche Bank reviewed the various indications of interest from potential acquirers of the Bacou Group and generally discussed the strengths and weaknesses of various interested parties and potential transaction structures such as structuring the transaction as a recapitalization. The oversight committee also discussed with its advisors various legal issues relating to the auction process including legal documentation that might be required and potential antitrust approvals that might be required. After completing its review of the indications of interest, Deutsche Bank's presentation, and discussing the auction process with its advisors, the oversight committee accepted the recommendation of Deutsche Bank and the senior management of Bacou USA and Bacou S.A. to invite certain parties to continue due diligence. Throughout the auction process, Bacou S.A., our senior management and our financial and legal advisors periodically updated the oversight committee with respect to the auction process which was directed by the Bacou family.

    Between September 25, 2000 and October 27, 2000, the interested parties conducted additional documentary due diligence in the data rooms. Additionally, during this period, they attended presentations by senior managers of Bacou S.A. and Bacou USA and visited certain manufacturing facilities in the United States, Mexico and in Europe to obtain additional information regarding the business and operations of Bacou S.A. and Bacou USA. The presentations included reports by the senior management of each of Bacou USA and Bacou S.A. describing the organization, history, products, operations, marketing and sales strategies, customers, and historical and projected financial information for each of Bacou USA and Bacou S.A. The financial information presented was the same information as provided in the confidential information memorandum previously distributed to them. The interested parties were invited to ask questions of management to clarify any information provided in the presentation.

    On October 19, 2000, the oversight committee held a meeting to discuss the status of the sale process and to review a draft merger agreement that Bacou USA proposed to deliver to potential acquirers with respect to the potential acquisition of Bacou USA as part of an overall sale of the Bacou Group. Also present at the meeting were Mr. Barr and Mr. Winfield Major, General Counsel of Bacou USA. Representatives of the oversight committee's legal advisors and independent financial advisors (who participated by telephone) were also present at the meeting. Mr. Barr informed the oversight committee about the status of the auction process. The oversight committee had received the draft merger agreement that Bacou USA intended to deliver to potential acquirers. The oversight committee's legal advisors described the principal features of the draft merger agreement. The oversight committee's financial and legal advisors indicated that they would continue reviewing draft documentation and periodically update the oversight committee with respect to important issues related to the auction process.

    On November 5, 2000, Deutsche Bank sent out letters requesting final offers from bidders.

    On November 21, 2000, in response to written and telephonic requests from Deutsche Bank, two interested parties delivered to Deutsche Bank revised proposals to purchase the Bacou Group. Between November 21 and December 15, 2000, Bacou S.A., Bacou USA and their financial and legal advisors had several meetings and telephone calls to discuss the proposals, and Deutsche Bank continued to solicit proposals from participants in the auction process.

    On December 15, 2000, we issued a press release announcing that, although progress had been made in the evaluation of strategic alternatives for Bacou S.A. and Bacou USA, the evaluation process would not be completed until some time in January 2001. We also announced that we continued to expect the process to result in a sale of the businesses of Bacou S.A. and Bacou USA in their entirety to one purchaser in a single transaction.

    Following receipt of the proposals on November 21, 2000, Bacou S.A. and Bacou USA together with Deutsche Bank engaged in further discussions and negotiations with two remaining potential acquirers in an effort to induce them to improve their proposals. By January 15, 2001, Deutsche Bank had received modified offers to purchase the entire Bacou Group with values ascribed to the publicly held shares of Bacou USA of up to $25 per share in cash. Each offer was subject to material conditions, including continued due diligence, negotiation of definitive agreements, the availability of financing and a period of exclusivity to complete the transaction. Neither potential transaction contained a material risk regarding antitrust approvals. The revised valuations reflected the detailed diligence efforts undertaken by the two interested parties since the submission of their initial proposals. Based on conversations with the final bidders, Bacou USA believes that the revised valuations also reflected the assessments by the interested parties of the changes in the general industry and capital market conditions since the submission of their initial proposals. As the two proposals were the result of an exhaustive auction process, the Bacou Group did not resolicit bids at this point.

    From the end of November, 2000 until mid-January, 2001, representatives of Bacou S.A. and its financial and legal advisers had a number of meetings and discussions in France with representatives of Christian Dalloz and its financial and legal advisors. Although Christian Dalloz decided not to participate in the auction process because it was not interested in an all cash transaction, the Bacou family decided to continue discussions with Christian Dalloz because based on its verbal indication of interest to Philippe Bacou, it appeared that Christian Dalloz's proposal, although not solely in cash, might be superior to the offers received in the auction process. Christian Dalloz' verbal indication of interest did not contain specific price terms for the transaction but implied an enterprise value for the Bacou Group based on a multiple of approximately three times Christian Dalloz' equity value which Mr. Bacou believed could yield a higher value to the Bacou Group stockholders than the offers received in the auction process, in part because there may have been tax advantages from doing a transaction with a French purchaser and because a Christian Dalloz offer would be denominated in French francs, thereby mitigating the risk that currency fluctuations would have on the value of any such offer. The proposed multiple of three times Christian Dalloz' equity value implied enterprise value of the Bacou Group of 787,800,000 Euros ($750,000,000) based on the level of Bacou Group debt at that time and based on the average trading price of the Christian Dalloz shares during the first ten days of December 2000. The parties had meetings at the offices of Rothschild & Cie, Christian Dalloz' financial advisors, on November 28, December 4, December 12, December 14, 2000 and January 9, 2001. At these meetings, representatives of Christian Dalloz made various proposals regarding a possible combination with the Bacou Group. All of the proposals contained price terms based on the enterprise value of the Bacou Group and the January 9 presentation by Christian Dalloz contained a $25 per share price for the publicly held shares of Bacou USA. The deal structures proposed included a merger with Bacou USA and generally reflected the deal structure ultimately agreed to by the parties. At these meetings the parties discussed general deal structures, financing, regulatory approvals required and valuation issues.

    On January 15, 2001, Mr. Barr delivered to the financial advisors to the oversight committee and the members of the oversight committee detailed information regarding two of the proposals, which did not include the Christian Dalloz proposal, that were initially received on November 21, 2000 and which were under consideration by the Bacou family, Bacou S.A. and Bacou USA. The information provided to the oversight committee and their financial advisors included comparisons prepared by the management of Bacou USA of the financial terms of the two competing proposals to acquire the Bacou Group.

    On January 17, 2001, the Bacou family and Bacou S.A. determined that they would negotiate exclusively with only one potential acquirer and would attempt to reach agreement on definitive documentation for the sale of the Bacou Group and, therefore, granted exclusivity to the potential acquirer other than Christian Dalloz. Based on the Bacou family's own analysis, the views of the senior management of Bacou S.A. and Bacou USA and after considering the advice of the Bacou Group's legal and financial advisors, the party was selected on the basis of superior financial terms relative to the other proposal submitted, certainty of financing, low risk relative to obtaining antitrust approvals, and potential synergies resulting from the combination. Between January 17, 2001 and February 8, 2001, Bacou S.A. and Bacou USA together with the legal and financial advisors to Bacou S.A., engaged in intensive negotiations and discussions with the potential acquirer to finalize the legal documentation for a sale of the Bacou Group, including a merger agreement providing for the acquisition of Bacou USA. The potential acquirer also engaged in additional legal and business due diligence during this period. In connection with these negotiations, the potential acquirer had proposed to Bacou S.A. that the public stockholders of Bacou USA receive $25 in cash per share as consideration for their shares of Bacou USA in the merger. The members of the oversight committee and the committee's legal and financial advisors were periodically updated throughout this period regarding the status of the discussions. Throughout these negotiations the valuation attached to the shares of the public stockholders of Bacou USA offered by such potential acquirer did not change from the $25 cash per share price. As described below, due to the subsequent termination of discussions with such potential acquirer on February 8, there was no further negotiation with respect to the purchase price to be paid for shares of Bacou USA held by the public shareholders.

    The oversight committee met on February 1, 2001. Mr. Major was present by invitation, as were representatives of Edwards & Angell LLP and UBS Warburg LLC, the oversight committee's legal and financial advisors, respectively. At this meeting the oversight committee engaged in a detailed discussion with its legal and financial advisors of the status of the auction process and the status of the negotiations with the potential acquirer. The UBS Warburg LLC representative indicated to the oversight committee, based on a review of information provided by Deutsche Bank, that the auction process conducted by the Bacou Group and its financial advisors had been thorough and designed to reach the maximum number of potential bidders. UBS Warburg LLC also explained the components of the then proposed consideration to be received by the stockholders of the Bacou Group. UBS Warburg LLC discussed with the oversight committee the $25 per share cash consideration proposed to be paid to the stockholders of Bacou USA other than Bacou S.A., and the oversight committee determined that $25 per share would be inadequate. The oversight committee's determination that the proposed $25 per share cash consideration was inadequate was based on the ranges of values indicated through the auction process, its own general knowledge of Bacou USA's business, operations and prospects, and the oversight committee's review of UBS Warburg LLC's presentation at the February 1, 2001 meeting and discussions with UBS Warburg LLC. For a summary of UBS Warburg LLC's preliminary valuation analysis presented at the February 1, 2001 oversight committee meeting, see "OTHER MATTERS-- Preliminary Materials Prepared by UBS Warburg LLC." The closing price for the shares of Bacou USA on the previous trading day was $26.64 per share. The oversight committee instructed UBS Warburg LLC to meet with Deutsche Bank to explain the oversight committee's position with a view to seeking an increase in the proposed merger consideration. Subsequent to this meeting, on February 1, 2001, UBS Warburg LLC met with Deutsche Bank twice and discussed with Deutsche Bank the oversight committee's views regarding the $25.00 per share offered by the potential acquirer but did not reach any resolution on what would be an appropriate price. UBS Warburg LLC later reported back to the oversight committee regarding these discussions.

    Our board of directors met on February 2, 2001 with all directors other than Christophe Bacou present. Additionally, the following officers of Bacou USA were present: Mr. Hebert; Mr. Bennett; and Mr. Major. Additionally, representatives of Edwards & Angell LLP, counsel to the oversight committee, representatives of Deutsche Bank, financial advisors to Bacou S.A. and Bacou USA; and representatives of White & Case LLP, counsel to Bacou S.A., were present at the meeting. Mr. Stepan and Mr. Barr discussed with the board of directors certain financial information related to Bacou USA and its operating units for the fourth quarter and year ended December 31, 2000. The board of directors, including the members of the oversight committee, then engaged in a discussion regarding the auction process with respect to the Bacou Group. The Deutsche Bank representatives discussed with the board the auction process that had been undertaken with respect to the sale of the Bacou Group and the status of negotiations with the potential acquirer. The Deutsche Bank representatives engaged in a detailed discussion with the board of directors of the significant structural and economic features of the transaction being proposed by the potential acquirer. They responded to numerous questions and issues raised by members of the board of directors and, in particular, by members of the oversight committee, related to the financial and structural terms of the proposal. The Deutsche Bank representatives also reviewed certain financial and comparative valuation analyses. Thereafter, the White & Case representatives discussed with the board their fiduciary duties under Delaware law in connection with considering any proposed transaction. The White & Case representatives discussed the significant features of the existing draft of the merger agreement, emphasizing that the oversight committee's independent financial advisor would have to provide an opinion to the oversight committee regarding the fairness from a financial point of view of the consideration being provided to the public stockholders of Bacou USA as a condition to executing any merger agreement. The representative of Edwards & Angell indicated that his law firm had been working together with White & Case in the negotiations regarding the merger agreement. The board of directors, including the oversight committee, then engaged in a discussion, together with the legal and financial advisors present at the meeting, of a number of the significant features of the proposal. For a description of the Deutsche Bank presentation at the February 2, 2001 board meeting, see "OTHER MATTERS--Presentation by Deutsche Bank at the February 2, 2001 Bacou USA Board Meeting with Respect to the Then Proposed Transaction with a Potential Acquirer."

    Prior to reaching agreement on the principal transaction terms, on February 8, 2001 the potential acquirer terminated negotiations with respect to the potential purchase of the Bacou Group because the potential acquirer was unable to successfully conclude discussions with a potential equity financing source. The oversight committee was promptly informed of this development.

    NEGOTIATIONS WITH CHRISTIAN DALLOZ

    Following the termination of the auction discussions, Philippe Bacou contacted Christian Dalloz to indicate that the period of exclusivity for negotiations with the potential acquirer had terminated and that the shareholders of Bacou S.A. could consider proposals for an acquisition of the Bacou Group.

    On February 9, 2001, Christian Dalloz delivered to Bacou S.A. a draft non-binding letter of intent for the purchase of the Bacou Group, including Bacou USA. The draft letter of intent provided aggregate consideration to be paid for the entire Bacou Group but did not allocate the aggregate value between Bacou USA and the remainder of the Bacou Group and did not propose a price to be paid to the public stockholders of Bacou USA. The draft letter of intent indicated that the portion of the aggregate consideration to be paid for the shares of Bacou USA would be determined through good faith negotiations between the parties with a view to obtaining the approval of the oversight committee of Bacou USA. Christian Dalloz conditioned the continuation of negotiations on a termination of the Bacou Group's auction process but this proposal was rejected by the Bacou Group.

    Following the termination of negotiations with the potential acquirer and the termination of the exclusivity agreement related thereto, Deutsche Bank and members of Bacou S.A.'s and Bacou USA's management had discussions with previously interested parties regarding the possibility that such parties would make revised offers to purchase the Bacou Group. No interested party proposed terms that were superior to those offered by Christian Dalloz, nor did any proposal contain a per share offer greater than $25 for the public stockholders of Bacou USA.

    In February and March 2001, Christian Dalloz, together with its French legal advisors, Bredin Pratt, U.S. legal advisors, Cravath Swaine & Moore, and financial advisors, Rothschild & Cie conducted a business and legal due diligence investigation of the Bacou Group. The Bacou Group, together with their legal and financial advisors, simultaneously conducted a business and legal due diligence investigation of Christian Dalloz. During this time the representatives of Christian Dalloz were provided with financial projections for Bacou USA. These projections are set forth below under "SPECIAL FACTORS--Our Analysis of Future Performance." The due diligence investigations included the following:

    - February 22, 2001--meeting between Mr. Claude Balleyguier, Chief Executive Officer of Christian Dalloz, and Philip Barr at the principal executive offices of Bacou USA to discuss general management issues including potential roles for management of Bacou USA following the merger;

    - February 27, 2001--Bacou USA senior management made a presentation regarding the business and operations of Bacou USA to Christian Dalloz' senior management, financial advisors, legal advisors and potential financing sources and conducted a tour of the Uvex facility in Smithfield, Rhode Island;

    - March 5, 2001--Mr. Barr and Mr. Hebert met with Mr. Balleyguier and
      Mr. de la Morandiere, Chief Financial Officer of Christian Dalloz, regarding potential commercial benefits of the combination of the Bacou Group and Christian Dalloz;

    - Numerous dates--representatives of Christian Dalloz and the Bacou Group and their financial and legal advisors conduct due diligence at the data rooms established for this purpose;

    - March 6, 2001--senior management of Bacou S.A. made a presentation regarding the business and operations of Bacou S.A. to senior management of Christian Dalloz and their financial advisors, legal advisors and potential financing sources at the offices of Rothschild in Paris, France; and

    - March 10 and 11, 2001--senior management of Bacou S.A., Bacou USA and Christian Dalloz engaged in discussions for the purpose of identifying potential commercial benefits from the combination of the Bacou Group and Christian Dalloz.

    On March 14, 2001 senior management of Christian Dalloz met with senior management of Bacou S.A. and Bacou USA together with the respective financial and legal advisors of Christian Dalloz and Bacou S.A., at the offices of Rothschild in Paris, France. At this meeting the parties engaged in negotiations regarding significant terms for a combination of the Bacou Group and Christian Dalloz. In particular, the parties focused on the relative equity values of Christian Dalloz and the Bacou Group as well as the payment of expenses related to the transaction. These discussions continued on March 15, 2001 with the same parties represented.

    As a result of these meetings, a revised draft of a non-binding letter of intent was delivered by Christian Dalloz' French legal advisors to the Bacou Group and its financial and French legal advisors. The Bacou Group and its financial and French legal advisors engaged in frequent discussions and negotiations with Christian Dalloz and its financial and French legal advisors between March 15 and March 23, 2001 with respect to the terms of the draft non-binding letter of intent. On March 22 and 23, 2001, representatives of the Bacou Group, including Mr. Philippe Bacou, and their financial and French legal advisors met with representatives of Christian Dalloz and its financial and French legal advisors at the offices of Christian Dalloz' financial advisors in Paris to continue these discussions. In addition to discussing the drafting of the letter of intent, during these discussions the parties focused on financing issues, regulatory approvals that might be required, means of providing liquidity for the Christian Dalloz shares that would be issued to the Bacou family in the sale of Bacou S.A. and Engineering Henri Bacou and transaction expenses. As a result of these meetings and discussions the parties agreed on the general terms of a non-binding letter of intent by and among Mr. Philippe Bacou on behalf of the Bacou family, and the significant minority stockholders of Bacou S.A., Hobar, Protection Participation and Sauvegarde. The non-binding letter of intent was then executed as of March 24, 2001. On that same date the parties entered into an exclusivity agreement pursuant to which the Bacou family agreed to negotiate exclusively with Christian Dalloz regarding any potential sale of the Bacou Group.

    The non-binding letter of intent described certain significant terms for a potential combination of the Bacou Group and Christian Dalloz. The non-binding letter of intent contemplated the general transaction structure that was ultimately reflected in the definitive transaction documents for the merger and the related acquisitions of Bacou S.A. and Engineering Henri Bacou. The non-binding letter of intent expressed a principle that the total equity value of the Bacou Group was three times the total equity value of Christian Dalloz and that the value attributable to each Christian Dalloz share to be issued in exchange for certain shares of Bacou S.A. and Engineering Henri Bacou would be
78.6 Euros. The non-binding letter of intent did not establish any price to be paid for the public stockholders of Bacou USA. Instead, the value attributable to such shares was left to be negotiated by the parties to the non-binding letter of intent with a view to obtaining the favorable recommendation of such price by the oversight committee. Although no price was assigned for the public stockholders of Bacou USA in the non-binding letter of intent, Bacou S.A. had informed Christian Dalloz that the oversight committee had previously rejected as inadequate a per share cash purchase price of $25 for the Bacou USA stock.

    The oversight committee met on March 27, 2001. The committee members, Mr. Barr and Mr. Hebert were present in person and Mr. Walter Stepan was present by telephone. Messrs. Stepan, Barr and Hebert provided a summary of the developments regarding the evaluation of strategic alternatives by the Bacou family, Bacou S.A. and Bacou USA. This report supplemented the periodic updates that Mr. Barr had provided to the members of the oversight committee by means of telephone calls during the period between March 5 and March 23, 2001. At the oversight committee meeting, Mr. Barr described the material terms of the proposed combination between the Bacou Group and Christian Dalloz as outlined in the non-binding letter of intent. Mr. Barr indicated to the oversight committee that the proposal contemplated the purchase for cash of all the publicly held shares of Bacou USA for an amount to be determined. The oversight committee and Messrs. Stepan, Barr and Hebert all acknowledged that the oversight committee had earlier indicated in connection with the negotiations with an earlier potential acquirer that, in the oversight committee's view, a price of $25 per share in cash for the public stockholders of Bacou USA would be inadequate.

    Between March 24, 2001 and April 20, 2001 the Bacou Group, including management of Bacou USA, and Christian Dalloz, together with their respective legal and financial advisors, conducted additional business and legal due diligence investigations of each other and began to prepare and negotiate the transaction documentation related to the proposed combination of the Bacou Group and

Christian Dalloz. These activities involved frequent discussions by and among the parties and their respective financial and legal advisors throughout this period. On April 17, 2001, Christian Dalloz' legal counsel delivered to the Bacou Group's legal counsel an initial draft of the merger agreement.

    During the discussions with Christian Dalloz in March, Messrs. Stepan, Barr, Hebert and Bennett came to the conclusion that, notwithstanding the terms of the letter of intent, Christian Dalloz would ultimately seek a reduction in the purchase price for the entire Bacou Group. Their belief was based on conversations in which representatives of Christian Dalloz expressed disappointment with the Bacou Group's actual operating performance in early 2001. Messrs. Stepan, Barr, Hebert and Bennett were concerned that such a reduction in the purchase price for the Bacou Group would, in turn, reduce the proceeds to Sauvegarde from the sale of Sauvegarde's Bacou S.A. shares. During the evening of March 23, 2001 and on March 24, 2001, Messrs. Stepan, Barr and Hebert met with representatives of Vandeputte in Belgium to open discussions concerning the possible reduction of price by Christian Dalloz and Sauvegarde's desire for a potential reduction of the remaining payments relating to the exercise of the option under the Share Option Purchase Agreement. The Vandeputte family agreed to an aggregate reduction equal to approximately 110,000,000 French francs ($14,331,127) in light of the expected adjustment to be made by Christian Dalloz and as consideration for receiving cash payment for the shares as opposed to a combination of cash and shares of Christian Dalloz. Additionally, one of the Vandeputte shareholders agreed to a further reduction in the price payable for such shareholder's shares equal to 6,814,786 French francs ($887,851) as consideration for being paid in full sooner than was otherwise required by the Share Option Purchase Agreement. Accordingly, the parties to the Share Option Purchase Agreement executed an amendment thereto in April 2001 to effect a reduction in the total purchase price for the option from 960,000,000 French francs ($125,071,656) to 843,185,214 French francs
($109,852,678) in the aggregate and to extend the time by which a sale of the Bacou Group could occur before Sauvegarde, Protection Participation and Hobar Corporation would be required to return to Mevra Beheer the Bacou S.A. shares that they had purchased pursuant to the Share Option Purchase Agreement and forfeit their deposit.

    On April 25, 2001, representatives of the Bacou Group, including management of Bacou USA, met with representatives of Christian Dalloz at the offices of Christian Dalloz' financial advisors in Paris to discuss, together with the financial and French legal advisors for Christian Dalloz and the financial and French legal advisors for the Bacou Group, certain issues arising out of the due diligence investigations conducted to date. Additionally, the parties discussed certain economic and structural issues related to the sale of Bacou S.A. and Engineering Henri Bacou. This meeting continued on April 26, 2001.

    Throughout May, 2001 the financial and legal advisors to Bacou USA and Christian Dalloz continued meeting and engaging in frequent discussions and negotiations regarding the definitive documentation for the combination of the Bacou Group and Christian Dalloz, including the merger agreement and the related sale of Bacou S.A. and Engineering Henri Bacou. During this time the parties also discussed the letter agreement which had been entered into by Bacou USA and the Bacou family in connection with the first stage of the auction process. The Bacou family and Bacou USA recognized that the letter agreement had originally been intended to apply to the first stage of the auction process that ended without a viable transaction. The Bacou family, Bacou USA and Christian Dalloz also understood that the oversight committee would have to approve the proposed merger (including the merger consideration) and determine that it was fair to the unaffiliated stockholders of Bacou USA before the merger agreement could be signed. Therefore, in order to facilitate the terms of the merger, Bacou USA, without objection by the oversight committee, and the Bacou family mutually agreed to terminate the letter agreement with effect on May 29, 2001. Consequently, the letter agreement was not applicable to the merger.

    Throughout this period, the oversight committee and its legal and financial advisors were periodically updated regarding the status of negotiations for the sale of the Bacou Group and were aware that the parties might be in a position to reach agreement by the end of the month. Consequently, on May 8, 2001, the oversight committee met with its financial and legal advisors to discuss the potential value to be received by the public stockholders of Bacou USA in the merger. At this meeting, the oversight committee concluded that it still believed that a $25.00 per share price for the public stockholders of Bacou USA would be inadequate. Following such meeting the oversight committee's legal advisors and Mr. Barr had a telephone discussion regarding the results of the oversight committee's meeting during which the legal advisors indicated to Mr. Barr the oversight committee's preliminary views as to valuation for the shares of Bacou USA held by stockholders other than Bacou S.A.

    On May 8, 2001, Bacou USA received an unsolicited proposal from the previous potential purchaser for the purchase of the Bacou Group with a value proposed for the public stockholders of Bacou S.A. remaining at $25.00 per share. We did not pursue this offer because the oversight committee had previously indicated that a price of $25.00 per share in cash would be inadequate and because we were bound by an exclusivity agreement with Christian Dalloz.

    Between May 8 and May 29, the legal representatives of Christian Dalloz, the Bacou Group and the oversight committee submitted comments and engaged in frequent discussions relating to the merger agreement.

    On May 9, 2001 Deutsche Bank, as financial advisor to the Bacou family, delivered a letter to the oversight committee and its financial advisor proposing that the stockholders of Bacou USA, other than Bacou S.A., be paid $27.00 per share in cash as consideration for their shares in the merger. Prior to this time, no proposals or counter proposals were made for the price to be paid for the publicly held shares of Bacou USA because all prior negotiations with Christian Dalloz focused on the total enterprise value of the Bacou Group.

    On May 14, 2001, the oversight committee met with Mr. Barr, Mr. Hebert,
Mr. Major and by conference telephone with the financial advisor and U.S. legal advisor to the Bacou Group and the legal and the financial advisor to the oversight committee. During this meeting Mr. Barr described the background and status of the negotiations between the Bacou Group and Christian Dalloz. He explained that during the course of the discussions with Christian Dalloz, Christian Dalloz expressed the desire that the senior management of Bacou USA continue in significant roles following the merger without proposing that the transaction be conditioned on Bacou USA's management remaining with Bacou USA or with the entity resulting from the global transaction. Mr. Barr also described in detail the various interests of Messrs. Stepan, Barr, Hebert, Bennett in the merger and the related sale of Bacou S.A. and Engineering Henri Bacou. Mr. Barr described and quantified the following (based on the assumptions of price for Bacou USA shares of $28.00 and Bacou Group total enterprise value of $806,000,000): cash payments that would be owing to each of these individuals upon completion of a merger under the change of control provisions of their various employment contracts aggregating $5,300,000; the value of existing stock options attributable to these executives if the merger and the related sale of Bacou S.A. and Engineering Henri Bacou would be completed aggregating $6,892,500 (including the spread for the ungranted 2000 stock options at the proposed price); the net profit to be realized by Sauvegarde for Bacou S.A. shares Sauvegarde had purchased pursuant to the Share Option Purchase Agreement aggregating $24,179,781; and an understanding between Philippe Bacou and Messrs. Stepan, Barr, Hebert, Bennett pursuant to which the Bacou family would make certain payments out of the proceeds of the sale of its shares of Bacou S.A. and Engineering Henri Bacou to these individuals in recognition of the important role that they had played in structuring and negotiating the sale of the Bacou Group and their continued participation in the management of the combined group aggregating $15,000,000. Mr. Barr also explained that, unlike the exercise price in respect to the 2001 and 2002 options which was provided for in the employment agreements, the exercise price on an aggregate of 125,000 stock options for Messrs. Stepan, Barr, Hebert, Bennett to be granted in respect of the 2000 performance of Bacou USA pursuant to their employment agreements had not previously been determined. Mr. Barr proposed an exercise price for such options based on the trading price of Bacou USA's shares prior to our announcement in July 2000 that we would explore strategic alternatives. During this meeting the oversight committee indicated its concern regarding the exercise prices of the 2000, 2001 and 2002 options and the aggregate value of the cash payments to which the four executives would be entitled from these various arrangements as a result of the completion of the merger and the related sale of Bacou S.A. and Engineering Henri Bacou. The oversight committee's concern was based on its belief that the aggregate payments described above were disproportionate to the size of the transaction and, especially in the case of the payments pursuant to the understanding with the Bacou family unacceptably increased the potential conflict of interest between these individuals and the public stockholders of Bacou USA.

    On May 15, 2001, Christian Dalloz and its financial and French legal advisors met with representatives of the Bacou Group, including management of Bacou USA, and its financial and French legal advisors at the offices of Rothschild in Paris to discuss the terms of the sale of the shares of Bacou S.A. and Engineering Henri Bacou and other issues arising out of the joint due diligence investigations. The parties agreed that for purposes of determining the value of the Bacou Group, the value of Christian Dalloz shares would be multiplied by 77 Euro instead of 78.6 Euro. This created a lower equity value for Christian Dalloz which, applying the three-to-one valuation ratio that had been agreed upon in the non-binding letter of intent, would, in turn, decrease the equity value of the Bacou Group. The reduction in equity value for the Bacou Group was attributed to further due diligence findings by Christian Dalloz and a review of the Bacou Group's actual earnings and cash flow performance through December 31, 2000. The parties reconvened at the offices of Christian Dalloz' legal advisors on May 16, 2001 to engage in further discussions and negotiations with respect to the sale of Bacou S.A. and Engineering Henri Bacou.

    Between May 17, 2001 and May 25, 2001, the oversight committee and its legal advisors engaged in frequent discussions with Messrs. Stepan, Barr and Hebert regarding the merger consideration for our stockholders other than Bacou S.A. and the cash payment arrangement with the Bacou family and the pricing of the options. During these discussions the oversight committee insisted that the executives waive their right to the options to which they were entitled under their respective employment agreements and agree not to accept the cash payments that the Bacou family had agreed to make pursuant to the understanding reached previously with the Bacou family. The executives insisted that the options were provided by their employment agreements and that the cash payments to be made by the Bacou family were to be made out of the proceeds received by the Bacou family for the sale of their interests in Bacou S.A. and Engineering Henri Bacou and that the Bacou family was entitled to distribute such proceeds in any manner that it saw fit. Nevertheless, on May 23, 2001 the executives agreed to the oversight committee's position and waived any right that they may have to receive the options under their employment agreements and further agreed not to accept any payments pursuant to the understanding reached with the Bacou family. This agreement was communicated to the oversight committee by Mr. Stepan and Mr. Barr in a telephone call to the oversight committee's legal advisor on May 23, 2001.

    Additionally, during late May, 2001, Messrs. Stepan, Barr, Hebert, and Bennett discussed with Christian Dalloz the possible terms of new employment agreements (and in the case of Mr. Stepan, a new consulting agreement) that they expect to execute with Christian Dalloz upon completion of the merger. Although no agreements with Christian Dalloz have been reached, the executives are discussing with Christian Dalloz the possibility of entering into new employment agreements (and a consulting agreement for Mr. Stepan) upon completion of the merger which would provide for certain up-front payments representing signing bonuses, guaranteed bonuses for 2001, and payments for non-competition and non-solicitation agreements. Based on the current preliminary understanding between Messrs. Stepan, Barr, Hebert, Bennett and Christian Dalloz, the value of these payments under such future employment agreements and, with respect to Mr. Stepan, consulting agreement, would be $4,240,000 in the aggregate and $1,500,000, $1,200,000, $1,200,000 and $340,000 for each of Mr. Stepan, Mr.
Barr, Mr. Hebert and Mr. Bennett, respectively. Such amounts are significantly less than the $21,892,500 of cash payments from the Bacou family and the spread on stock options foregone by such persons on May 23, 2001 pursuant to discussions with the oversight committee. The amounts are not directly comparable, however, because they do not take into account the value of options over Christian Dalloz shares that are expected to be granted to Messrs. Barr, Hebert and Bennett when the merger is consummated. Additionally, based on their preliminary understanding, the executives were to relinquish their rights to the change of control payments to which they would have otherwise been entitled pursuant to their employment agreements. See "--Interests of Certain Persons in the Merger and Related Acquisition Transactions, Potential Conflicts of Interest."

    In response to the May 9, 2001 letter from Deutsche Bank on behalf of the Bacou family, in late May 2001 the oversight committee's legal advisors made a telephone call to the Bacou Group's U.S. legal advisors indicating that the oversight committee was unwilling to recommend the merger at a price of $27 per share. The oversight committee's determination on May 15, 2001, that the proposed $27 per share cash consideration was inadequate was based on the ranges of values indicated through the auction process, its own general knowledge of Bacou USA's business, operations and prospects, their review of UBS Warburg LLC's presentation at the May 8, 2001 meeting and discussions with UBS Warburg LLC. The closing price for the shares of Bacou USA on the trading day which preceded the determination by the oversight committee on May 15, 2001 was $24.80 per share. The financial and legal advisors to the Bacou Group engaged in further discussions with the oversight committee and its financial and legal advisors between May 17, 2001 and May 22, 2001. During this period the Bacou family increased the price proposed to be paid to the public stockholders first to $27.50 and then to $28. Each revised offer was rejected by the oversight committee. Based on further discussions on the afternoon and evening of May 22, 2001 between the Bacou Group's financial and legal advisors and the oversight committee and its financial and legal advisors, an understanding was reached that the oversight committee would be prepared to recommend a transaction that resulted in merger consideration to the stockholders of Bacou USA other than Bacou S.A. of $28.50 per share subject to formal oversight committee approval and the receipt of a favorable fairness opinion from UBS Warburg LLC. In reaching the conclusion to recommend a price of $28.50 per share, the oversight committee believed that such price was fair to the public stockholders of Bacou USA for the reasons set forth under "SPECIAL FACTORS--Bacou USA's Position as to the Fairness of the Merger". Although the oversight committee, at such time, had not yet received a fairness opinion from UBS Warburg LLC, UBS Warburg LLC had informed the oversight committee that, subject to completion of its internal approvals and procedures, it would be prepared to deliver such an opinion at that price. Bacou S.A. and the Bacou family agreed to recommend this price to Christian Dalloz and Christian Dalloz accepted.

    On May 25, 2001, the oversight committee met to consider, together with its legal advisors and financial advisors by conference call, the terms of the proposed merger agreement and the merger. Representatives of the oversight committee's independent financial advisor, UBS Warburg LLC, then discussed with the oversight committee the financial terms of the merger and described the analyses that UBS Warburg LLC had performed in connection with its review of the proposed merger consideration. UBS Warburg LLC reviewed the process implemented by the Bacou Group to attract the $28.50 per share merger consideration. UBS Warburg LLC then delivered its oral opinion, which was subsequently confirmed in writing, that the consideration of $28.50 per share in cash to be received by the stockholders of Bacou USA, other than Bacou S.A., in the merger is fair from a financial point of view to such stockholders. See "SPECIAL FACTORS--Opinion of UBS Warburg LLC." The oversight committee then unanimously determined that the merger is fair to the stockholders of Bacou USA, other than Bacou S.A. and its affiliates, and that the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby are advisable and in the best interests of Bacou USA and determined to recommend that the full board of directors approve and adopt the merger and the merger agreement.

    Between May 26, 2001 and May 29, 2001, the parties engaged in additional negotiations relating to matters in connection with the financing of the transaction and the negotiation of other terms of the merger agreement and other documentation. In particular, they resolved final issues related to due diligence conditions to the commitments made by Christian Dalloz' financing sources and resolved technical issues related to the merger agreement. On
May 29, 2001, the Share Option Purchase Agreement was amended to allow for a deferred payment of the consideration to be paid pursuant to such agreement by Sauvegarde LLC to Mevra Beheer.

    On May 29, 2001, our full board of directors convened a meeting to consider, together with the advice of the Bacou Group's U.S. legal advisor and financial advisor, the final terms of the merger agreement and the merger. In connection with its consideration of the merger agreement and the merger, the board of directors had previously received from the oversight committee and reviewed a copy of the written materials prepared by UBS Warburg LLC for the oversight committee at the oversight committee meeting on May 25, 2001 in support of UBS Warburg LLC's fairness opinion. At this meeting, a representative of White & Case described to the board of directors its fiduciary duties in connection with the consideration of the merger agreement and the merger. A representative of Deutsche Bank then summarized the sale process for the board of directors. The Deutsche Bank representative emphasized that prior to the Christian Dalloz proposal no other potential acquirer had made an offer to purchase Bacou USA which involved consideration to the public stockholders of Bacou USA in excess of $25 per share. The White & Case representative then described the significant provisions of the merger agreement. Mr. Verrecchia then reported on the discussions and recommendation of the oversight committee. He described the oversight committee's meeting on May 25, 2001 and described in detail the reasons for the oversight committee's unanimous recommendation that the full board of directors approve the merger agreement and the merger. After further discussion, the board of directors unanimously approved resolutions to the following effect: (1) that the merger agreement is fair to the stockholders of Bacou USA, other than Bacou S.A.; (2) that the merger agreement and the merger are advisable and in the best interests of Bacou USA and its stockholders, other than Bacou S.A.; and (3) authorization and approval of the merger agreement and the consummation of the transactions contemplated thereby, including the merger. See "SPECIAL FACTORS--Reasons for the Approvals by the Oversight Committee and our Board of Directors." Following the meeting, we executed the merger agreement. On May 30, 2001, Bacou S.A. and Bacou USA issued a press release announcing the merger and the overall sale of the Bacou Group.

THE MAJORITY STOCKHOLDER; NO FURTHER STOCKHOLDER APPROVAL REQUIRED

    On August 3, 2001 Bacou S.A., as our majority stockholder, who at that time held approximately 71.4% of our shares eligible to vote on the merger, executed an irrevocable written consent and proxy to approve and adopt the merger agreement and the merger. Its vote was sufficient for stockholder approval and adoption of the merger agreement and the merger under Delaware law, our Certificate of Incorporation and Bylaws. Therefore, no further vote by our stockholders is required to approve the merger agreement and the merger and the transaction is not structured to require the approval of a majority of unaffiliated stockholders of Bacou USA.

OPINION OF UBS WARBURG LLC

    Under the terms of an engagement letter, dated August 21, 2000, the oversight committee retained PaineWebber Incorporated, whose investment banking business was subsequently combined with UBS Warburg LLC, to provide financial advisory services and a financial fairness opinion to the oversight committee in connection with the merger. At the meeting of the oversight committee held on May 25, 2001, UBS Warburg LLC delivered its oral opinion to the effect that, as of the date of the opinion and based on and subject to the matters set forth in the opinion, the consideration of $28.50 per share in cash to be received by our holders, other than Bacou S.A., in the merger is fair from a financial point of view to such stockholders. The opinion was confirmed by delivery of a written opinion dated May 25, 2001.

    The following summary of the UBS Warburg LLC opinion is qualified in its entirety by reference to the full text of the opinion. The full text of the opinion sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken, by UBS Warburg LLC and is attached as Appendix B to this information statement and is incorporated in this information statement by reference. We encourage you to read carefully the UBS Warburg LLC opinion in its entirety. UBS Warburg LLC has consented to the inclusion of its opinion in its entirety in this information statement and as an exhibit to the Schedule 13E-3 filed with the Securities and Exchange Commission in connection with the merger.

    UBS Warburg LLC's opinion:

    - is addressed to the oversight committee;

    - relates only to the fairness from a financial point of view of the $28.50 per share cash consideration to be received by our stockholders, other than Bacou S.A., in the merger;

    - does not address our underlying business decision to effect the merger;
      and

    - is necessarily based upon economic, monetary, market and other conditions as in effect on, and the information made available to UBS Warburg LLC as of, the date of the opinion.

    In arriving at its opinion, UBS Warburg LLC, among other things:

    - reviewed certain publicly available business and historical financial information relating to us;

    - reviewed the reported prices and trading activity for our common stock;

    - reviewed certain internal financial information and other data relating to the business and financial prospects of Bacou USA, including estimates and financial forecasts prepared by the management of Bacou USA, which were provided to UBS Warburg LLC by us in September 2000 and are not publicly available;

    - reviewed certain historical pro forma financial information relating to Bacou S.A. prepared by the management of Bacou S.A., which were provided to UBS Warburg LLC by Bacou S.A. and are not publicly available;

    - conducted discussions with members of our senior management;

    - reviewed publicly available financial and stock market data with respect to certain other companies in lines of business UBS Warburg LLC believed to be generally comparable to ours;

    - compared the financial terms of the merger with the publicly available financial terms of certain other transactions which UBS Warburg LLC believed to be generally relevant;

    - reviewed drafts of the merger agreement and the French master agreement;
      and

    - conducted such other financial studies, analyses and investigations and considered such other information as UBS Warburg LLC deemed necessary or appropriate.

    In connection with its review, at the oversight committee's direction, UBS Warburg LLC:

    - assumed that we, Christian Dalloz and Daniel U. S. Sub will comply with all material terms of the merger agreement, and that the parties thereto will comply with all material terms of the French master agreement;

    - did not assume any responsibility for independent verification of any of the information referred to above and relied on it as being complete and accurate in all material respects; and

    - did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Bacou USA, nor was UBS Warburg LLC furnished with any such evaluation or appraisal.

    UBS Warburg LLC was not asked to, and did not, participate in the negotiation or structuring of the merger or recommend the specific consideration payable in the merger, which was determined through negotiations among Christian Dalloz, Bacou S.A., the Bacou family, Bacou USA and the oversight committee. In addition, UBS Warburg LLC was not asked to, and did not, at the oversight committee's direction, offer any opinion as to the material terms of the merger agreement or the French master agreement or the structure of the transactions contemplated by such agreements. Although UBS Warburg LLC was not authorized to and did not solicit indications of interest from any third party with respect to a business combination with Bacou USA, UBS Warburg LLC understood that Bacou S.A.'s and Bacou USA's financial advisor solicited indications from third parties with respect to a business combination with Bacou S.A. and Bacou USA.

    In preparing the financial and comparative analyses in connection with the rendering of its opinion, UBS Warburg LLC was not provided by us with current financial forecasts as to our business and financial prospects, as prepared by our management. Accordingly, at the direction of the oversight committee, in reaching its opinion, UBS Warburg LLC did not take into consideration any forecasts of Bacou USA's future business or financial performance prepared by our management. The oversight committee did not deem the July 2000 financial forecasts prepared by Bacou USA's management to be relevant and directed UBS Warburg LLC to disregard them in performing its analyses for a number of reasons including: (1) Bacou USA generally does not prepare forecasts; (2) forecasts were prepared in July 2000 and at the time that UBS Warburg LLC was preparing its fairness opinion the actual operating performance of Bacou USA was such as to indicate that the forecasts were no longer reasonable; and (3) a downturn in economic and industry trends. The oversight committee did not deem the analysis prepared by management in March 2001 to be relevant because it was not developed from actual Bacou USA operating data and because it was prepared only for the purpose of assisting Christian Dalloz to arrange its financing and not for the purpose of establishing value for Bacou USA.

    The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not susceptible to partial analysis or summary descriptions. In arriving at its opinion, UBS Warburg LLC made qualitative judgments as to the significance and relevance of each analysis and factor considered by it, and based on the results of all the analyses undertaken by it and assessed as a whole. UBS Warburg LLC did not draw conclusions, in isolation, from or with regard to any one factor or method of analysis. Accordingly, UBS Warburg LLC believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion.

    In performing its analyses, UBS Warburg LLC made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond our control. No company, transaction or business used in those analyses as a comparison is identical to us or our businesses or the merger, nor is an evaluation of the results entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the operating results, public trading or other values of the companies or transactions being analyzed.

    The estimates contained in the analyses performed by UBS Warburg LLC and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than suggested by these analyses. In addition, analyses relating to the value of securities do not purport to be appraisals or to reflect the prices at which a business might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

    The following is a summary of the material financial analyses used by UBS Warburg LLC in connection with the rendering of its opinion. The financial analyses summarized below include information presented in tabular format. In order to understand the financial analyses fully, the tables must be read together with the text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

    HISTORICAL STOCK PERFORMANCE. UBS Warburg LLC reviewed historical trading prices for our common stock. This stock price performance review indicated that, for the 52 weeks ended July 7, 2000, the last trading day before Bacou S.A. and Bacou USA announced that they were exploring strategic alternatives, the low and high closing prices for the common stock were $14.56 and $21.88, respectively. This review further indicated that, for the 52 weeks ended May 24, 2001, the low and high closing prices for the common stock were $18.00 and $28.38, respectively. UBS Warburg LLC also reviewed the closing prices of the common stock on July 7, 2000 and May 24, 2001 and average closing prices and the low and high closing prices over periods prior to July 7, 2000 and May 24, 2001, respectively, as set forth in the following tables:

SELECTED STATISTICS                                           CLOSING
(PRE-ANNOUNCEMENT)                                             PRICE
------------------                                            --------
July 7, 2000................................................   $19.50
30 Day Average..............................................   $19.96
90 Day Average..............................................   $19.97
52 Week Average.............................................   $17.20
52 Week High (5/18/00)......................................   $21.88
52 Week Low (2/25/00).......................................   $14.56
3 Year Average..............................................   $17.86
3 Year High (7/20/98).......................................   $24.63
3 Year Low (3/23/99)........................................   $12.38

SELECTED STATISTICS                                           CLOSING
(CURRENT)                                                      PRICE
-------------------                                           --------
May 24, 2001................................................   $23.80
30 Day Average..............................................   $25.08
90 Day Average..............................................   $25.36
52 Week Average.............................................   $24.53
52 Week High (1/22/01)......................................   $28.38
52 Week Low (6/28/00).......................................   $18.00
3 Year Average..............................................   $20.16
3 Year High (1/22/01).......................................   $28.38
3 Year Low (3/23/99)........................................   $12.38

    SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. UBS Warburg LLC compared selected financial information, ratios and public market multiples for Bacou USA to the corresponding data for the following six publicly-traded companies:

    - Brady Corporation

    - Federal Signal Corporation

    - Landauer, Inc.

    - Mine Safety Appliances Company

    - Sola International Inc.

    - UniFirst Corporation

    UBS Warburg LLC chose the selected companies because they were publicly-traded companies that, for purposes of the analysis, UBS Warburg LLC considered reasonably similar to Bacou USA in that these companies operate in the safety product manufacturing industry. The selected public companies may significantly differ from Bacou USA based on, among other things, the size of the companies, the geographic coverage of the companies' operations and the particular business segments in which the companies focus.

    UBS Warburg LLC reviewed, among other information, the comparable companies' multiples of total enterprise value, referred to as TEV, which consists of the market value of the particular company's equity plus the value of the particular company's total debt and preferred stock, minus cash, cash equivalents and marketable securities to:

    - latest twelve months, referred to as LTM, revenue;

    - LTM adjusted earnings before interest, taxes, depreciation and amortization, referred to as EBITDA; and

    - LTM adjusted earnings before interest and taxes, referred to as EBIT.

    UBS Warburg LLC also reviewed, among other information, the comparable companies' price/ earnings multiples, referred to as P/E, for the LTM and projected P/E multiples, based on median First Call consensus earnings estimates as of April 30, 2001 for the calendar year ending December 31, 2001.

    The Bacou USA comparable companies analysis resulted in the following ranges of implied multiples:

                                                                  BACOU USA IMPLIED
                                                                     MULTIPLE @
MULTIPLE ANALYSIS                 MULTIPLE RANGE    MEAN/MEDIAN     $28.50/SHARE
-----------------                 ---------------   -----------   -----------------
TEV / LTM Revenue...............     .90x to 4.9x   1.74x/1.16x         1.90x
TEV / LTM EBITDA................    6.1x to 10.7x    8.1x/7.8x           7.8x
TEV / LTM EBIT..................    9.1x to 13.5x   11.4x/11.4x         10.5x
LTM P/E.........................   12.3x to 18.8x   16.9x/17.7x         16.1x
2001E P/E--First Call...........   11.2x to 16.8x   15.4x/16.2x         14.0x

    LTM data for Bacou USA, which was reviewed on a pro forma adjusted basis, and the selected companies were based on the respective companies' Forms 10-K and 10-Q as well as internal financial reports for Bacou USA.

    SELECTED COMPARABLE TRANSACTION ANALYSIS. UBS Warburg LLC reviewed publicly available financial information relating to the following selected transactions in the safety product manufacturing industry since May 1994:

       ACQUIROR                                TARGET
-----------------------            ------------------------------
Tyco
International Ltd.                 Scott Technologies Inc.
Bacou USA                          Howard S. Leight Associates
Bacou USA                          Comasec Holdings, Inc.
Aearo Corporation                  Peltor AB
Vestar Capital Partners            Cabot Safety Corp.
Federal Signal Corp.               Justrite Manufacturing Company

    UBS Warburg LLC chose the selected transactions because they were business combinations that, for the purposes of the analysis, UBS Warburg LLC considered to be reasonably similar to the merger in that these transactions involved companies in the safety product manufacturing industry. The selected transactions may differ significantly from the merger based on, among other things, the size of the transactions, the structure of the transactions and the dates that the transactions were announced and consummated.

    UBS Warburg LLC reviewed, among other things, the TEVs implied in the relevant transactions as a multiple of LTM revenue, LTM adjusted EBITDA and LTM adjusted EBIT and the equity market value, referred to as EMV, implied in the relevant transactions as a multiple of LTM adjusted net income and book value. In certain cases the data was reviewed on a pro forma basis. The analysis indicated the following implied multiples for the selected transactions and for the merger:

                                                                  BACOU USA IMPLIED
                                                                     MULTIPLE @
MULTIPLE ANALYSIS                  MULTIPLE RANGE   MEAN/MEDIAN     $28.50/SHARE
-----------------                  --------------   -----------   -----------------
TEV / LTM Revenue................  0.89x to 2.63x   1.58x/1.44x         1.90x
TEV / LTM EBITDA.................   6.0x to 10.9x    7.4x/6.8x           7.8x
TEV / LTM EBIT...................   6.6x to 11.7x    9.2x/9.1x          10.5x
EMV / LTM Net Income.............   6.5x to 25.9x   15.1x/13.9x         16.1x
EMV / Book Value.................  2.52x to 9.21x   5.25x/5.15x         2.32x

    All multiples for the selected transactions were based on publicly available information at the time of the announcement of the particular transaction. LTM data for Bacou USA, which was reviewed on a pro forma adjusted basis, was based on its applicable Forms 10-K and 10-Q and Bacou USA internal financial reports.

    PREMIUMS PAID ANALYSIS. UBS Warburg LLC reviewed selected purchase price per share premiums paid in cash acquisitions of, and minority close-out transactions involving, publicly-traded, domestic companies in non-financial industries announced, pending or completed, excluding withdrawn transactions and certain transactions that in UBS Warburg LLC's judgment were non-representative, from January 1, 1999 through May 24, 2001, with deal sizes between $250 million and $1.0 billion, except for minority close-out transactions for which no size limitations were imposed. This analysis indicated mean and median and high and low premiums to the target's closing stock prices on dates prior to the announcement as set forth in the following table. The premiums for Bacou USA were calculated based on Bacou USA's closing stock prices one day, one week and one month prior to Bacou S.A. and Bacou USA's announcement on July 10, 2000 regarding the exploration of strategic alternatives. This date was chosen because it represented the last trading day before Bacou S.A. and Bacou USA announced that they were exploring strategic alternatives.

                                                                 PREMIUM TO STOCK PRICE (%)
                                                         -------------------------------------------
                                                           ONE DAY        ONE WEEK       ONE MONTH
                                             NUMBER OF     PRIOR TO       PRIOR TO       PRIOR TO
                                               DEALS     ANNOUNCEMENT   ANNOUNCEMENT   ANNOUNCEMENT
                                             ---------   ------------   -------------  -------------
DEALS ANNOUNCED IN LTM 2001
CONTROL....................................  24
Mean/Median................................              38.8 / 42.3    50.2 / 56.6    49.9 / 53.8
High/Low...................................              74.7 /  2.1    97.2 / 11.8    111.1 / (0.3)
MINORITY CLOSE-OUT.........................  13
Mean/Median................................              41.9 / 46.3    48.4 / 42.7    49.1 / 43.1
High/Low...................................              85.5 / (2.2)   108.2 /  2.3   134.4 / 10.0
DEALS ANNOUNCED IN 2000
CONTROL....................................  31
Mean/Median................................              36.3 / 34.5    48.1 / 55.3    52.7 / 55.3
High/Low...................................              81.7 /  0.9    104.0 /  9.6   130.3 / (0.3)
MINORITY CLOSE-OUT.........................  25
Mean/Median................................              27.3 / 20.9    36.0 / 35.0    40.1 / 41.1
High/Low...................................              85.5 / (6.5)   108.2 / (5.1)  98.8 /  1.2
DEALS ANNOUNCED IN 1999
CONTROL....................................  40
Mean/Median................................              27.1 / 22.3    33.5 / 31.3    40.9 / 36.4
High/Low...................................              95.9 / (3.6)   101.0 / (6.3)  108.7 / 4.2
MINORITY CLOSE-OUT.........................  17
Mean/Median................................              34.8 / 38.5    38.9 / 43.8    51.5 / 50.8
High/Low...................................              75.0 /  5.5    63.3 / (1.5)   107.4 / 19.2
Implied Premium of Merger of Bacou USA
  @$28.50/share............................                 46.2            41.6           34.9

    TRANSACTION VALUE COMPARISON ANALYSIS. UBS Warburg LLC reviewed the TEVs implied in the acquisition of Bacou S.A. (including Engineering Henri Bacou) and the merger

    - for Bacou S.A., assuming that Bacou USA was a wholly owned subsidiary of Bacou S.A.,

    - for Bacou S.A., excluding Bacou USA, and

    - for Bacou USA, on a stand-alone basis.

in each case as a multiple of pro forma adjusted 2000 EBITDA and pro forma adjusted 2000 EBIT. The analysis indicated the following implied TEVs and implied multiples for the merger and the related acquisition of Engineering Henri Bacou and Bacou S.A.:

                                                            BACOU
IMPLIED TEVS AND IMPLIED MULTIPLES          BACOU S.A.    FRANCE(1)    BACOU USA
----------------------------------          ----------   -----------   ---------
TEVs (US$mm)..............................     780.5        139.7        640.8
TEV / Pro Forma 2000 EBITDA...............      7.0x         4.5x         8.0x
TEV / Pro Forma 2000 EBIT.................      9.2x         5.8x        10.5x

------------------------

(1) Represents only European operations of Bacou S.A.

    Pro forma adjusted 2000 EBITDA and EBIT data and December 31, 2000 balance sheet data for Bacou USA were based on its applicable Form 10-K and Bacou USA internal financial reports. Pro forma adjusted 2000 EBITDA and EBIT data and December 31, 2000 balance sheet data for Bacou S.A. were based on Bacou S.A. internal financial reports.

    FEE ARRANGEMENT. Pursuant to the engagement letter, dated August 21, 2000, between PaineWebber Incorporated, whose investment banking business was subsequently combined with UBS Warburg LLC, and the oversight committee, PaineWebber was paid an initial fee of $100,000 by Bacou USA and, for rendering its financial fairness opinion, UBS Warburg LLC earned a fee of $800,000 payable by Bacou USA, independent of the result of the opinion. Bacou USA also agreed to reimburse UBS Warburg LLC for its expenses incurred in performing its services. UBS Warburg LLC will not be entitled to any additional fees or compensation with respect to the merger. In addition, Bacou USA has agreed to indemnify UBS Warburg LLC and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling UBS Warburg LLC or any of its affiliates against liabilities and expenses related to or arising out of UBS Warburg LLC's engagement and any related transactions.

    The oversight committee selected UBS Warburg LLC based on its experience, expertise and reputation. UBS Warburg LLC is an internationally recognized investment banking firm that regularly engages in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Prior to this engagement, UBS Warburg LLC had not provided investment banking and other financial services to Bacou USA. In the ordinary course of business, UBS Warburg LLC, its successors and affiliates may trade or have traded securities of Bacou USA and/or Christian Dalloz S.A. for their own accounts and, accordingly, may at any time hold a long or short position in such securities. As of February 13, 2001, an affiliate of UBS Warburg LLC held a long position of approximately 930,496 shares of Bacou USA common stock, which position had been held by the UBS Warburg affiliate prior to the closing of the merger of the parent of PaineWebber Incorporated with another affiliate of UBS Warburg LLC.

    A copy of the written materials provided by UBS Warburg LLC and distributed to the oversight committee at the May 25, 2001 meeting has been filed as an exhibit to the Schedule 13E-3 filed with the Securities and Exchange Commission in connection with the merger and is available for inspection and copying at our principal executive offices during our regular business hours by any stockholder. A copy of such materials will be provided to any stockholder upon written request at the expense of the requesting stockholder.

OUR ANALYSIS OF FUTURE PERFORMANCE

    In connection with Christian Dalloz' review of Bacou USA and in the course of the negotiations between the Bacou Group and Christian Dalloz described in "SPECIAL FACTORS--Background of the Merger and the Related Acquisition Transactions," Bacou USA provided Christian Dalloz with certain non-public business and financial information. Initially, Bacou USA provided Christian Dalloz with projections prepared by Bacou USA's management in July 2000 which are set forth under "OTHER MATTERS--Bacou USA Forecast Prepared in July 2000." We believe that the July 2000 financial forecast should not be relied on because: (1) we do not generally prepare forecasts; (2) the July 2000 forecast was prepared more than ten months prior to the signing of the merger agreement, by which time the actual operating performance of Bacou USA was such as to indicate that such forecast was no longer reasonable; and (3) there has been a downturn in economic and industry trends since the forecast was prepared. Subsequently, Christian Dalloz was provided with the March 2001 financial analysis set forth below. The non-public information provided by Bacou USA set forth below was prepared by Bacou USA's management in March 2001 for the purpose of assisting Christian Dalloz in its financing effort. Such analysis was designed to reflect a potential future operating performance of Bacou USA assuming Bacou USA achieved in 2001 through 2004 the performance levels as generally reflected in financial analysts' expectations for Bacou USA in 2001. This analysis did not reflect the actual operating results of Bacou USA at such time. The oversight committee, our board of directors and UBS Warburg LLC reviewed the Bacou USA July 2000 forecast but did not consider it, with respect to the oversight committee and our board of directors, in connection with approving the merger agreement and the merger, or with respect to UBS
Warburg LLC, in its analysis of the fairness from a financial point of view of the merger consideration to be received by our public stockholders, because based on the changing nature of the economy at the time, the forecast was not deemed by the board of directors or the oversight committee to be reliable in reflecting the value of Bacou USA. None of the parties considered the March 2001 financial analysis because it was not developed from actual Bacou USA operating data and because it was prepared only for the purpose of assisting Christian Dalloz to arrange its financing and not for the purpose of establishing value for Bacou USA.

    Bacou USA does not, as a matter of course, publicly disclose forecasts or analysis as to future revenues or earnings. The Bacou USA analysis was not prepared with a view to public disclosure and is included in this information statement only because such information was made available to Christian Dalloz in connection with arranging financing for its acquisition of Bacou USA. Accordingly, it is expected that there will be differences between actual results and the potential results reflected in the analysis, and actual results may be materially different than those set forth below. The Bacou USA analysis was not prepared with a view to comply with the published guidelines of the SEC regarding forecasts, nor was it prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. Moreover, KPMG, Bacou USA's independent auditors, has not examined, compiled or applied any procedures to the Bacou USA analysis in accordance with standards established by the American Institute of Certified Public Accountants and expresses no opinion or any assurance on its reasonableness, accuracy or achievability. These forward-looking statements reflect numerous assumptions made by Bacou USA's management, many of which are inherently uncertain and subject to change. In addition, factors such as industry performance, general business, economic, regulatory, and market and financial conditions, all of which are difficult to predict, may cause the Bacou USA analysis or the underlying assumptions to be inaccurate. Accordingly, we believe that the Bacou USA analysis may not be realized, and actual results may be materially less favorable than those contained in the Bacou USA analysis.

    The inclusion of the Bacou USA analysis herein should not be regarded as an indication that the oversight committee, our board of directors, Bacou USA, Christian Dalloz or any of their respective financial advisors considered or consider the Bacou USA analysis to be a reliable prediction of future events, and the Bacou USA analysis should not be relied upon as such. To the extent the Bacou USA analysis represents Bacou USA management's analysis of possible future performance, such estimate is made only as of the date of such analysis and is not made as of any later date, and stockholders should take this into account when evaluating any factors or analyses based on the Bacou USA analysis.

    The Bacou USA financial analysis prepared in March 2001 and provided to Christian Dalloz is summarized below:

                                                        2001       2002       2003       2004
                                                      --------   --------   --------   --------
Net sales...........................................   $333.0     $351.3     $373.6     $395.4
Cost of sales.......................................   $178.9     $187.5     $199.0     $209.7
                                                       ------     ------     ------     ------
  Gross profit......................................   $154.1     $163.8     $174.6     $185.7
                                                       ------     ------     ------     ------
Operating expenses:
  Selling...........................................   $ 49.1     $ 51.3     $ 53.9     $ 56.6
  General and administrative........................   $ 23.7     $ 23.1     $ 24.0     $ 24.8
  Research and development..........................   $  6.3     $  6.5     $  6.7     $  6.9
  Amortization of intangible assets.................   $ 10.0     $ 10.0     $ 10.0     $ 10.0
                                                       ------     ------     ------     ------
    Total operating expenses........................   $ 89.1     $ 90.9     $ 94.6     $ 98.3
                                                       ------     ------     ------     ------
Operating income....................................     65.0       72.9       80.0       87.4
                                                       ======     ======     ======     ======

PRESENTATION BY DEUTSCHE BANK ON MAY 29, 2001

    At the May 29, 2001 meeting of Bacou USA's full board of directors to consider the final terms of the merger agreement and the merger, Deutsche Bank summarized the proposed transaction, described the Christian Dalloz offer for the shareholders of Bacou SA, Engineering Henri Bacou and the public stockholders of Bacou USA, and reviewed the sale process.

    Deutsche Bank has not acted as financial advisor to the Oversight Committee. Deutsche Bank was not requested to, and did not, render an opinion with respect to the fairness of the transaction or the consideration to be paid in the merger, or as to valuation or otherwise. The materials prepared by Deutsche Bank in connection with the merger, including but not limited to the May 29, 2001 information materials, are not an opinion as to the fairness to Bacou USA or its shareholders of the transaction or the consideration to be paid in the offer and merger, do not constitute a recommendation to Bacou USA or its shareholders as to the transaction or as to any action they should take or not take with respect to the transaction, and should not be relied on as a basis for any investment decision.

    Copies of the May 29, 2001 information materials are available for inspection and copying at Bacou USA's principal executive offices at 10 Thurber Boulevard, Smithfield, Rhode Island 02917, during regular business hours by any interested shareholder of Bacou USA or the shareholder's representative who has been so designated in writing. We have also filed these materials with the Securities and Exchange Commission as an exhibit to the Schedule 13E-3.

    In connection with Deutsche Bank's role as financial advisor to the Bacou family and Bacou USA, Deutsche Bank, among other things:

    - reviewed certain publicly available financial information and other information concerning Bacou USA;

    - reviewed certain internal analyses and other information furnished to Deutsche Bank by the Bacou Group and Bacou USA;

    - held discussions with members of the senior management of the Bacou Group and Bacou USA regarding the businesses and prospects of Bacou USA;

    - reviewed the reported prices and trading activity for the shares;

    - reviewed the financial terms of the proposed transaction between the Bacou Group and Christian Dalloz; and

    - performed such other studies and analyses and considered such other factors as Deutsche Bank deemed appropriate.

    Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information concerning the Bacou Group, Bacou USA or Christian Dalloz, whether publicly available or furnished to Deutsche Bank, including, without limitation, any financial information, forecasts or projections, considered in connection with the preparation and presentation of the information materials. Accordingly, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank, in its role as financial advisor to the Bacou family and Bacou USA, did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Bacou USA. The May 29, 2001 information materials prepared and presented by Deutsche Bank were necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, May 29, 2001.

    The following is a summary of the Deutsche Bank May 29, 2001 information materials and does not purport to be a complete description of the analyses performed by Deutsche Bank. The following quantitative information, to the extent it is based on market data, is based on market data as it existed at or about May 29, 2001, and is not necessarily indicative of current market conditions. You should understand that the order of analyses and the results derived from these analyses described below do not represent relative importance or weight given to these analyses by Deutsche Bank. The summary of the May 29, 2001 information materials described below is qualified in its entirety to the full text of the materials.

    SUMMARY OF THE TRANSACTION AND KEY TERMS AND CONDITIONS. The May 29, 2001 presentation described the proposed transaction in summary form including the transfer of ownership of Bacou SA and Engineering Henri Bacou to Christian Dalloz, the consideration to be paid to the shareholders of Bacou SA and Engineering Henri Bacou as well as the public shareholders of Bacou USA, key shareholder and other agreements, key conditions, transaction timing and termination date.

    SUMMARY OF THE TRANSACTION STRUCTURE AND ANTICIPATED FINANCING
ARRANGEMENTS. The May 29, 2001 presentation summarized the ownership structure of the Bacou Group and Christian Dalloz prior to the proposed transaction, as well as the ownership structure of the combined entity, Bacou-Dalloz, if a transaction were to be consummated under the terms of the agreements. Deutsche Bank also presented a summary of the estimated sources and uses of funds for the transaction.

    OVERVIEW OF THE SALE PROCESS. The May 29, 2001 presentation summarized the key events in the sale process conducted by Deutsche Bank following its engagement as financial advisor to Bacou USA and the Bacou family, and summarized in tabular format the numbers of potential buyers contacted (130), those provided with an information memorandum (87), those which submitted indications of interest (28) and those participating in management presentations and detailed diligence reviews (10 including Christian Dalloz).

    OVERVIEW OF CHRISTIAN DALLOZ. The May 29, 2001 presentation provided a summary overview of Christian Dalloz based on publicly available information including key events in the recent history of Christian Dalloz, a short description of the current business, breakdown of sales by product and geography, ownership structure, recent stock price performance and key historical financial data. Deutsche Bank also prepared financial data for 2000 for each of the Bacou Group and Christian Dalloz and calculated the pro forma contribution of each company to the pro forma combined result on the basis of revenue, gross profit, net income, total assets, debt and equity.

    HISTORICAL PRICE AND VOLUME PERFORMANCE OF BACOU USA. The presentation included a chart of the historical price and volume performance of Bacou USA's common stock for the period beginning with Bacou USA's initial public offering through May 22, 2001. The chart highlighted the timing of certain publicly disclosed events in Bacou USA's history during such period.

    The foregoing summary describes analyses and factors that Deutsche Bank presented at the May 29, 2001 meeting of the Board of Directors, but it is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with the presentation and its role as financial advisor to the Bacou family and Bacou USA.

    The terms of the transaction were determined through negotiations between the Bacou family, the oversight committee and Christian Dalloz and their respective representatives. Although Deutsche Bank provided advice to Bacou USA and the Bacou family during the course of these negotiations, the decision to enter into the transaction was solely that of the Bacou family and Bacou USA. Deutsche Bank's advice was only one of a number of factors taken into consideration by the Bacou family and Bacou USA in making their determination to approve the transaction.

    Deutsche Banc Alex. Brown is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. BT Alex. Brown, the predecessor to Deutsche Banc Alex. Brown was named as the lead underwriter in a registration statement filed by Bacou USA in August 1998 for a proposed public issuance of common stock. A transaction was not consummated pursuant to this registration statement. In addition, from time to time, Deutsche Banc Alex. Brown has met with the senior management of Bacou USA and discussed various strategic and financial opportunities. Deutsche Banc Alex. Brown and its affiliates may actively trade securities of Bacou USA for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in such securities.

    Bacou USA selected Deutsche Banc Alex. Brown as financial advisor based on Deutsche Banc Alex. Brown's qualifications, expertise, reputation and experience in mergers and acquisitions, historical relationship with Bacou USA, and knowledge of Bacou USA's operations and assets. Bacou USA has retained Deutsche Banc Alex. Brown pursuant to an engagement letter agreement dated July 13, 2000. As compensation for its services in connection with the merger, Bacou USA will pay Deutsche Banc Alex. Brown a cash fee, a significant portion of which is dependent upon consummation of a transaction. Regardless of whether the merger is consummated, Bacou USA has agreed to reimburse Deutsche Banc Alex. Brown for reasonable fees and disbursements of Deutsche Banc Alex. Brown's counsel and all of Deutsche Banc Alex. Brown's reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of retention of Deutsche Banc Alex. Brown under the engagement letter. Bacou USA has also agreed to indemnify Deutsche Banc Alex. Brown and certain related persons to the full lawful extent against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.

REASONS FOR THE APPROVALS BY THE OVERSIGHT COMMITTEE AND OUR BOARD OF DIRECTORS

OVERSIGHT COMMITTEE

    In evaluating the merger, the oversight committee, consisting of two members of our board of directors, Mr. Alfred J. Verrecchia and Mr. Karl F. Ericson, each of whom is unaffiliated with the Bacou Group and Christian Dalloz, relied upon its knowledge of the business, financial condition and prospects of Bacou USA as well as the advice of its financial and legal advisors. The oversight committee did not consider the value of Bacou S.A.'s European operations because the oversight committee did not view the value of Bacou S.A.'s European operations as being relevant to a valuation of Bacou USA. The members of the oversight committee have certain interests in the merger which are different from the interests of the public stockholders of Bacou USA and could be viewed as creating a potential conflict of interest. See "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions; Potential Conflicts of Interest--Options to Purchase Common

Stock of Bacou USA" for a more detailed description of those interests. In determining that the oversight committee would approve and recommend the merger agreement and the transactions contemplated thereby, including the merger, to our full board of directors, the oversight committee considered a number of factors, including the following, each of which factors weighed in favor of the merger:

        (1) MARKET PRICE AND PREMIUM. The historical market prices and recent trading activity of our common stock with a particular emphasis on the relationship between the $28.50 per share merger consideration and the trading history of our common stock. In particular, the oversight committee noted that the $28.50 per share merger consideration:

       - represents a premium of approximately 46% over the $19.50 per share closing price of our common stock on the New York Stock Exchange on July 7, 2000, the last full trading day before we announced that we would explore strategic alternatives to enhance stockholder value with Bacou S.A.,

       - represents a premium of approximately 20% over the $23.80 per share closing price of our common stock on the New York Stock Exchange on May 24, 2001, the last full trading day before the May 25, 2001 meeting of the oversight committee at which it approved the execution of the merger agreement, and

       - is higher than the 52-week high closing price and the all-time high closing price of our common stock on the New York Stock Exchange ($28.38 per share) for the period ended May 24, 2001.

        For purposes of the premium analysis, the oversight committee evaluated the trading activity of our common stock in the period immediately subsequent to the July 10, 2000 announcement that Bacou USA and Bacou S.A. would consider strategic alternatives and determined that our closing stock price on July 7, 2000 represented the last trading day unaffected by the market's reaction to the announcement and related potential for a transaction.

        (2) AUCTION PROCESS AND OVERSIGHT COMMITTEE PARTICIPATION. The scope of efforts undertaken to effect a transaction involving Bacou USA. The oversight committee considered the fact that 130 potential acquirers had been contacted regarding their possible interest in acquiring all or part of the Bacou Group, 87 potential acquirers had reviewed a confidential information memorandum regarding the Bacou Group, and ten potential acquirers conducted detailed business and legal due diligence. The oversight committee considered the fact that the $28.50 per share merger consideration is higher than any price offered by any potential acquirer submitting an offer for the Bacou Group during the auction process.

        (3) UBS WARBURG FAIRNESS OPINION. The financial presentation of UBS Warburg and UBS Warburg's opinion that, as of the date of such opinion and based upon and subject to the matters set forth in the opinion, the consideration of $28.50 per share in cash consideration to be received by our stockholders, other than Bacou S.A., was fair, from a financial point of view, to such stockholders, other than Bacou S.A.

        (4) TRANSACTION STRUCTURE AND FORM OF CONSIDERATION. The fact that the price per share to be received in the merger is payable shortly following the closing of the merger in cash, thereby eliminating any uncertainties in valuing the consideration to be received by our stockholders, other than Bacou S.A., and any uncertainties about receipt of the consideration in the future. The oversight committee also discussed the consideration to be received by shareholders of Bacou S.A. and Engineering Henri Bacou in connection with the acquisition of Bacou S.A. and Engineering Henri Bacou. In connection with that, the oversight committee discussed the letter agreement dated July 14, 2000 between Bacou USA and the Bacou family which required that the Bacou family would not accept any offer to purchase their interest in Engineering Henri Bacou and Bacou S.A. unless such offer also contained an undertaking to offer to purchase the shares of our common stock not owned by Bacou S.A. on substantially similar terms. The oversight committee understood that the Bacou family and Bacou USA would mutually terminate the letter agreement in order to facilitate the terms of the merger and that the letter agreement would not apply to the merger. In light of this fact and the fact that the oversight committee determined to recommend the merger to our board of directors as being fair to the stockholders of Bacou USA other than Bacou S.A. and its affiliates, the oversight committee approved the termination of the letter agreement and did not consider the letter agreement to be applicable to the merger.

        (5) SIZE AND SCALE. The fact that the safety markets in which we operate continue to experience a period of consolidation involving competitors, customers and suppliers, making size and scale increasingly important to a company's success. The oversight committee considered that the acquisition opportunities currently available to us, even if successfully consummated on acceptable terms and conditions, may not provide it with sufficient size and scale to compete at an appropriate level in the increasingly competitive industries in which we operate. The oversight committee also noted our relative lack of sufficient size and scale may impact our ability to effectively compete with our industry competitors, thereby adversely affecting our future value.

        (6) RISKS OF STRATEGIC PLAN. The fact that our long-term strategic plan of growth through strategic acquisitions, through expansion of existing markets and entering into new markets both domestically and abroad and through new product development is subject to numerous risks and uncertainties. The oversight committee noted that these risks and uncertainties include:

       - the uncertainty that we can identify and consummate attractive strategic acquisitions of sufficient size and scale, including the related risks of financing, integration and diversion of management's attention associated with any such acquisitions,

       - the uncertainty that we can successfully expand existing markets (particularly since Bacou USA has a relatively large market share in certain of its product lines in the United States) and enter into new markets, both domestically and abroad, and if we are successful in doing so, the related inherent risks and uncertainties of doing business outside the United States,

       - the risk that new product development may not lead to commercially successful products, notwithstanding marketing and research and development investments which are significant for a company of our size, and

       - other risks and uncertainties that might adversely affect our prospects on a stand-alone basis include the risk that we will be adversely affected by a general economic slowdown in relevant markets in late 2001 and in 2002.

        (7) POSSIBLE DECLINE IN MARKET PRICE OF COMMON STOCK. The possibility that if a merger transaction were not negotiated and we remained as a publicly owned corporation, it is possible that because of a decline in the market price of the shares of our common stock or the stock market in general, the price that might be received by the holders of our shares in the open market or in a future transaction might be less than the $28.50 merger consideration per share price to be received by stockholders in connection with the merger.

        (8) AVAILABILITY OF DISSENTERS' RIGHTS. The fact that dissenters' rights of appraisal will be available to the holders of our common stock under Delaware law in connection with the merger.

        (9) REVIEW OF TRANSACTION WITH MANAGEMENT AND ADVISORS. The oversight committee reviewed and discussed with our senior management and legal and financial advisors the business, financial, legal and accounting aspects of the merger and the terms of, and conditions to, the merger.

BOARD OF DIRECTORS OF BACOU USA

    In evaluating the merger, our board of directors relied on its knowledge of our business, financial condition and prospects. Our board of directors also considered and relied on the advice of our legal and financial advisors and the conclusions and unanimous recommendation of the oversight committee described above. In determining that the board of directors would approve the merger agreement and the merger, our full board of directors considered the following additional factors, each of which weighed in favor of the merger:

        (1) The fact that the oversight committee, following a thorough consideration of the factors listed in the preceding section, unanimously recommended to our board of directors to approve the merger agreement and the merger.

        (2) The low likelihood that a third party would be willing to offer a higher price than Christian Dalloz in light of (i) Bacou S.A. being our majority stockholder with approximately 71.4% of our voting common equity interest, (ii) the fact that the Bacou Group held a full auction process and following such auction each of the bids that was offered for shares of our public stockholders was lower than the $28.50 merger consideration being offered by Christian Dalloz and no bid was higher than $25.00 per share and
    (iii) Bacou S.A. having agreed with Christian Dalloz to support the merger. Our board of directors considered these to be factors which would significantly impede the likelihood of a superior offer and, as such, considered it to be a factor weighing in favor of the merger.

        (3) Our board of directors considered the immediate return of value to our stockholders through the merger in light of the risks inherent in continuing to operate our business in accordance with our long term strategy. These risks include factors which are beyond our control, particularly the size of the U.S. market, low expectations for organic growth of the U.S. market for our products, customer demand for our products, the impact of competitive products and pricing, changing market conditions and capital constraints on our acquisition strategy. With respect to our acquisition strategy, our board of directors considered the difficulties of continuing to pursue a growth through acquisition strategy in light of the need for additional equity or debt capital to support that strategy. Our board of directors believed that the cost of equity capital for such purpose would be too high because the recent trading prices of our common stock reflected multiples to earnings and revenues that were less than the multiples that the board believed we would have to pay to expand our business through acquisitions. Additionally, because of the existing capital structure of the Bacou Group, including our existing debt levels, our board of directors believed that we had limited access to additional debt financing to pursue our strategy.

        (4) Our board of directors considered, without expressly adopting, the analysis made by UBS Warburg LLC contained in the copy of their presentation materials to the oversight committee made available by the oversight committee to the full board of directors at the May 29, 2001 meeting. Our board examined the market values and trading multiples of comparable publicly traded companies included in the comparable company analysis prepared by UBS Warburg, including the enterprise value of each of these companies as a multiple of their respective LTM revenue, LTM EBITDA and LTM EBIT (enterprise value, LTM Revenue, LTM EBITDA and LTM EBIT as defined in the earlier section "Opinion of UBS Warburg LLC"). The board also examined similar multiples for Bacou USA as implied by the merger consideration of $28.50 per share. The board observed that such implied multiples for Bacou USA were generally within the range of multiples for the selected companies, and weighed in favor of the merger. Our board also considered the comparable transaction analysis prepared by UBS Warburg LLC of selected acquisitions involving selected companies in the personal protection/safety product industries. Our board examined the transaction enterprise values and implied valuation multiples of the target companies relative to their respective earnings, including the enterprise value of each of these transactions as a multiple of the respective target's LTM revenue, LTM EBITDA and LTM EBIT.

    Our board also examined similar multiples for Bacou USA as implied by the merger consideration of $28.50 per share. The board observed that the implied multiples for Bacou USA were generally within the range of multiples for the selected transactions, and weighed in favor of the merger. Our board observed that none of the companies or transactions used in the comparable company or comparable transaction analysis was comparable in all respects to Bacou USA or the merger--the selected companies may significantly differ from Bacou USA based on, among other things, the size of the companies, the geographic coverage of the companies' operations, their ownership structures, the particular business segments in which the companies focus, and in the case of comparable transactions, potential synergies to an acquirer. They also observed that any of these differences could affect the public trading values as well as the transaction values of the companies to which Bacou USA and the merger are being compared. Our board of directors did not, however, perform its own analysis in this regard. Although our board of directors considered these analyses, our board of directors after considering the conclusions and recommendation of the oversight committee, made the determination to accept the proposed merger consideration. Representatives of UBS Warburg LLC were not present and did not otherwise participate in the May 29, 2001 meeting. Our board of directors did not seek to receive its own fairness opinion because it relied on the fact that the oversight committee had received a fairness opinion prepared by UBS Warburg and that the oversight committee unanimously recommended the merger.

        (5) Our board of directors considered the terms and conditions of the merger agreement, including the amount and form of the merger consideration, the parties' mutual representations, warranties and covenants, and the conditions to their respective obligations, and the absence of future obligations of the public stockholders. Our board of directors considered that, although the merger agreement does not include any financing condition, the merger agreement is conditioned on the completion of the related acquisitions of Engineering Henri Bacou and Bacou S.A. Although these acquisitions do contain a financing condition, our board of directors was advised by Bacou S.A. and its financial advisors that Christian Dalloz had received commitment letters for such financing in customary form which mitigated the financing risk. Based on the foregoing, our board of directors did not view as unreasonable the risk that the financing condition would not be satisfied.

        (6) Our board of directors considered the fact that in recent years the historical trading prices of our common stock had traded at multiples to earnings that our board of directors did not consider to be indicative of the true value of the shares. Our board of directors believed that this, at least in part, reflected the fact that we have a small market capitalization with limited liquidity for our publicly traded shares and that the stock markets have not favored these types of stocks in recent years. Our board of directors believed that these trends represented significant impediments, that were beyond our control, to attaining greater value for Bacou USA as a going concern than the value reflected in the merger consideration.

    The oversight committee and the full board of directors recognize that, although the completion of the merger will give our stockholders, other than Bacou S.A., the opportunity to realize a substantial premium over the price at which our common stock traded before the public announcement of the merger, completion of the merger will also eliminate the opportunity for our stockholders, other than Bacou S.A., to participate in any future increases in our value. The oversight committee and the board of directors also recognized that certain members of our senior management and board of directors were required to accept shares of Christian Dalloz as partial consideration for their Bacou S.A. shares. The oversight committee and our board of directors recognized that these board members and officers, therefore, may indirectly benefit from any increases in our value, but will also indirectly bear the risk that our value will decrease following the merger by virtue of their continuing equity interests in the combined Bacou-Dalloz group following the merger. Although the oversight committee and the board of directors realized that these factors do not weigh in favor of the merger, the oversight committee and the board of directors believe that:

    - these factors are mitigated by the fact that our stockholders also will not share in the risk that our value decreases following the merger,

    - these factors are outweighed by the other factors weighing in favor of the merger described above, and

    - this lost opportunity is reflected in the merger consideration price of $28.50 per share.

    The oversight committee and our board of directors recognized that certain members of our board of directors and senior management have interests in the merger that are described under "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions; Potential Conflicts of Interest" and that these interests presented potential conflicts of interest. Although the oversight committee and our board of directors did not consider this to be a factor in favor of or against the merger, it was a significant factor in the manner in which the oversight committee and our board of directors conducted themselves, specifically by delegating broad powers to the oversight committee, with respect to ensuring that the oversight committee would engage in vigorous negotiations on behalf of our public stockholders.

    The oversight committee and our board of directors considered requiring that the merger be approved by a majority of the unaffiliated stockholders of Bacou USA. However, in light of the fact that the approval of the oversight committee, acting solely on behalf of the unaffiliated stockholders, was required and received prior to executing the merger agreement and that the oversight committee retained its own independent financial adviser to render financial advice and, if appropriate, issue a fairness opinion with respect to the consideration to be paid to the unaffiliated stockholders of Bacou USA and that the oversight committee retained its own legal advisors, our board of directors and the oversight committee determined that these procedures provided adequate protection to the unaffiliated stockholders of Bacou USA under applicable law. Therefore, the approval of a majority of the unaffiliated stockholders was not sought.

    In light of the number and variety of factors that the oversight committee and our board of directors considered in connection with their evaluation of the merger, neither the oversight committee nor our board of directors found it practicable to quantify or otherwise assign relative weights to the foregoing factors, and, accordingly, neither the oversight committee nor our board of directors did so. In addition, individual members of the oversight committee and our board of directors may have given different weights to different factors. Rather, the oversight committee and our board of directors viewed their respective positions and recommendations as being based on the totality of the information presented to and considered by each of them.

    Under our Certificate of Incorporation, a plan of merger requires the affirmative vote of at least a majority of all outstanding shares entitled to vote thereon to be adopted. Our board of directors and the oversight committee recognize that the approval of the holders of the outstanding shares held by stockholders other than Bacou S.A. is not required to consummate the merger.

    OUR BOARD OF DIRECTORS, AFTER CONSIDERING THE UNANIMOUS RECOMMENDATION OF THE OVERSIGHT COMMITTEE, UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO OUR STOCKHOLDERS, OTHER THAN BACOU S.A., AND THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND IN OUR BEST INTERESTS AND THE BEST INTERESTS OF OUR STOCKHOLDERS, OTHER THAN BACOU S.A.

BACOU USA'S POSITION AS TO THE FAIRNESS OF THE MERGER

    We believe the merger to be fair to our stockholders who are unaffiliated with Bacou S.A. and its affiliates, based upon numerous factors, including the following material factors:

    - the fact that the merger consideration of $28.50 per share of common stock
      (1) represents a premium of approximately 46% over the $19.50 per share closing price of our common stock on the New York Stock Exchange on July 7, 2000, the last full trading day before we announced that we would explore strategic alternatives to enhance stockholder value with Bacou S.A., and a premium of approximately 20% over the $23.80 per share closing price of our common stock on the New York Stock Exchange on May 24, 2001, the last full trading day before the May 25, 2001 meeting of the oversight committee at which it approved the execution of the merger agreement, and (2) is higher than the 52-week and the all-time high closing price of our common stock on the New York Stock Exchange ($28.38 per share) for the period ended May 24, 2001;

    - the unanimous approval of the merger by the oversight committee and the fact that the members of the oversight committee, based on the factors described in "SPECIAL FACTORS--Reasons for the Approvals of the Oversight Committee and our Board of Directors," determined that the merger is fair to us and our stockholders, other than Bacou S.A. and its affiliates, and declared that the merger agreement is advisable;

    - the fact that the merger consideration to our public stockholders and the merger agreement was extensively negotiated between the legal representatives of the oversight committee, representatives of Bacou USA, representatives of Bacou S.A. and representatives of Christian Dalloz;

    - the fact that the oversight committee engaged UBS Warburg LLC, a leading internationally recognized investment bank, and that UBS Warburg LLC rendered an opinion to the oversight committee as to the fairness of the merger consideration from a financial point of view to our stockholders, other than Bacou S.A.; and

    - the factors considered by the oversight committee and our board of directors, and the analysis of the oversight committee and our board of directors referred to under "SPECIAL FACTORS--Reasons for the Approval of the Oversight Committee and our Board of Directors."

    Our board of directors viewed the $19.50 per share closing price on that last full trading day before the announcement of Bacou USA's exploration of strategic alternatives to be relevant because the announcement triggered a significant increase in the trading price of Bacou USA's stock.

    The oversight committee and the board of directors also understood that our obligation to consummate the merger is not conditioned on the favorable vote of a majority of disinterested stockholders. The oversight committee and the board of directors determined that the merger, nevertheless, was procedurally fair because, among other things:

    - the members of the oversight committee who participated in the negotiations regarding the merger on behalf of our stockholders are not affiliated with Christian Dalloz, the Bacou family or Bacou S.A. and are not employees of Bacou USA or Bacou S.A.;

    - the oversight committee retained UBS Warburg LLC, who is not affiliated with Christian Dalloz, the Bacou family or Bacou USA's or Bacou S.A.'s management, to serve as independent financial advisor to the oversight committee and to render a financial fairness opinion with respect to the merger;

    - the oversight committee engaged Edwards & Angell LLP to serve as legal advisor to the oversight committee;

    - Bacou S.A. retained Deutsche Bank Alex.Brown to conduct an auction for the sale of the Bacou Group, including Bacou USA, during which 130 potential acquirers were contacted regarding their possible interest in acquiring all or part of the Bacou Group, 87 potential bidders reviewed a confidential information memorandum regarding the Bacou Group, ten potential acquirers conducted detailed business and legal due diligence reviews and the Christian Dalloz offer for our stockholders, other than Bacou S.A. and its affiliates, was the highest and best offer received from any party;

    - the $28.50 merger consideration and the other terms and conditions of the merger agreement resulted from active bargaining among Bacou USA, Bacou S.A., Christian Dalloz and the oversight committee; and

    - the merger agreement and the merger were unanimously approved by the oversight committee.

    In considering the fairness of the merger to our stockholders who are unaffiliated with Bacou S.A. and its affiliates, the oversight committee and the board of directors did not consider our net book value or liquidation value. The oversight committee and the board of directors believed that these values would be lower than and would not be indicative of our value as a going concern. Our net book value per share as of March 31, 2001 was $12.23. This value is substantially below the $28.50 per share cash merger consideration. The oversight committee and the board of directors further believe, based on their knowledge of Bacou USA and its asset values, that our liquidation value, which takes into account the appreciated value of our assets, also would be substantially below the merger consideration. The oversight committee and the board of directors recognized, however, that neither we nor UBS Warburg LLC has undertaken a liquidation analysis because the oversight committee and the board of directors believe that the liquidation value of our assets would not be indicative of our value.

    Neither the oversight committee nor the board of directors conducted a going concern analysis of Bacou USA. In this regard, however, the oversight committee and the board of directors considered the results of the extensive auction process as indicative of the price that the market was willing to pay for Bacou USA as a going concern. The bidding instructions in the auction made it clear that only bids for the entire Bacou Group would be considered and there was no attempt to sell the assets of the Bacou Group or Bacou USA other than in their entirety. The indications of interest and offers resulting from the auction process provided separate valuations for Bacou USA. The board of directors and the oversight committee believed, based on the indications of interest and offers received in the auction process, that each potential acquirer in the auction intended to purchase the entire Bacou Group and Bacou USA as a going concern and to continue to operate Bacou USA as a going concern if it was successful in acquiring the Bacou Group. Therefore, the board of directors and the oversight committee concluded that the auction process was indicative of what a potential purchaser would be willing to pay for Bacou USA as a going concern and that a separate "going concern" analysis of Bacou USA was not necessary.

    After considering the foregoing, we believe the merger consideration to be fair to our stockholders, other than Bacou S.A. and its affiliates. In reaching this determination we have not assigned specific weights to particular factors, and considered all factors as a whole. None of the factors that we considered led us to believe that the merger was unfair to our stockholders, other than Bacou S.A. and its affiliates.

    None of the members of our board of directors, in their respective capacity as such, received any reports, opinions or appraisals from any outside party relating to the merger or the fairness of the consideration to be received by the stockholders, other than those received by the oversight committee from UBS Warburg LLC. See "SPECIAL FACTORS--Opinion of UBS Warburg LLC."

BACOU S.A.'S, ENGINEERING HENRI BACOU'S AND THE BACOU FAMILY'S POSITIONS AS TO
  THE FAIRNESS OF THE MERGER

    Each of Bacou S.A., Engineering Henri Bacou and the Bacou family (Philippe Bacou, Christophe Bacou, Jacqueline Maggi Bacou and Veronique Mirabel) believes that the merger is fair to our stockholders who are unaffiliated with Bacou S.A. and its affiliates, based on the same conclusions, and the bases therefor, reached by the Bacou USA board of directors in approving the merger, as set forth above, and expressly adopts those conclusions of the board of directors as to the fairness and the reasons for the merger.

    Although UBS Warburg LLC was engaged by the oversight committee, and not by our board of directors, Bacou USA, Bacou S.A., Engineering Henri Bacou or the Bacou family, the fact that a qualified financial advisor rendered an opinion to the oversight committee as to the fairness of the merger consideration, from a financial point of view to our stockholders who are unaffiliated with Bacou S.A. and its affiliates, nevertheless was a relevant factor in the determination by Bacou S.A., Engineering Henri Bacou and the Bacou family that the merger is fair to our stockholders who are unaffiliated with Bacou S.A. and its affiliates.

    Bacou S.A., Engineering Henri Bacou and the Bacou family did not receive any reports, opinions or appraisals from any outside party relating to the merger or the fairness of the consideration to be received by our stockholders, other than Bacou S.A. and its affiliates.

MESSRS. STEPAN'S, BARR'S, HEBERT'S AND BENNETT'S POSITION AS TO THE FAIRNESS OF
  THE MERGER

    Each of Messrs. Stepan, Barr, Hebert and Bennett believes that the merger is fair to the stockholders of Bacou USA who are unaffiliated with Bacou S.A. and its affiliates, based on the same conclusions, and the bases therefor, reached by the Bacou USA board of directors in approving the merger, as set forth above, and expressly adopt those conclusions of the board of directors as to the fairness and the reasons for the merger.

    Although UBS Warburg was engaged by the oversight committee and not by our board of directors, the fact that a qualified independent financial adviser rendered an opinion to the oversight committee as to the fairness of the merger consideration, from a financial point of view to the public stockholders of Bacou USA, was a relevant factor in the determination by Messrs. Stepan, Barr, Hebert and Bennett that the merger is fair to the unaffiliated stockholders of Bacou USA.

    Messrs. Stepan, Barr, Hebert and Bennett did not receive any reports, opinions or appraisals from any outside party relating to the merger or the fairness of the consideration to be received by the unaffiliated stockholders of Bacou USA.

    Messrs. Stepan, Barr, Hebert and Bennett have a potential conflict of interest with respect to the merger agreement and the merger, in that they will receive certain payments and other benefits in connection with the consummation of the merger and the related acquisition transactions as described in detail in "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions; Potential Conflicts of Interest."

CHRISTIAN DALLOZ' AND DANIEL U. S. SUB'S POSITION AS TO THE FAIRNESS OF THE
  MERGER

    Christian Dalloz and Daniel U. S. Sub expressly adopt the conclusions of the Bacou USA board of directors described in "Reasons for the Approvals of the Oversight Committee and our Board of Directors--Board of Directors of Bacou USA." Christian Dalloz and Daniel U. S. Sub believe that the merger is fair to the Bacou USA stockholders who are unaffiliated with Bacou S.A., based on the same conclusions, and the bases therefor, reached by the Bacou USA board of directors in approving the merger, as set forth above, and based on the fact that the merger was approved by the board of directors, which was advised by experienced and independent legal counsel and financial advisors, and based its approval, in part, on the approval and recommendation of the oversight committee. In particular, Christian Dalloz and Daniel U. S. Sub believe that the merger is fair to the Bacou USA stockholders who are unaffiliated with Bacou S.A., because (1) of the integrity of the procedures implemented by the oversight committee, including retaining its own advisors, receiving a fairness opinion from UBS Warburg and active negotiations with Christian Dalloz, each of which contributed to the original offer price being increased and (2) the $28.50 per share merger consideration is higher than the highest offer of $25.00 per share resulting from the auction process. Christian Dalloz and Daniel U. S. Sub, however, have a conflict of interest with respect to the merger agreement and the merger, in that it is the other party to the merger agreement and will acquire all the shares of common stock held by the Bacou USA stockholders, other than Bacou S.A. and its affiliates, if the merger is consummated.

CHRISTIAN DALLOZ' REASONS FOR THE MERGER

    In determining to acquire the shares of the Bacou USA stockholders, other than Bacou S.A. and its affiliates, and enter into the related acquisitions of Engineering Henri Bacou and Bacou S.A., Christian Dalloz focused on a number of factors. Specifically, Christian Dalloz believes that the merger, in conjunction with the related acquisitions, would, among other things:

    - facilitate Christian Dalloz' development of a more consistent and flexible global presence in the protective equipment industry;

    - strengthen Christian Dalloz' position in its core business of protective equipment;

    - enhance Christian Dalloz' presence in the U.S. market and increase investment in, and the proportion of its earnings from, U.S. activities;

    - enable Christian Dalloz to develop synergies between Christian Dalloz and Bacou S.A. and achieve a consistent business organization among the combined entity's various businesses worldwide;

    - create a deeper and more diverse management group with a more efficient capital structure; and

    - represent a good use of Christian Dalloz' available funds relative to alternative investments.

PURPOSE AND STRUCTURE OF THE MERGER

    The purpose of the merger is to effect the acquisition by Christian Dalloz of all the common stock of Bacou USA as part of the acquisition of the entire Bacou Group. Christian Dalloz has undertaken the merger for the reasons stated under "SPECIAL FACTORS--Christian Dalloz' Reasons for the Merger." In the merger, each share of Bacou USA common stock (other than shares held by Bacou S.A. and its affiliates) will be converted into the right to receive an amount in cash equal to $28.50, without interest. The transaction is being undertaken at this time because the Bacou Group determined to conduct an auction for all or a portion of the Bacou Group in July 2000 for the reasons set forth under "SPECIAL FACTORS--Background of the Merger and the Related Acquisition Transactions."

    The acquisition of the Bacou USA common stock has been structured as a cash merger in order to accomplish the acquisition in a single step, without the necessity of financing separate purchases of shares in a tender offer or in open market purchases while at the same time not materially disrupting Bacou USA's operations. Christian Dalloz did not consider any alternative means to accomplish the purposes set forth above because the merger is the most direct means for effecting the acquisition of the shares of Bacou USA common stock.

    Following the merger, the common stock of Bacou USA will be delisted from the New York Stock Exchange and the registration of the common stock under the Securities Exchange Act of 1934 will be terminated. See "SPECIAL FACTORS--Plans for Bacou USA after the Merger" and "SPECIAL FACTORS--Certain Effects of the Merger."

CERTAIN EFFECTS OF THE MERGER

    If the merger is consummated, the holders of Bacou USA common stock, other than Bacou S.A. and its affiliates, will no longer have any interest in, and will not be stockholders of, Bacou USA and, therefore, will not benefit from any future earnings or growth of Bacou USA or benefit from any increases in the value of Bacou USA and will no longer bear the risk of any decreases in value of Bacou USA. Instead, each such holder will have the right to receive upon consummation of the merger $28.50 in cash, without interest, for each share of Bacou USA common stock held. As a result of the merger, Christian Dalloz will have 100% of the interests in Bacou USA's net book value and net earnings and will be entitled to all the benefits resulting from such interest including all income generated by Bacou USA's operations and any future increases in our value. Christian Dalloz will also bear the risk of losses generated by our operations and any future decrease in our value after the merger.

    The Bacou USA common stock is currently registered under the Securities Exchange Act of 1934. As a result of the merger, the common stock will be delisted from the New York Stock Exchange, the registration of the common stock under the Securities Exchange Act of 1934 will be terminated, Bacou USA will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Securities Exchange Act of 1934, and its officers, directors and beneficial owners of more than 10% of the common stock will be relieved of the reporting requirements and restrictions on insider trading under
Section 16 of the Securities Exchange Act of 1934. Further, Bacou USA will no longer be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and will cease filing information with the Securities Exchange Commission. Accordingly, less information will be required to be made publicly available than presently is the case.

PLANS FOR BACOU USA AFTER THE MERGER

    Christian Dalloz intends, subject to certain conditions, including receipt of all necessary regulatory approvals, to consummate the acquisitions of Engineering Henri Bacou and Bacou S.A. simultaneously with or promptly following the merger. Christian Dalloz and Bacou S.A. will analyze how best to integrate the management of the two entities after consummation of the merger and the related transactions.

    Except as indicated in this information statement, Christian Dalloz does not have any present plans or proposals which relate to, or would result in, an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving Bacou USA or any of its subsidiaries, sale or transfer of a material amount of assets of Bacou USA's or any other material changes in Bacou USA's capitalization, dividend policy, corporate structure, business or composition of the board of directors or the management of Bacou USA, except that Christian Dalloz intends to review the composition of the board of directors (or similar governing bodies) of Bacou USA and its subsidiaries and to cause the election to such boards of directors (or similar governing bodies) of certain of its representatives. It is anticipated, however, that Christian Dalloz will from time to time evaluate and review its businesses, operations and properties and make such changes as are deemed appropriate.

INTERESTS OF CERTAIN PARTIES IN THE MERGER AND RELATED ACQUISITION TRANSACTIONS;
  POTENTIAL CONFLICTS OF INTEREST

    You should be aware that, in addition to the matters discussed above, some of our executive officers and certain members of our board of directors have various interests in the merger described in this section that are in addition to, or different from, the interests of our stockholders generally and create potential conflicts of interest.

OPTIONS TO PURCHASE COMMON STOCK OF BACOU USA

    EXECUTIVE OFFICERS

    As of the effective time of the merger, all outstanding options to purchase common stock will become fully vested. The merger agreement provides that, for each share covered by outstanding stock options at the time of the merger, the executive officers will have the right to receive a cash payment equal to the difference between the $28.50 per share merger consideration and the per share exercise price of such options, referred to as the "spread," reduced by applicable withholding tax.

    The following table summarizes the total number of shares covered by options, and the number of such options that are currently held, vested and unvested, by each executive officer, and all executive officers as a group, as well as the aggregate amount to which each executive officer and the executive officers as a group would be entitled if they elected to receive the spread for all of their options as of the date of this information statement:

                                   COMMON SHARES         COMMON SHARES         COMMON SHARES
                                     SUBJECT TO            SUBJECT TO             SUBJECT         AGGREGATE
NAME OF EXECUTIVE OFFICER        VESTED OPTIONS (#)   UNVESTED OPTIONS (#)   TO ALL OPTIONS (#)   SPREAD ($)
-------------------------        ------------------   --------------------   ------------------   ----------
Walter Stepan(1)...............        100,000                   --                100,000        $1,182,500
Philip B. Barr(1)(2)...........        100,000                   --                100,000        $1,267,500
Alan H. Bennett(1).............          7,500                7,500                 15,000        $   71,250
Adrien W. Hebert(1)............         16,000                4,000                 20,000        $  270,000
                                       -------               ------                -------        ----------
EXECUTIVE OFFICERS AS A
  GROUP........................        223,500               11,500                235,000        $2,791,250
                                       =======               ======                =======        ==========

------------------------

(1) Does not include options that were required to be granted for 2000, 2001 and 2002 pursuant to applicable agreements, but were forfeited pursuant to employment letter agreements dated May 29, 2001 (see "SPECIAL
    FACTORS--Interests of Certain Parties in the Merger and Related Transactions; Potential Conflicts of Interest--Employment Agreements.")

(2) Mr. Stepan and Mr. Barr also serve on the board of directors of Bacou USA.

    NON-MANAGEMENT DIRECTORS

    The following table summarizes the total number of shares covered by options, and the number of such options that are currently held, vested and unvested, by each non-management director, and all non-management directors as a group, as well as the aggregate amount to which each non-management director and the non-management directors as a group would be entitled if they elected to receive the spread for all of their options as of the date of this information statement:

                                   COMMON SHARES         COMMON SHARES         COMMON SHARES
                                     SUBJECT TO            SUBJECT TO             SUBJECT         AGGREGATE
NAME OF DIRECTOR                 VESTED OPTIONS (#)   UNVESTED OPTIONS (#)   TO ALL OPTIONS (#)   SPREAD ($)
----------------                 ------------------   --------------------   ------------------   ----------
Philippe Bacou.................         83,800                   --                 83,800        $  985,741
Christophe Bacou...............         30,400                   --                 30,400        $  355,183
Howard S. Leight...............         60,000                   --                 60,000        $  671,875
Alfred J. Verrecchia(1)........         10,000                   --                 10,000        $   96,875
Karl F. Ericson(1).............         30,400                   --                 30,400        $  355,183
                                       -------               ------                -------        ----------
NON-MANAGEMENT DIRECTORS AS A
  GROUP........................        214,600                   --                214,600        $2,464,857
                                       =======               ======                =======        ==========

------------------------

(1) Mr. Ericson has served as a director and as a member of the oversight committee since July 1996. Mr. Verrecchia has served as a director and as a member of the oversight committee since February 1999. In addition to his stock options, Mr. Ericson also owns 6,000 shares of Bacou USA and based on the merger consideration of $28.50 per share, will receive $171,000 upon consummation of the merger with respect to such shares. Mr. Ericson was a partner with Peat Marwick Mitchell & Co., predecessor to KPMG LLP, from 1970 to 1990. KPMG LLP are Bacou USA's independent certified public accountants. Mr. Ericson's prior relationship with the predecessor of KPMG LLP did not influence the decision of Bacou USA to retain KPMG LLP as its accountants.

EMPLOYMENT AGREEMENTS

    MR. STEPAN

    On December 1, 1999, Bacou USA entered into an Amended and Restated Employment Agreement with Mr. Stepan, effective January 1, 2000 for a period of three years with respect to Mr. Stepan's service as Co-Chairman of Bacou USA, with annual renewals thereafter unless either party provides six months notice prior to the end of a term. In this position, Mr. Stepan receives $120,000 per year (subject to annual reviews) and must devote at least 25% of his previous normal business commitment to Bacou USA. He is eligible to receive incentive compensation, subject to the approval of the Compensation Committee, measured on the success and progress that Bacou USA achieves during each year, based on the time he devotes to his duties and reflecting his former position as President and CEO. Mr. Stepan continues to receive all employment benefits for which he was previously eligible. In the event of any direct or indirect change of control of Bacou USA, Mr. Stepan is entitled to receive a guaranteed minimum payment equal to the sum of the amounts payable to him during the full term of this agreement, including total base salary, bonus equal to 25% of his 1999 bonus, a number of stock options equal to those granted to the President and CEO, plus the present value of all other benefits under the agreement from such date until the end of the then-current term of the agreement. The agreement prohibits Mr. Stepan from competing with Bacou USA and from disclosing confidential information regarding the company during the term of such agreement and thereafter for periods of one year and three years, respectively. Pursuant to the terms of a letter agreement between Bacou USA and Mr. Stepan dated
May 29, 2001, the parties have agreed that (1) Mr. Stepan's employment agreement will terminate upon the closing of the merger and the related acquisition transactions, (2) Bacou USA will pay Mr. Stepan $2,400,000 at closing as a settlement of any and all claims for payments that would have resulted under the terms of the employment agreement, (3) Mr. Stepan will relinquish at closing all rights to receive payments pursuant to the change of control provision in the employment agreement, including an acknowledgment that no stock options will be granted to him for years 2000, 2001 and 2002, and (4) in the event that closing does not occur, the employment agreement will remain in full force and effect. The stock options forfeited by Mr. Stepan pursuant to the letter agreement with Bacou USA were in addition to the stock options set forth in the section above entitled "--Options to Purchase Common Stock of Bacou USA--Executive Officers."

    MR. BARR

    Effective January 1, 2000, Bacou USA and Mr. Barr entered into an Employment Agreement regarding Mr. Barr's service as President and Chief Executive Officer of Bacou USA for a three-year term, with two-year renewal terms thereafter unless either party provides six-months' notice prior to the end of any such term. Bacou USA paid Mr. Barr a base salary of $450,000 for the first year of the initial term, subject to annual reviews which resulted in an increase of his base salary to $475,000 effective January 1, 2001. Bacou USA determines his bonus payments and stock options pursuant to a bonus and option plan, according to which Mr. Barr receives awards determined by the compound annual growth rate of Bacou USA's net income and earnings before interest, taxes, depreciation and amortization ("EBITDA"). For 2000, Mr. Barr received a bonus of $450,000. The agreement also provides that in the event of any change of control of Bacou USA, either directly or indirectly, Mr. Barr is entitled to receive a guaranteed minimum payment equal to the sum of the amounts payable to him during the full term of this agreement, including total base salary, bonus and stock options plus the present value of all other benefits under the agreement from such date until the end of the then-current term of the agreement. The agreement prohibits Mr. Barr from competing with Bacou USA and from disclosing any confidential information regarding our business during the term of the agreement and thereafter for periods of one year and three years, respectively. Pursuant to the terms of a letter agreement between Bacou USA and Mr. Barr dated May 29, 2001, the parties have agreed that (1) Mr. Barr's employment agreement will terminate upon the closing of the merger and the related acquisition transactions, (2) Bacou USA will pay Mr. Barr $1,400,000 at closing as a settlement of any and all claims for payments that would have resulted under the terms of the employment agreement, (3) Mr. Barr will relinquish at closing all rights to receive payments pursuant to the change of control provision in the employment agreement, including an acknowledgment that no stock options will be granted to him for years 2000, 2001 and 2002, and
(4) in the event that closing does not occur, the employment agreement will remain in full force and effect. The stock options forfeited by Mr. Barr pursuant to the letter agreement with Bacou USA were in addition to the stock options set forth in the section above entitled "--Options to Purchase Common Stock of Bacou USA--Executive Officers."

    MR. BENNETT

    Effective January 1, 2000, Bacou USA Safety, Inc., the main operating subsidiary of Bacou USA, entered into a three-year Employment Agreement with Mr. Bennett with two-year renewal terms thereafter unless either party provides six-months' notice prior to the end of a term. Bacou USA paid him a base salary of $325,000 for the first year of the initial term, subject to annual reviews, which resulted in an increase of his base salary to $340,000 effective
January 1, 2001. Bacou USA determines his bonus payments and stock options pursuant to a bonus and option plan, according to which Mr. Bennett receives awards determined by the compound annual growth rate of Bacou USA's net income and earnings before interest, tax, depreciation and amortization. Mr Bennett received a bonus of $250,000 for his service in 2000. The agreement provides that in the event of a change of control of Bacou USA, either directly or indirectly, Mr. Bennett is entitled to receive a change of control payment calculated in the same manner as for Mr. Barr. Under the agreement, Mr. Bennett is restricted from competing with Bacou USA and is prohibited from disclosing any confidential information about our business during the term of the agreement and thereafter for periods of one year and three years, respectively. Pursuant to the terms of a letter agreement between Bacou USA and Mr. Bennett dated
May 29, 2001, the parties have agreed that (1) Mr. Bennett's employment agreement will terminate upon the closing of the merger and the related acquisition transactions, except for a relocation agreement which will remain in force, (2) Bacou USA will pay Mr. Bennett $1,000,000 at closing as a settlement of any and all claims for payments that would have resulted under the terms of the employment agreement, (3) Mr. Bennett will relinquish at closing all rights to receive payments pursuant to the change of control provision in the employment agreement, including an acknowledgment that no stock options will be granted to him for years 2000, 2001 and 2002, and (4) in the event that closing does not occur, the employment agreement will remain in full force and effect. The stock options forfeited by Mr. Bennett pursuant to the letter agreement with Bacou USA were in addition to the stock options set forth in the section above entitled "--Options to Purchase Common Stock of Bacou USA--Executive Officers."

    MR. HEBERT

    Effective January 1, 2000, Bacou USA entered into an Employment Agreement with Mr. Hebert for a three-year term with two-year renewal terms thereafter unless either party provides a six months' notice prior to the end of a term. Bacou USA paid Mr. Hebert a base salary of $225,000 for the first year of the agreement, subject to annual reviews, which resulted in an increase of his base salary to $235,000 effective January 1, 2001. Bacou USA determines his bonus payments and stock options pursuant to a bonus and option plan, according to which Mr. Hebert receives awards determined by the compound annual growth rate of Bacou USA's net income and earnings before interest, tax, depreciation and amortization. For 2000, he received a bonus of $160,000. The agreement provides that in the event of a change of control of Bacou USA, directly or indirectly, Mr. Hebert is entitled to receive a change of control payment calculated in the same manner as for Mr. Barr. The agreement prohibits Mr. Hebert from competing with Bacou USA and from disclosing any confidential information about our business during the term of the agreement and thereafter, for periods of one year and three years, respectively. Pursuant to the terms of a letter agreement between Bacou USA and Mr. Hebert dated May 29, 2001, the parties have agreed that (1) Mr. Hebert's employment agreement will terminate upon the closing of the merger and the related acquisition transactions, (2) Bacou USA will pay
Mr. Hebert $500,000 at closing as a settlement of any and all claims for payments that would have resulted under the terms of the employment agreement,
(3) Mr. Hebert will relinquish at closing all rights to receive payments pursuant to the change of control provision in the employment agreement, including and acknowledgment that no stock options will be granted to him for years 2000, 2001 and 2002, and (4) in the event that closing does not occur, the employment agreement will remain in full force and effect. The stock options forfeited by Mr. Hebert pursuant to the letter agreement with Bacou USA were in addition to the stock options set forth in the section above entitled "--Options to Purchase Common Stock of Bacou USA--Executive Officers."

    MR. BURT

    Effective on October 1, 1997, Biosystems, Inc., a predecessor to Bacou Safety, entered into an Employment Agreement with Mr. Burt. According to this agreement, Mr. Burt will serve as President of Biosystems (now the Biosystems division of Bacou Safety) for an initial term through December 31, 2001, subject to successive renewal terms of one year each thereafter, unless written notice of termination is provided by either party at least six months prior to the end of a term. The agreement provided for a base salary of $230,000 for 1998, which was increased to $240,000 for 1999 and $245,000 for 2000. Bacou USA has paid him incentive compensation for years beginning in 1998 in accordance with the applicable bonus plan, which is based on operating profit expressed as a percentage of net sales, growth of net sales and growth of operating profit, provided that his bonus in the year 2000 shall not exceed 35% of his base salary. Mr. Burt is eligible to participate in employee benefit plans but has received no awards of stock options under the Incentive Plan. He is subject to certain non-competition and confidentiality covenants regarding the company's business during the term of the agreement and thereafter.

TERMS OF FUTURE EMPLOYMENT OF CERTAIN EXECUTIVE OFFICERS WITH CHRISTIAN DALLOZ

    Christian Dalloz expects to employ certain of our executive officers following the closing of the merger as follows: Mr. Philip Barr as Chief Operating Officer, responsible for Business Development and President of the Production Business Unit for Protection of the Head; Mr. Alan Bennett as the President of Americas Marketing Business Unit and Mr. Adrien Hebert as Senior Vice President, Operational Excellence. The following table sets forth the general terms of compensation proposed by Christian Dalloz pursuant to the letter agreements dated May 29, 2001 with each of Messrs. Barr, Bennett and Hebert.

                                              ANNUAL BONUS ON                      STOCK OPTION GRANT    SIGNING
NAME                     ANNUAL BASE SALARY       TARGET*       ANNUAL BONUS CAP      AT CLOSING**       BONUS***
----                     ------------------   ---------------   ----------------   ------------------   ----------
Philip Barr............       $400,000            $200,000          $400,000             53,000         $1,500,000
Alan Bennett...........       $300,000            $120,000          $240,000             31,000         $1,200,000
Adrien Hebert..........       $285,000            $114,000          $228,000             31,000         $1,200,000

------------------------

*   No performance objectives have been established.

** Consists of options to purchase shares of Christian Dalloz at a price equal to the higher of 77 Euro or the average stock price of Christian Dalloz over the 20 trading days preceding the date of grant multiplied by 0.8, subject to the stock option plan generally applicable to top executives of Christian Dalloz including vesting (30% service options, 70% performance options). No performance targets have been established. If determined as of August 14, 2001, the exercise price of such options would be 83.076 Euros, representing a 12.1% discount from the closing sale price on August 14, 2001 of Christian Dalloz shares on the French "Premiere Marche" in Paris of 94.5 Euros on such date.

*** Constitutes signing bonus, up-front guaranteed 2001 bonus, up-front non-compete payment and up-front non-solicitation payment.

    Additionally, Mr. Barr, Mr. Bennett and Mr. Hebert would be entitled to receive, respectively, options to purchase 0.833%, 0.488% and 0.488% of the aggregate number of new shares of Christian Dalloz stock to be granted at an exercise price equal to the price of the first public offering, if any, of Christian Dalloz stock following completion of the merger agreement and the related acquisition transactions. These options would be granted at the time of such initial public offering and would be subject to the terms of the stock option plan generally applicable to top executives of Christian Dalloz. Thirty percent of the stock options to be granted upon completion of the merger and the related acquisition transactions will constitute performance options.

    Messrs. Barr, Bennett and Hebert also received the following information regarding the stock options which information is not included in their respective letter agreements with Christian Dalloz. The exact terms and conditions of the stock option grants and the stock option plan have not yet been finalized and are subject to further negotiation and agreement by the parties. The stock options granted to Mr. Barr, Mr. Bennett and Mr. Hebert would vest after four years and would have a life of six years. They would be subject to further exercise restrictions in order to spread exercise rights over the four to six year period. The options would be forfeited in the event of resignation or termination of the executive for cause. In the event of termination of the executive other than for cause, within four years of employment, service options would vest proportionally to the time of employment with Christian Dalloz since the closing date of the merger but performance options would be forfeited. All options would accelerate in the event of change of control of Christian Dalloz only if the executive is prejudiced by such change of control (that is, he is demoted, terminated or his benefits are decreased). The specific terms and conditions of these options have not been finalized and are the subject of ongoing discussions among the affected parties.

    The employment agreements will be for an indefinite term and will be further negotiated by the parties prior to the closing of the merger. However, no formal employment agreements have been proposed or executed between the parties and therefore employment terms remain subject to completion and acceptance by the parties.

    Christian Dalloz expects to enter into a consulting agreement with Mr. Walter Stepan on the terms set forth in the letter agreement between Christian Dalloz and Mr. Stepan dated May 29, 2001. Mr. Stepan's expected duties under the consulting agreement, among others, are to provide advice with respect to acquisition opportunities, the non-prescription protective eyewear business of the combined business and various contractual relationships between Bacou USA and Bacou S.A., on the one hand, and Uvex Germany, on the other. Pursuant to the terms of such letter agreement, which are subject to further negotiation and execution of a definitive consulting agreement, the consulting agreement would be for a period of two years. Pursuant to the consulting agreement, Mr. Stepan would receive $340,000 upon closing of the merger and the related acquisition transactions, $80,000 upon the first anniversary of the closing and $80,000 upon the second anniversary of the closing. The letter agreement provides that the consulting agreement will contain customary terms relating to non-competition, non-solicitation and confidentiality.

SHARE OPTION PURCHASE AGREEMENT

    On July 8, 2000, in anticipation of a contemplated sale of Bacou S.A., Mevra Beheer BV, a Netherlands company controlled by Vandeputte International NV, Protection Participation, Hobar Corporation BV, and Sauvegarde entered into a Share Option Purchase Agreement pursuant to which Mevra Beheer granted to Protection Participation, Hobar Corporation and Sauvegarde an irrevocable option to purchase an aggregate of 470,953 shares of Bacou S.A. owned by Mevra Beheer, representing approximately 38% of the outstanding shares of Bacou S.A. On September 1, 2000, the beneficiaries of the Share Option Purchase Agreement exercised their respective options. On April 24, 2001 and again on May 29, 2001 certain provisions of the Share Option Purchase Agreement were amended to effect a reduction in the purchase price for the option and to extend the time by which a sale of the Bacou

Group could occur before Sauvegarde, Protection Participation and Hobar Corporation would be required to redeliver to Mevra Beheer BV the Bacou S.A. shares that they had purchased pursuant to the Share Option Purchase Agreement and forfeit their deposit. As initial consideration for the grant of the option, the beneficiaries of the option grant paid a non-refundable deposit aggregating 35,000,000 French francs ($4,559,904). Sauvegarde paid 14,000,000 French francs ($1,823,962) of such deposit. On May 29, 2001, Protection Participation and Hobar Corporation paid 55,000,000 French francs ($7,165,563) with respect to 34,249 option shares thereby completing payment for such option shares. The Share Option Purchase Agreement, as amended, provides that in the event of a sale of Bacou S.A., the beneficiaries will pay to Mevra Beheer BV the aggregate balance of the purchase price of 753,185,214 French francs ($98,127,210) plus interest with respect to 436,704 option shares.

    The price per share to be paid by Sauvegarde for the Bacou S.A. shares to be purchased pursuant to the Share Option Purchase Agreement is 1,804.84 French francs ($235) per share. This compares to a price of 2,787.2 French francs ($363) per share to be received for the sale of these shares to Christian Dalloz.

INDEMNIFICATION AND INSURANCE

    The merger agreement provides that the surviving corporation will assume all responsibility for all provisions with respect to indemnification of directors and officers as set forth in Bacou USA's certificate of incorporation and by-laws and will maintain in effect the current directors' and officers' liability insurance or substantially similar insurance covering those persons who are currently covered on the date of the merger agreement by our directors' and officers' liability insurance policy for a period of six years. The merger agreement also provides that Christian Dalloz and the surviving corporation will indemnify and hold harmless any former or current officer or director of Bacou USA against any losses in connection with any threatened or actual action, suit or proceeding, based in whole or in part on, or arising in whole or in part out of, the fact that the person is or was an officer or director of Bacou USA.

AFFILIATIONS OF CERTAIN EXECUTIVE OFFICERS AND DIRECTORS WITH BACOU S.A. AND
  ENGINEERING HENRI BACOU

    Certain directors and executive officers of Bacou USA are also directors and/or executive officers of Bacou S.A., our majority stockholder. Mr. Philippe Bacou, who is a Director and Co-Chairman of our board of directors is also Director, Chairman and CEO of Bacou S.A. and Engineering Henri Bacou.
Mr. Walter Stepan, who is a Director and Co-Chairman of our board of directors, is also a Director of Bacou S.A. Mr. Christophe Bacou, who is a Director of Bacou USA, is also a Director and a Vice President of Bacou S.A. and a director of Engineering Henri Bacou and is the brother of Philippe Bacou. Mr. Howard S. Leight, who is a Director of Bacou USA, is also a Director of Bacou S.A. Mr. Gilbert Vandeputte was also, until his resignation on July 7, 2000, a director of Bacou S.A. and Bacou USA. Mr. Vandeputte resigned as a director of Bacou S.A. and Bacou USA as a result of the sale by Mevra Beheer BV of its interest in Bacou S.A. pursuant to the Share Option Purchase Agreement executed on July 8, 2000.

OWNERSHIP OF COMMON STOCK OF BACOU S.A. AND ENGINEERING HENRI BACOU

    Certain of our executive officers and directors, and entities under their management own shares of common stock of Bacou S.A., Bacou USA's majority stockholder, and of Engineering Henri Bacou, which is the direct parent company of Bacou S.A. and which is controlled by the Bacou family. The following table sets forth those share holdings:

                                                      BACOU S.A.                        EHB
                                             ----------------------------   ----------------------------
                                              NUMBER OF     PERCENTAGE OF    NUMBER OF     PERCENTAGE OF
NAME                                         SHARES OWNED       CLASS       SHARES OWNED       CLASS
----                                         ------------   -------------   ------------   -------------
Philippe Bacou*............................          333       **                 1,020         5.1%
Christophe Bacou*..........................            1       **                 1,020         5.1%
Jacqueline Maggi Bacou*....................          173       **                 6,780        33.9%
Veronique Mirabel*.........................           --       --                   680         3.4%
Walter Stepan..............................            1       **                    --          --
Protection Participation...................       87,154       7%                    --          --
                                               ---------        -----          --------        ----
      TOTAL................................       87,662       7%                 9,500        47.5%
                                               =========        =====          ========        ====

------------------------

* Does not include shares of Bacou S.A. held by Indivision Bacou. Indivision Bacou is an entity jointly owned by Philippe Bacou, Christophe Bacou, Jacqueline Maggi Bacou and Veronique Mirabel. All shares owned by Indivision Bacou are considered jointly owned by each of these individuals. Indivision Bacou owns an aggregate of 25,000 shares of Bacou S.A. constituting 2.0% of the outstanding shares of Bacou S.A. Includes one share lent to Howard Leight and to be returned.

**  Less than 0.1%

    In addition to the shares of Bacou S.A. owned directly as shown in the chart above, the Bacou family owns an aggregate of 25,173 shares of Bacou S.A. primarily through Indivision Bacou. Additionally, Engineering Henri Bacou owns 672,870 shares of Bacou S.A. Consequently, approximately 64% of the outstanding shares of Bacou S.A. are owned or under the control of the Bacou family and approximately 15% are owned by Sauvegarde.

    In addition to the shares of Engineering Henri Bacou owned directly as shown in the chart above, the Bacou family owns an aggregate of 17,960 shares of Engineering Henri Bacou which, together with the ownership indicated above constitutes 100% of the shares of Engineering Henri Bacou.

    Messrs. Philippe Bacou, Christophe Bacou and Walter Stepan and Protection Participation, an entity managed by Philippe Bacou, have agreed to sell their shares of Bacou S.A. and Engineering Henri Bacou to Christian Dalloz in connection with Christian Dalloz' acquisition of the shares of Bacou S.A. and Engineering Henri Bacou.

NAME                          BACOU S.A. SHARE PROCEEDS                    EHB SHARE PROCEEDS
----                   ---------------------------------------   ---------------------------------------
Philippe Bacou*......         928,137 French francs ($120,920)    92,656,565 French francs ($12,071,573)
Christophe Bacou*....               2,787 French francs ($363)    92,656,565 French francs ($12,071,573)
Jacqueline Maggi               482,186 French francs ($55,785)                                        --
  Bacou**............
Veronique                                                   --     33,156,516 French francs ($4,319,730)
  Mirabel***.........
Walter Stepan****....               2,787 French francs ($363)                                        --
Protection             242,915,629 French francs ($31,647,770)                                        --
  Participation......
                       ---------------------------------------   ---------------------------------------
    TOTAL............  244,331,526 French francs ($31,825,201)   218,469,646 French francs ($28,522,876)

------------------------

* Does not include 25,000 shares of Bacou S.A. and 10,500 shares of Engineering Herni Bacou held by Indivision Bacou. Indivision Bacou is an entity jointly owned by Philippe Bacou, Christophe Bacou, Jacqueline Maggi Bacou and Veronique Mirabel. All shares owned by Indivision Bacou are considered jointly owned by each of these individuals. The shares of Bacou S.A. and Engineering Henri Bacou owned by Indivision Bacou will be exchanged for 2,026,378 shares of Christian Dalloz which were not allocated between Bacou S.A. shares and Engineering Henri Bacou shares. As of August 16, 2001 the trading day immediately preceding the date of this information statement, such Christian Dalloz shares had a per share value of 91.5 Euros ($84.0153) based on the closing price on the Paris Bourse and an aggregate value of 185,414,000 Euros ($170,247,000) based on such per share price. The U.S. dollar equivalent amounts were calculated using the exchange rate as of mid-day on August 16, 2001 of 0.9182 U.S. dollars to 1 Euro.

** Does not include 25,000 shares of Bacou S.A. and 10,500 shares of Engineering Henri Bacou held by Indivision Bacou. Also does not include 6,780 shares of Engineering Henri Bacou which will be sold to Christian Dalloz in exchange for 1,219,381 shares of Christian Dalloz (approximately 180 Christian Dalloz shares per Engineering Henri Bacou share owned by Jacqueline Maggi Bacou). These Christian Dalloz shares have a per share and aggregate value, based on the per share values described in the immediately preceding note of 91.5 Euros ($84.0153) and 111,573,000 Euros ($102,447,000), respectively. The U.S. dollar equivalent amounts were calculated using the exchange rate as of mid-day on August 16, 2001 of
    0.9182 U.S. dollars to 1 Euro.

*** Does not include 25,000 shares of Bacou S.A. and 10,500 shares of Engineering Henri Bacou held by Indivision Bacou. Also does not include 12 Engineering Henri Bacou shares which will be sold to Christian Dalloz in exchange for 2,158 Christian Dalloz shares (approximately 180 Christian Dalloz shares per Engineering Henri Bacou share owned by Veronique Mirabel). These Christian Dalloz shares have a per share and aggregate value, based on the per share values described in the immediately preceding note of 91.5 Euros ($84.0153) and 197,457 Euros ($181,305), respectively. The U.S. dollar equivalent amounts were calculated using the exchange rate as of mid-day on August 16, 2001 of 0.9182 U.S. dollars to 1 Euro.

****Does not include Bacou S.A. shares owned through Sauvegarde.

    The purchase price to be received in the sale of the Bacou S.A. shares described above is 2,787 French francs ($363) per share. This compares to prices of either 1,605.88 French francs ($209) per share (with respect to 11,417 shares) or 1,804.84 French francs ($235) per share (with respect to 82,774 shares) to be paid by Protection Participation for the purchase of Bacou S.A. shares pursuant to the Share Option Purchase Agreement.

    Christian Dalloz shares to be received as indicated above and by Sauvegarde are subject to restrictions on resale including a prohibition on resale for two years after completion of the merger and the related acquisition transactions and on the manner of resale thereafter. There are exceptions to these restrictions, including the possibility of a secondary offering of Christian Dalloz shares following completion of the merger and the related acquisition transactions.

INTERESTS OF CERTAIN EXECUTIVE OFFICERS IN SAUVEGARDE LLC

    Sauvegarde owns 188,381 shares of Bacou S.A., constituting approximately 15% of the outstanding shares of Bacou S.A. Sauvegarde is owned and controlled by four members of our senior management: Messrs. Stepan, Barr, Hebert and Bennett. Sauvegarde purchased its Bacou S.A. shares pursuant to the exercise of the options granted under the Share Option Purchase Agreement. In connection with the related sale of the shares of Bacou S.A. and Engineering Henri Bacou, Sauvegarde has agreed to sell all of its shares of Bacou S.A. to Christian Dalloz for an aggregate cash consideration of 525,055,523 French francs ($68,405,795). If the sale of Sauvegard's shares is completed, Sauvegarde will pay the balance of its purchase price obligation to Mevra Beheer in the amount of 326,000,000 French francs ($42,472,250) plus interest in the amount of 15,260,311 French francs ($1,988,159) assuming a closing on September 6, 2001, to satisfy its remaining obligations under the Share Option Purchase Agreement. Sauvegarde also has agreed to purchase 141,600 Christian Dalloz shares from Jacqueline Maggi Bacou for 71,520,304 French francs ($9,317,878). As a result of these transactions, Sauvegarde will receive aggregate net cash proceeds of 98,275,460 French francs ($12,803,619) and 141,600 Christian Dalloz shares, which will be allocated as follows: Mr. Stepan $5,401,810 and 70,800 shares;
Mr. Barr $3,241,086 and 42,480 shares; Mr. Hebert $2,160,724 and 28,320 shares;
and Mr. Bennett $2,000,000 and no
shares. The Christian Dalloz shares received by Sauvegarde will constitute approximately 2.4 percent of the outstanding shares of Christian Dalloz following the merger and the related acquisition transactions.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS

    The following is a summary of all of the material U.S. federal income tax consequences of the merger to holders of shares who dispose of such shares in the merger, who are United States Persons (as defined below), and who, on the date of disposition, hold such shares as capital assets (as defined in the Internal Revenue Code of 1986, as amended) (each, a "United States Holder"). This discussion is based on the Internal Revenue Code, proposed and final United States Treasury Regulations issued under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and the United States Treasury Regulations issued under the Internal Revenue Code, each as in effect and available on the date of this information statement. All of the foregoing are subject to change, which change would apply retroactively and could affect the tax consequences described below.

    We urge all holders to consult their own tax advisors regarding the specific tax consequences that may result from their individual circumstances as well as foreign, state and local tax consequences of the disposition of shares in the merger. Except as specifically noted otherwise, this summary does not address potential foreign, state, local and other tax consequences, nor does it address special tax consequences that may be applicable to particular classes of taxpayers, including financial institutions, real estate investment trusts, regulated investment companies, brokers and dealers or traders in securities or currencies, persons whose functional currency is not the U.S. dollar, insurance companies, tax-exempt organizations, S corporations, persons who hold common stock as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for U.S. federal income tax purposes, persons who acquired common stock pursuant to an exercise of employee stock options or rights or otherwise as compensation, persons who hold employee stock options or rights to acquire common stock and persons that own (or are deemed to own) 10% or more (by voting power or value) of the stock of Bacou USA. Moreover, this summary does not address the U.S. federal estate and gift or alternative minimum tax consequences of the merger.

    A "United States Person" is a beneficial owner of common stock of Bacou USA, who for U.S. federal income tax purposes is: (1) a citizen or resident of the U.S., including some former citizens or residents of the U.S.; (2) a partnership or corporation created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia; (3) an estate if its income is subject to U.S. federal income taxation regardless of its source; or (4) a trust if such trust validly has elected to be treated as a United States person for U.S. federal income tax purposes or if (a) a court within the U.S. is able to exercise primary supervision over its administration and (b) one or more United States persons have the authority to control all of its substantial decisions.

    A United States Holder generally will realize gain or loss upon the surrender of such holder's shares pursuant to the merger in an amount equal to the difference, if any, between the amount of cash received and such United States Holder's aggregate adjusted tax basis in the shares surrendered in exchange therefor.

    In general, any gain or loss realized by a United States Holder in the merger will be eligible for capital gain or loss treatment. In the case of a noncorporate United States Holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such United States Holder's holding period for such shares exceeds one year and will be further reduced if such holding period exceeds five years. Gain or loss, if any, recognized by a United States Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

    For corporations, a capital gain is subject to U.S. federal income tax at a maximum rate of 35% while any capital loss can be offset only against other capital gains. Any unutilized capital loss generally can be carried back three years and forward five years to be offset against net capital gains generated in such years.

    Each holder of a compensatory option to acquire shares who receives a cash payment equal to the spread on such stock option will have ordinary income to the extent of the cash received or treated as received (including any applicable withholding taxes) unless a timely election was made by such holder to include the value of the option in such holder's taxable income on the grant date.

    U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate holders of stock. Information reporting generally will apply to proceeds from the surrender of shares pursuant to the merger made within the U.S. to a holder of shares (other than an "exempt recipient", including a corporation, a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payor will be required to withhold 31% of the proceeds from the surrender of shares pursuant to the merger within the U.S. to a holder (other than an "exempt recipient") if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements.

    In the case of such payments made within the U.S. to a foreign simple trust, a foreign grantor trust or a foreign partnership (other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of such United States Treasury Regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States), the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor or middleman may rely on a certification provided by a payee that is not a U.S. person only if such payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

    THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. EACH HOLDER OF SHARES IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

THE GLOBAL TRANSACTION

    OVERVIEW

    The merger is part of a global transaction pursuant to which the business of Christian Dalloz will be combined with the business of the Bacou Group. The Bacou Group includes Bacou USA, Bacou S.A. (our majority stockholder), and its parent company, Engineering Henri Bacou. Bacou S.A. and Engineering Henri Bacou are privately held companies, which, in addition to their direct and indirect equity ownership of Bacou USA, manufacture and distribute personal protection equipment and other products principally in Western Europe. The combination will occur by virtue of the merger and the acquisition by Christian Dalloz of all of the shares of Bacou S.A. and Engineering Henri Bacou. The results of the merger and these related transactions are (1) Christian Dalloz will acquire 100% ownership of the Bacou Group, (2) Christian Dalloz will change its name to Bacou-Dalloz, (3) the shareholders of Bacou S.A. and Engineering Henri Bacou, including the Bacou family and Sauvegarde LLC (an entity owned by certain members of our senior management), will receive in exchange for their shares of Bacou S.A. and Engineering Henri Bacou cash in the aggregate amount of approximately 1.7 billion French francs ($221,481,057) and 2,906,392 million shares of Christian Dalloz representing approximately 40% of the shares of Bacou-Dalloz following the combination, (4) Bacou

USA will become a wholly owned subsidiary of Christian Dalloz and (5) Bacou USA's minority stockholders will have the right to receive $28.50 per share in cash.

    In order to increase the liquidity of the Christian Dalloz shares received by the Bacou family, the parties agreed that a total of 918,694 of Christian Dalloz shares could be sold by members of the Bacou family to investors in Christian Dalloz for aggregate cash consideration of 394,020,296 French francs ($51,334,136). This agreement includes 141,600 shares that will be sold to Sauvegarde for aggregate cash consideration of 71,520,304 French francs ($9,317,878).

    As a result of the related acquisitions of Bacou S.A. and Engineering Henri Bacou, these two companies will become subsidiaries of Christian Dalloz.

    The following charts set forth the structure of the Bacou Group and Christian Dalloz group prior to and following the merger and the related acquisition transactions:

       BACOU GROUP CURRENT STRUCTURE                    CHRISTIAN DALLOZ CURRENT STRUCTURE

  [LOGO]                                                                                 [LOGO]

                STRUCTURE OF THE BACOU-DALLOZ GROUP POST MERGER

                                     [LOGO]

    The aggregate equity value of the Bacou Group (including Bacou USA) as negotiated by the Bacou family and Christian Dalloz, is $596,900,000 (assuming exchange rates of 7.3 French francs/$1.00 and 1.113 Euro/$1.00, which exchange rates were agreed upon by the parties in connection with the valuation of the transaction, and assuming that the Christian Dalloz shares are valued at 77
Euro). There are 5,069,065 Bacou USA shares outstanding that are held by stockholders other than Bacou S.A. At a price of $28.50 per share these stockholders will be entitled to receive an aggregate of $144,468,352.50 of merger consideration. Accordingly, the aggregate equity value of the Bacou Group (including the shares of Bacou USA owned by Bacou S.A. with an aggregate value of $359,459,100 based on the $28.50 merger consideration) allocable to the stockholders of Bacou S.A. and Engineering Henri Bacou is $452,432,000. This information has been provided for convenience only. Bacou USA believes that Bacou S.A. and Bacou USA are not directly comparable entities.

    FINANCING OF THE GLOBAL TRANSACTION

    Christian Dalloz plans to fund the merger and the related acquisitions of Bacou S.A. and Engineering Henri Bacou and to pay all related fees and expenses through a combination of cash on hand and debt provided by BNP Paribas and J.P. Morgan plc. The completion of the merger and the related acquisition transactions is conditioned on Christian Dalloz obtaining financing substantially in accordance with the commitment letter and term sheets received from BNP Paribas and J.P. Morgan.

    The commitment letter and term sheets, received by Christian Dalloz on May 29, 2001, indicate the commitment of BNP Paribas and J.P. Morgan, as joint lead arrangers, to arrange four senior secured credit facilities, totaling
2,697 million French francs ($351,373,183) and $291 million, for the purpose of effecting the merger and the related acquisition transactions. Of this amount,
627.8 million French francs ($81,791,652) constitutes a five-year multicurrency revolving group facility. The balance is divided into three term loans, each with a five-year maturity. The final maturity date for each of the facilities is June 30, 2006.

    The interest rate for these credit facilities will be LIBOR or EURIBOR, respectively, for U.S. or European currency, plus an applicable margin of 1.550%, adjusted on a quarterly basis, that varies with the leverage ratio of Christian Dalloz. Interest will payable on the three term loans every six months.

    Loans under the credit facilities will be guaranteed by an unconditional first demand guarantee from Christian Dalloz and unconditional guarantees from Bacou S.A. and certain subsidiaries of Christian Dalloz and Bacou S.A., including Bacou USA. Such loans will be secured by, among other things, shares of certain material subsidiaries and Bacou S.A., and a U.S. general security agreement over the assets of Bacou USA and Dalloz Safety Inc., a U.S. subsidiary of Christian Dalloz.

    The commitments to arrange, and the availability of, the credit facilities are subject to customary conditions, including the execution and delivery of definitive documentation, receipt of relevant financial statements from the parties involved, receipt of legal and tax opinions related to the global transaction, the veracity of certain representations and warranties made by Christian Dalloz, and the payment of fees, costs and expenses in accordance with the terms of the commitment and fee letters.

    CONDITIONS TO THE RELATED ACQUISITIONS

    The completion of the acquisitions of Bacou S.A. and Engineering Henri Bacou is subject to the satisfaction of a number of conditions set forth in the Share Option Purchase Agreement and contribution agreements providing for those acquisitions. The conditions from the contribution agreement include the following, to be satisfied on or before December 31, 2001:

    - approval of the acquisitions of Bacou S.A. and Engineering Henri Bacou by U.S. and Irish antitrust authorities;

    - granting of a waiver releasing several principal stockholders of Bacou S.A. and Christian Dalloz from their obligation to file a tender offer for publicly held Christian Dalloz shares, and the absence of any appeal against such granting;

    - satisfaction of the conditions in the U.S. merger agreement;

    - successful acquisition by Christian Dalloz of all the Bacou S.A. shares which are the subject of the Share Option Purchase Agreements;

    - issuance of a report by a contribution auditor on the value of the contribution of Bacou S.A. shares and appraisal of shares of Engineering Henri Bacou pursuant to the contribution agreement;

    - approval of the contribution to, and the corresponding capital increase of, Christian Dalloz at that company's extraordinary shareholders' meeting;

    - absence of French bankruptcy proceedings against Christian Dalloz;

    - that none of the purchasers of Christian Dalloz shares party to the purchase agreements has terminated his or her respective purchase agreement, and verification of this fact at an extraordinary meeting of Christian Dalloz' shareholders; and

    - issuance of a visa authorizing the listing of Christian Dalloz shares issued in connection with the French transaction on the PREMIER MARCHE in Paris.

The conditions from the several Share Option Purchase Agreements include the following, to be satisfied on or before December 31, 2001:

    - satisfaction of all the conditions of the contribution agreement, save those relating to shareholder approval and acquisition of Bacou S.A. shares subject to the purchase agreements;

    - approval of the contribution agreement at an extraordinary meeting of Christian Dalloz' shareholders;

    - successful completion of the financing necessary to effect the acquisitions of Bacou S.A. and Engineering Henri Bacou; and

    - payment by Christian Dalloz of monies due by Protection Participation, Sauvegarde and Hobor Corporation to Mevra Beheer BV pursuant to the Share Option Purchase Agreement.

FEES AND EXPENSES

    The principal stockholders of Bacou S.A. and Engineering Henri Bacou will pay any expenses incurred in connection with the merger and the related acquisitions of Bacou S.A. and Engineering Henri Bacou which exceed
$21.3 million in the aggregate and fall into one of the following categories:

    - legal, accounting and other professional fees, excluding post-closing legal fees and professional fees relating to minority shareholder litigation;

    - investment banking fees and expenses;

    - costs and expenses of the oversight committee, to be paid by Bacou USA in accordance with the U.S. merger agreement; and

    - bonuses or "change in control" payments to officers and employees of the Bacou Group triggered by the change in control of the Bacou Group.

                                   THE MERGER

    The following information describes the material aspects of the merger. This description does not purport to be complete and is qualified in its entirety by reference to the appendices hereto, including the merger agreement which is attached to this information statement as Appendix A and is incorporated herein by reference. You are urged to read Appendix A in its entirety. See also "THE MERGER--The Merger Agreement" below.

    Our board of directors has determined, after considering the unanimous recommendation of the oversight committee, that the merger is fair to and our public stockholders and has declared that the merger agreement and the merger are advisable and in the best interests of Bacou USA and its stockholders, other than Bacou S.A. and its affiliates. See "SPECIAL FACTORS--Reasons for the Approval of the Oversight Committee and our Board of Directors."

EFFECTIVE TIME OF MERGER

    If the conditions to the merger are satisfied (or waived to the extent permitted), the merger will be consummated and become effective at the time a duly executed certificate of merger is filed with the Secretary of State of the State of Delaware, or at such later time as otherwise agreed by Christian Dalloz and Bacou USA and as specified in the certificate of merger. The filing will occur after all conditions to the merger contained in the merger agreement have been satisfied or waived. We expect to complete the merger on or before September 6, 2001.

    The merger agreement may be terminated prior to the effective time of the merger by Bacou USA or Christian Dalloz in certain circumstances, whether before or after the adoption of the merger agreement by Bacou USA stockholders. See "THE MERGER--The Merger Agreement--Termination of the Merger Agreement."

PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES

    Christian Dalloz will designate an agent to act as paying agent for purposes of making the cash payments contemplated by the merger agreement. Immediately prior to the effective time of the merger, Christian Dalloz will deposit in trust with the paying agent cash in United States dollars in an aggregate amount equal to the merger consideration for all outstanding shares held by stockholders except for our subsidiaries, and Bacou S.A. or shares held in our treasury. The paying agent will, pursuant to irrevocable instructions, deliver to you your merger consideration according to the procedure summarized below.

    At the close of business on the day of the effective time of the merger our stock ledger with respect to common stock will be closed.

    As soon as reasonably practicable after the effective time of the merger, the paying agent will mail to you a letter of transmittal and instructions advising you of the procedure for surrendering to the paying agent your certificates in exchange for the merger consideration. Upon the surrender for cancellation to the paying agent of your certificates, together with a letter of transmittal affixed, executed and completed in accordance with its instructions, and any other items specified by the letter of transmittal, the paying agent will pay to you your merger consideration. No interest will be paid or accrued in respect of cash payments of merger consideration.

    If the merger consideration (or any portion of it) is to be delivered to a person other than you, it will be a condition to the payment of the merger consideration that your certificates be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that the transfer otherwise be proper and not violate any applicable federal or state securities laws, and that you pay to the paying agent any transfer or other taxes payable by reason of the transfer or establish to the satisfaction of the paying agent that the taxes have been paid or are not required to be paid.

    YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES PRIOR TO YOUR RECEIPT OF THE LETTER OF TRANSMITTAL.

    At and after the effective time of the merger, you will cease to have any rights as our stockholder, except for the right to surrender your certificate in exchange for payment of the merger consideration or, if you exercise your appraisal rights, the right to perfect your right to receive payment for your shares pursuant to Delaware law, and no transfer of common stock will be made on the stock transfer books of the surviving corporation. Certificates presented to the surviving corporation after the effective time will be canceled and exchanged for cash as described above.

    Promptly following the date which is nine months after the effective date of the merger, the paying agent will return to Christian Dalloz any undistributed portion of the merger consideration, and the paying agent's duties will terminate. Thereafter, stockholders may surrender their certificates to Christian Dalloz and (subject to applicable abandoned property laws, laws regarding property which is not accounted for by the laws of intestacy and similar laws) receive the merger consideration without interest, but will have no greater rights against Christian Dalloz than may be accorded to general creditors of Christian Dalloz under applicable law. None of the paying agent, Bacou USA, Christian Dalloz or Daniel U. S. Sub will be liable to stockholders for any merger consideration delivered to a public official pursuant to applicable abandoned property laws, laws regarding property which is not accounted for by the laws of intestacy and similar laws.

ACCOUNTING TREATMENT

    After completion of the global transactions, Bacou USA will be a wholly owned subsidiary of a French company. Bacou USA will not be required to comply with U.S. GAAP; rather, it will be considered part of a consolidated group under French GAAP.

FINANCING OF THE MERGER; FEES AND EXPENSES OF THE MERGER

    Christian Dalloz plans to fund the merger and the related acquisitions of Bacou S.A. and Engineering Henri Bacou and to pay related fees and expenses through a combination of cash on hand and debt provided by BNP Paribas and J.P. Morgan plc. The French transactions are conditioned on Christian Dalloz obtaining the proceeds of financings committed by BNP Paribas and J.P. Morgan plc or obtaining other financing sufficient to complete the merger. See "SPECIAL FACTORS--The Global Transaction--Financing of the Global Transaction" and "SPECIAL FACTORS--The Global Transaction--Fees and Expenses."

APPRAISAL RIGHTS

    Pursuant to Delaware law, you are entitled to appraisal rights under
Section 262 of the General Corporation Law of the State of Delaware in connection with the merger.

    SECTION 262 IS REPRINTED IN ITS ENTIRETY AS APPENDIX C TO THIS INFORMATION STATEMENT. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX C. THIS DISCUSSION AND APPENDIX C SHOULD BE REVIEWED CAREFULLY BY YOU IF YOU WISH TO EXERCISE STATUTORY APPRAISAL RIGHTS OR YOU WISH TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH IN
SECTION 262 WILL RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS.

    If you make the demand described below with respect to your shares, you are continuously the record holder of your shares through the effective time of the merger, and otherwise comply with the statutory requirements of Section 262, you shall be entitled to an appraisal by the Delaware Court of Chancery of the "fair value" of your shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the Delaware Court of Chancery.

    Under Section 262, where a merger is approved by the written consent of the stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware, as in the case of the adoption of the merger agreement by Bacou USA's stockholders, the corporation, either before the effective date of the merger or within ten days thereafter, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. This information statement shall constitute such notice to the Bacou USA stockholders, and the applicable statutory provisions are attached to this information statement as Appendix C. If such notice is given after the effective date of the merger, such notice must also notify such stockholders of the effective date of the merger. If such notice is given before the effective date of the merger, as in the case of Bacou USA, the corporation must provide a second notice to those persons entitled to appraisal rights within 10 days after the effective date of the merger, notifying them of the effective date of the merger.

    If you desire to exercise your appraisal rights you must deliver a separate written demand for appraisal to us within 20 days after the date of the mailing of this information statement which constitutes notice of your appraisal rights.

    Only a holder of record is entitled to assert appraisal rights for the shares of our common stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the holders of record and must reasonably inform us of the identity of the holder of record and that the holder of record intends to demand appraisal of the holder's shares. If you have a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary or other nominee, you must act promptly to cause the record holder to perfect whatever appraisal rights are available properly and in a timely manner, and your demand must be executed by or for the record owner. If your shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, your demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, the agent is acting as agent for the record owner.

    A record owner, such as a broker, fiduciary or other nominee, who holds shares as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which the person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares in the name of such record owner.

    A Bacou USA stockholder wishing to exercise appraisal rights must, within 20 days after the date of mailing of this information statement, make a written demand for the appraisal of such stockholder's shares to Bacou USA. If you elect to exercise appraisal rights, you should mail or deliver your written demand to:
Bacou USA, Inc., 10 Thurber Boulevard, Smithfield, Rhode Island, 02917-1896,
Attention: Corporate Secretary.

    The written demand for appraisal should specify your name and mailing address, the number of shares owned, and that you are demanding appraisal of your shares. Within ten days after the effective time of the merger, the surviving corporation in the merger must provide notice of the effective time of the merger to you if you have complied with Section 262.

    Within 120 days after the effective date of the merger, either the surviving corporation or you, if you have complied with the required conditions of
Section 262 and are otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery, and if you file a petition you must serve a copy on the surviving corporation, demanding a determination of the fair value of the shares of all stockholders demanding an appraisal. Bacou USA does not have any present intention to file any such petition in the event that a stockholder makes a written demand. Accordingly, if you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262. If appraisal rights are available, and if you have complied with the applicable provisions of Section 262, within 120 days after the effective date of the merger you will be entitled, upon written request, to receive from the surviving corporation in the merger a statement setting forth the aggregate number of shares not voting in favor of the merger agreement and with respect to which we received demands for appraisal, and the aggregate number of holders of such shares. The statement must be mailed within 10 days after the written request for the statement has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal rights whichever is later.

    If a petition for an appraisal is timely filed by a holder of our shares and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of common stock and with whom agreements as to the value of their shares have not been reached. After notice to those stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. If you have demanded an appraisal, the Delaware Court of Chancery may require you to submit your certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceeding; and if you fail to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to you. Where proceedings are not dismissed, the Delaware Court of Chancery will appraise the shares owned by stockholders demanding an appraisal, determining the "fair value" of such shares, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In such event, the Delaware Court of Chancery's appraisal may be more than, less than, or equal to the merger consideration, and stockholders should be aware that an investment advisor's opinions as to fairness from a financial point of view are not necessarily opinions as to "fair value" under Section 262. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In relevant case law, the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy.

    The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of our common stock have been appraised. The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed against the parties, as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a stockholder who has demanded an appraisal, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any such stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

    If you have demanded appraisal in compliance with Section 262, you will not, after the effective time of the merger, be entitled to vote for any purpose any shares subject to your demand, or to receive payment of dividends or other distributions on your shares, except for dividends or distributions payable to holders of record as of a date prior to the effective time of the merger.

    If you submit a written demand for appraisal, but no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, your rights to appraisal shall cease. If you submit a written demand for appraisal, you may withdraw your demand for appraisal by delivering to the surviving corporation a written withdrawal of your demand for appraisal and an acceptance of the merger, except that (1) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation, and (2) no appraisal proceeding in the Delaware Court of Chancery shall be dismissed without the approval of the Delaware Court of Chancery, and the approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

    IF YOU FAIL TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SET FORTH IN
SECTION 262, YOU WILL FORFEIT YOUR RIGHTS OF APPRAISAL AND WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR SHARES.

    Because you are not being asked to vote to approve the merger agreement and the merger, it is important that you consider whether or not to exercise appraisal rights.

REGULATORY APPROVALS AND OTHER CONSENTS

    Under the Hart-Scott-Rodino Act, certain mergers and acquisitions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and certain waiting period requirements have been satisfied. The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act. An application and notice was filed on June 8, 2001 with the Federal Trade Commission and the Department of Justice, and the applicable waiting period under the Hart-Scott-Rodino Act terminated on July 9, 2001.

    In addition, under European antitrust laws, certain mergers and acquisitions may not be consummated unless notice has been given and certain information furnished at the national level in countries having jurisdiction and certain waiting period requirements have been satisfied.

THE MERGER AGREEMENT

    The following discussion of the material terms of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is included in this information statement as Appendix A (exclusive of all schedules).

GENERAL

    The merger agreement provides for Daniel U. S. Sub to merge with and into us. We will be the surviving corporation in the merger, and, as a result of the merger, Christian Dalloz will directly or indirectly own all of the surviving corporation's common stock.

    At the effective time of the merger, the certificate of incorporation of Bacou USA shall be amended to read in the form of Exhibit A to the merger agreement and such certificate of incorporation shall be the certificate of incorporation of the surviving corporation, and the by-laws of Daniel U. S. Sub will be the by-laws of the surviving corporation. Also, as of the completion of the merger, the officers of Bacou USA will be the officers of the surviving corporation and the directors of Daniel U. S. Sub will be the directors of the surviving corporation.

REPRESENTATIONS AND WARRANTIES

    We have made various representations and warranties in the merger agreement to Christian Dalloz and Daniel U. S. Sub relating to:

    - corporate organization and existence;

    - the power and authority of Bacou USA to enter into and perform its obligations under the merger agreement and enforceability of the merger agreement against Bacou USA;

    - approval and recommendation of the merger agreement and the merger by the oversight committee;

    - required consents and approvals of governmental entities;

    - the filing and accuracy of all documents required by the SEC; and

    - the absence of certain material changes since the date of the most recent audited financial statements included in our SEC filings that may reasonably be likely to have a material adverse effect on us.

    Christian Dalloz and Daniel U. S. Sub have made various representations and warranties in the merger agreement to us relating to:

    - corporate organization and existence;

    - the power and authority of Christian Dalloz and Daniel U. S. Sub to enter into and perform its obligations under the merger agreement and enforceability of the merger agreement against Christian Dalloz and Daniel
      U. S. Sub;

    - approval and recommendation of the merger agreement and the merger by the stockholders of Christian Dalloz;

    - required consents and approvals of governmental entities;

    - no finders fees paid except to Rothschild & Cie; and

    - Christain Dalloz having sufficient financing to consummate the merger.

COVENANTS

    We agreed that up to the effective time of the merger we and each of our subsidiaries will, except as expressly contemplated by the merger agreement, conduct our respective businesses and operations only according to our ordinary course of business, consistent with past practice, and use all reasonable efforts to preserve intact our respective business organization, keep available the services of our present officers and employees and maintain our relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with us.

    We also agreed that, except as expressly contemplated by the merger agreement or consented to in writing by Christian Dalloz, until the effective time of the merger, we will not and will not permit any of our subsidiaries to:

    CAPITAL

    - declare, set aside or pay any dividend or other distribution in respect of any of its capital stock, or make any other payments to stockholders in their capacity as such, except that our wholly owned subsidiaries may declare and pay dividends to their respective parents;

    - split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, or in substitution for shares of its capital stock;

    - purchase, redeem or otherwise acquire any of its capital stock or any other securities or any rights, warrants or options to acquire any such shares or other securities;

    - issue, deliver, sell, pledge or encumber any shares of capital stock or any other equity or voting interest, or any securities convertible into options, warrants, calls or rights to acquire any shares, voting securities or convertible securities or any stock appreciation rights or other rights that are linked to the price of company common stock, except for the issuance of shares pursuant to the exercise of options outstanding on the date of the merger agreement;

    ORGANIZATIONAL DOCUMENTS

    - amend our Certificate of Incorporation, By-laws or other comparable charter or organizational documents;

    ACQUISITIONS AND DISPOSITIONS

    - acquire or agree to acquire (by merger, consolidation, acquisition of stock, assets or otherwise) any business, corporation, partnership, joint venture, association or other business organization or division thereof;

    - acquire or agree to acquire any assets other than immaterial assets in the ordinary course of business, consistent with past practice;

    - directly or indirectly sell, lease, license, sell and leaseback, or subject to any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or otherwise dispose of any of its properties or assets or any interest therein, except sales of immaterial assets in the ordinary course of business consistent with past practice and except in connection with the financings relating to the merger agreement and the related acquisitions;

    - repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Bacou USA or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings and repayments incurred in the ordinary course of business consistent with past practice;

    - make any loans, advances or capital contributions to, or investments in, any other person, other than Bacou USA or any of its subsidiaries, and other than in connection with the financings relating to the merger agreement and the related acquisitions;

    - pay, discharge or satisfy any claims, liabilities or obligations of liabilities reflected in or reserved against the most recent consolidated financial statements (or the notes thereto) of Bacou USA included in the SEC documents filed by Bacou USA, other than in the ordinary course of business consistent with past practice or in accordance with their terms;

    - cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

    - waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Bacou USA or any of its subsidiaries is a party, except in connection with the financings relating to the merger agreement and the related acquisitions;

    EMPLOYEE BENEFITS

    - increase the compensation of any employee, officer or director of Bacou USA or any of its subsidiaries, except (1) as set forth in
      Schedule 5.01(a)(v) of the merger agreement, (2) to the extent required under employment agreements or benefit plans in effect as of the date of the most recent audited financial statements included in or described in SEC documents filed by Bacou USA or (3) in the ordinary course of business consistent with past practice;

    - grant to any employee, officer or director of Bacou USA or any of its subsidiaries any increase in severance or termination pay, except (1) as set forth in Schedule 5.01(a)(v) of the merger agreement, (2) to the extent required under any agreement or benefit plans in effect as of the date of the most recent audited financial statements included in or described in SEC documents filed by Bacou USA or (3) in the ordinary course of business consistent with past practice;

    - enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director, except
      (1) as set forth in Schedule 5.01(a)(v) of the merger agreement or (2) in the ordinary course of business consistent with past practice;

    - establish, adopt, enter into or amend in any material respect any collective bargaining agreement or benefit plan, except (1) as set forth in Schedule 5.01(a)(v) of the merger agreement or (2) in the ordinary course of business consistent with past practice;

    - take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or benefit plan, except as set forth in Schedule 5.01(a)(v) of the merger agreement;

    OTHER COVENANTS

    - change accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of Bacou USA, except as required by a change in generally accepted accounting principles; or

    - agree, authorize or commit to take any of the foregoing actions, except in connection with the financings relating to the merger agreement and the French transactions.

    Christian Dalloz and we shall not, and shall not permit any of our respective subsidiaries, to take any action that would, or that could reasonably be expected to, result in any condition to the merger set forth in Article VII of the merger agreement not being satisfied.

    We also agreed that during the period from the date of the merger agreement to the effective time of the merger Bacou USA will, and each of its subsidiaries will:

    - timely file all tax returns required to be filed by it;

    - timely pay all taxes due and payable in respect of post-signing tax returns that are so filed;

    - accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by it for which no post-signing tax return is due prior to the effective time of the merger;

    - promptly notify Christian Dalloz of any suit, claim, action, investigation, proceeding or audit pending against or with respect to Bacou USA or any of its subsidiaries in respect of any tax and not settle or compromise any such action without Christian Dalloz' consent;

    - not make any material tax election without Christian Dalloz' consent; and

    - cause any and all existing tax sharing agreements, arrangements and practices with respect to taxes to which Bacou USA or any of its subsidiaries is a party, or by which Bacou USA or any of its subsidiaries is otherwise bound, to be terminated as of the closing date so that after such date neither Bacou USA nor any of its subsidiaries will have any more rights or liabilities thereunder.

    We also agreed that we will (1) confer with Christian Dalloz on a regular and frequent basis to report on operational matters and other matters requested by Christian Dalloz, and (2) promptly advise Christian Dalloz orally and in writing of any change or event that would reasonably be expected to have a material adverse effect on Bacou USA.

    Both Christian Dalloz and we will promptly provide the other copies of all filings made by such party with any governmental entity in connection with the merger agreement and the transactions contemplated thereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by the merger agreement.

NO SOLICITATION OF OTHER OFFERS

    The merger agreement provides that up to the effective time of the merger neither we and our subsidiaries nor our representatives will:

    - directly or indirectly solicit, initiate or encourage the submission of any Company Takeover Proposal (as defined below);

    - enter into any agreement with respect to any Company Takeover Proposal; or

    - directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal.

    The merger agreement also provides that neither our board of directors nor any committee of our board of directors may (1) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Christian Dalloz or Daniel U. S. Sub, the approval or recommendation by our board of directors or any committee of our board of directors of the merger agreement or the merger, (2) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (3) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal. The merger agreement provides, however, that if prior to receipt of our stockholder approval, which has been obtained pursuant to the written consent of Bacou S.A. (our majority stockholder) executed on August 3, 2001, our board of directors receives a Superior Proposal (as defined below) and as a result of the Superior Proposal the oversight committee determines in good faith, after receiving advice from its outside legal counsel, that failure to take such action would constitute a breach of the board of directors' fiduciary duties to the Bacou USA stockholders under applicable law, then the oversight committee (and the board of directors acting on the recommendation of the oversight committee) may withdraw or modify its approval or recommendation of the merger agreement and the merger and disclose such withdrawal or modification to the Bacou USA stockholders.

    The merger agreement provides that we must promptly advise Christian Dalloz of any Company Takeover Proposal or any inquiry regarding any Company Takeover Proposal and the identity of the person making any such Company Takeover Proposal or inquiry, including any change to the material terms of any such Company Takeover Proposal or inquiry. We must (1) keep Christian Dalloz fully informed of the status (including any change to the details) of any such Company Takeover Proposal or inquiry and (2) provide to Christian Dalloz as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Bacou USA from any third party in connection with any Company Takeover Proposal or sent or provided by Bacou USA to any third party in connection with any Company Takeover Proposal.

    "Company Takeover Proposal" means (1) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving Bacou USA, (2) any proposal for the issuance by Bacou USA of over 15% of its equity securities as consideration for the assets or securities of another person or (3) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated total assets of Bacou USA, in each case other than the transactions contemplated by the merger agreement and other than any acquisition transaction permitted by Section 5.01 of the merger agreement.

    "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, for cash, all of the shares of Bacou USA common stock or all or substantially all of the assets of Bacou USA to be followed by a pro rata distribution of the sale proceeds to the stockholders of Bacou USA, that

(1) provides Bacou USA stockholders with per share consideration that the oversight committee determines in good faith, after receipt of advice of its financial advisor, is more favorable from a financial point of view than the consideration to be received by Bacou USA stockholders in the merger, (2) is determined by the oversight committee in its good faith judgment, after receipt of advice of its financial advisor and outside legal counsel, to be likely of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal, the person making the proposal and the expected timing to complete the proposal), (3) does not, in the definitive acquisition agreement, contain any "due diligence" conditions, and (4) has not been obtained by or on behalf of Bacou USA in violation of its no-solicitation covenant.

    The merger agreement further stipulates that notwithstanding any provision of the merger agreement to the contrary, Bacou USA's board of directors will be permitted, to the extent applicable, to comply with Rule 14d-9 and Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934 with regard to any Company Takeover Proposal, or make any other disclosure required by applicable law, so long as any such disclosure rejects any Company Takeover Proposal and reaffirms the recommendation of Bacou USA's board of directors of the transactions contemplated by the merger agreement.

ACCESS TO INFORMATION

    Subject to the terms of a confidentiality agreement with Christian Dalloz, we and our subsidiaries will afford to Christian Dalloz and its representatives reasonable access to our and our subsidiaries' properties, books and records, and furnish Christian Dalloz with all information concerning the business upon reasonable notice.

CONDITIONS TO THE MERGER

    Each party's obligation to effect the merger is subject to the satisfaction or waiver of a number of conditions, including the following:

    - the adoption of the merger agreement by the holders of a majority of all outstanding shares of common stock as of the record date;

    - the absence of any injunction or other order issued by any court or governmental authority prohibiting or restricting the merger, provided that prior to asserting this condition each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered; and

    - the conditions to the consummation of the related acquisitions of Bacou S.A. and Engineering Henri Bacou, other than the merger, have been satisfied or waived. See "SPECIAL FACTORS--The Global
      Transaction--Conditions to the Related Acquisitions."

    The obligation of Christian Dalloz to effect the merger is subject to a number of conditions, including the following:

    - our representations and warranties shall be true and correct, as of the date of the merger agreement and as of the closing date with the same effect as though made as of the closing date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Christian Dalloz shall have received a certificate signed on our behalf by our chief executive officer or chief financial officer to such effect;

    - we shall have performed in all material respects all our obligations under the merger agreement at or prior to the closing date, and Christian Dalloz shall have received a certificate signed on our behalf by our chief executive officer or chief financial officer to such effect; and

    - there shall be no action, pending or threatened by a governmental entity, seeking to (1) challenge the acquisition by Christian Dalloz or Daniel U.
      S. Sub of any of our common
      stock or order to restrain or prohibit the consummation of the merger or any other transaction contemplated by the merger agreement, (2) impose limitations on the ability of Christian Dalloz to acquire or hold any shares of our common stock; (3) prohibit Christian Dalloz or any of its subsidiaries from effectively controlling in any material respect the business or operations of Bacou USA or its subsidiaries, or (4) restrict the ownership or operation of Bacou USA or its subsidiaries by Christian Dalloz.

    Our obligation to effect the merger is subject to the satisfaction or waiver of a number of conditions, including the following:

    - the representations and warranties of Christian Dalloz and Daniel U. S. Sub shall be true and correct, as of the date of the merger agreement and as of the closing date with the same effect as though made as of the closing date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. We shall have received a certificate signed on behalf of each of Christian Dalloz and Daniel U. S. Sub by their respective chief executive officer or chief financial officer to such effect; and

    - Christian Dalloz and Daniel U. S. Sub shall have performed in all material respects all their obligations under the merger agreement at or prior to the closing date, and we shall have received a certificate signed on behalf of each of Christian Dalloz and Daniel U. S. Sub by their respective chief executive officer or chief financial officer to such effect.

    If the merger agreement is adopted by our stockholders, we do not anticipate any other material uncertainty surrounding the merger conditions, and we expect to complete the merger on or before July 31, 2001.

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time prior to the effective time of the merger, either prior to or after the adoption of the merger agreement by the holders of a majority of all outstanding shares of common stock as of the record date, by mutual written consent of Christian Dalloz, Daniel U.
S. Sub and Bacou USA.

    Either Christian Dalloz or Bacou USA may terminate the merger agreement if:

    - the merger is not completed on or before December 31, 2001, and the terminating party is not in breach of the merger agreement;

    - a governmental entity issues a final and non-appealable ruling permanently restraining or prohibiting the merger;

    - upon a vote at a duly held meeting to obtain Bacou USA stockholder approval such approval is not obtained; or

    - the agreements forming or governing the acquisition transactions related to the merger are terminated in accordance with their terms.

    Christian Dalloz may terminate the merger agreement if Bacou USA commits a material breach of any covenant, representation or warranty in the merger agreement, and such breach cannot be or has not been cured within 30 days after the giving of written notice to Bacou USA of such breach.

    Upon termination, the merger agreement will become void and there shall be no liability on the part of any party except as provided by the confidentiality agreement, relating to access to information, and by the French master agreement relating to fees and expenses incurred in connection with the merger, or to the extent that such termination results from the willful breach by any party of any representation, warranty or covenant set forth in the merger agreement. There is no provision in the merger agreement requiring a payment of a termination fee by any party.

FEES AND EXPENSES

    The merger agreement provides that all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid as described above and "SPECIAL FACTORS--The Global Transaction--Fees and Expenses." The merger agreement provides however, that Bacou USA will be responsible for the reasonable costs and expenses of the oversight committee (including reasonable costs and expenses of its legal counsel and financial advisors).

AMENDMENT TO THE MERGER AGREEMENT

    The merger agreement may be amended by the parties at any time before or after the adoption of the merger agreement by the holders of a majority of all outstanding shares of Bacou USA common stock as of the record date, but after such adoption of the merger agreement there shall be made no amendment that by law requires further approval by the stockholders of Bacou USA without the further approval of such stockholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

THE STOCKHOLDER AGREEMENT

    As a condition to the willingness of Christian Dalloz to enter into the merger agreement, Bacou S.A. has entered into a Company Stockholder Agreement with Christian Dalloz, dated as of May 29, 2001. As of the date of the stockholder agreement, Bacou S.A. owned 12,612,600 shares of Bacou USA common stock, representing as of that date approximately 71.4% of the voting power of the outstanding shares of Bacou USA common stock. These shares, as well as any additional shares of capital stock of Bacou USA that Bacou S.A. may acquire between the date of the stockholder agreement and the effective time of the merger, are all subject to the stockholder agreement.

    In accordance with the stockholder agreement and subject to certain exceptions and conditions, Bacou S.A. must, at any meeting of the stockholders of Bacou USA or in any other circumstances where the vote, consent or other approval of such stockholders with regard to the merger agreement, the merger or any other transaction is sought, vote all such shares subject to the stockholder agreement as follows:

    - in favor of the adoption of the merger agreement;

    - against any other merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Bacou USA;

    - against any Company Takeover Proposal, as defined in Section 5.02(d) of the merger agreement and summarized in "THE MERGER--The Merger Agreement--No Solicitation of Other Offers" of this information statement; and

    - against any amendment of the Bacou USA Certificate of Incorporation or Bacou USA By-laws or any other proposal or transaction involving Bacou USA or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the merger agreement or the merger, or change in any manner the voting rights of any class of Bacou USA common stock.

    Bacou S.A. shall not commit or agree to take any action inconsistent with the foregoing.

    Furthermore, pursuant to the stockholder agreement Bacou S.A. has appointed Christian Dalloz, or any individual designated by Christian Dalloz, as Bacou S.A.'s proxy and attorney-in-fact, with power to vote the shares owned by Bacou S.A. that are subject to the stockholder agreement in a manner consistent with the foregoing.

    Pursuant to the stockholder agreement Bacou S.A. has also covenanted as follows:

    - that it will not sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement which would have that effect, any shares subject to the stockholder agreement to any person, other than pursuant to the merger;

    - that it will not enter into any voting arrangement with respect to any shares subject to the stockholder agreement;

    - that it will not, nor will it permit any of its representatives, directly or indirectly to solicit, initiate or encourage the submission of any Company Takeover Proposal, enter into any agreement with respect to any Company Takeover Proposal or directly or indirectly take any actions, including discussions, negotiations, facilitations of inquiries, and furnishing of information, which may reasonably be expected to lead to any Company Takeover Proposal;

    - that it will promptly advise Christian Dalloz orally and in writing of any Company Takeover Proposal or inquiry to that effect, the identity of the person making such proposal or inquiry, and the material terms of such proposal or inquiry;

    - that it will use its best efforts to act, assist and cooperate with all parties involved toward the end of consummating and making effective, in the most expeditious manner practicable, the merger and the other global transactions; and

    - that it will not issue any press release nor make any other public statement regarding the merger or any other of the global transactions, except as contemplated in the French master agreement or as required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange.

    Pursuant to the stockholder agreement Bacou S.A. has consented to and approved the actions taken by the board of directors of Bacou USA in approving the merger and the global transactions. Bacou S.A. has also waived and agreed not to exercise any appraisal rights available to it under Section 262 of the General Corporation Law of the State of Delaware in connection with the merger.

    The stockholder agreement terminates, other than with respect to the liability of any party for breach of such agreement prior to such termination, upon the earliest of the following:

    - the effective time of the merger;

    - the termination of the merger agreement in accordance with its terms; and

    - December 31, 2001.

CONSIDERATION TO BE RECEIVED BY THE STOCKHOLDERS

    At the effective time of the merger, each share of Bacou USA then issued and outstanding (other than shares held by any of our subsidiaries, held in our treasury, held by Christian Dalloz or any subsidiary of Christian Dalloz, held by Bacou S.A. or any subsidiary of Bacou S.A. and held by stockholders who perfect their appraisal rights under Delaware law) will be converted into the right to receive $28.50 in cash without interest, reduced by applicable withholding tax.

    Each share of common stock of Daniel U. S. Sub then issued and outstanding will, by virtue of the merger and without any action on the part of Daniel U. S. Sub, become one fully paid and nonassessable share of common stock of the surviving corporation.

                                 OTHER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information set forth in the following table is furnished as of April 12, 2001 with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and nominees for director, our named executive officers, and all of our executive officers and directors as a group. There are no options, warrants or other rights held by any of the persons listed in the table below which are exercisable within 60 days of the date of the filing of this information statement, other than the options held by the executive officers and directors of Bacou USA listed in the section entitled "SPECIAL FACTORS--Interests of Certain Parties in the Merger and Related Acquisition Transactions; Potential Conflicts of Interest" which will automatically vest and be exercisable upon the effective time of the merger.

                                                              AMOUNT OF BENEFICIAL
                                                                   OWNERSHIP         PERCENT OF
NAME                                                               OF SHARES           CLASS
----                                                          --------------------   ----------
PRINCIPAL STOCKHOLDERS
Bacou S.A...................................................       12,612,600(1)        71.4%
Brinson Partners, Inc.(2)...................................          930,496(2)         5.3%
UBS AG(2)...................................................          930,496(2)         5.3%

DIRECTORS AND EXECUTIVE OFFICERS
Philippe Bacou..............................................       12,696,400(1)(3)     71.5%
Walter Stepan...............................................          522,900(4)(5)      2.9%
Christophe Bacou............................................           30,400(3)           *
Philip B. Barr..............................................          105,100(5)           *
Karl F. Ericson.............................................           36,400(3)           *
Howard S. Leight............................................           75,000(3)(6)        *
Alfred J. Verrecchia........................................           10,500(3)           *
Alan H. Bennett.............................................           21,250(5)           *
John F. Burt, Jr............................................          287,190(7)         1.6%
Adrien W. Hebert............................................           20,000              *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP.............       13,950,640           76.4%

------------------------

(1) Philippe Bacou is Chairman, President and Chief Executive Officer of Bacou S.A. and has sole voting and dispositive power with respect to shares of common stock owned by Bacou S.A.

(2) According to its Schedule 13G/A filed with the Securities and Exchange Commission ("Commission") on February 13, 2001, Brinson Partners, Inc. ("BPI") had, as of December 31, 2000, sole voting power and shared dispositive power with respect to 930,496 shares of common stock. On the same Schedule 13G/A, UBS AG, through its indirect beneficial subsidiary, BPI, had sole voting power and shared dispositive power with respect to the same 930,496 shares of common stock. Both BPI and UBS AG disclaim beneficial ownership of such securities. UBS Warburg is an affiliate of UBS AG. Shares are held by funds managed by Brinson Partners, Inc. and UBS Warburg LLC which are affiliates of UBS AG.

(3) Includes, as applicable, the following shares of common stock reserved for issuance upon exercise of stock options outstanding pursuant to our 1996 Non-Employee Director Stock Option Plan, all of which are vested: Mr. P. Bacou, 83,800 shares; Mr. C. Bacou, 30,400 shares; Mr. Ericson, 30,400 shares; Mr. Leight, 10,000 shares; Mr. Verrecchia, 10,000 shares; (all directors as a group, 164,600 shares).

(4) Includes 55,440 shares of common stock owned of record by Mr. Stepan's wife.

(5) Includes, as applicable, the following shares of common stock reserved for issuance upon exercise of stock options vested as of April 14, 2001 pursuant to Bacou USA's 1996 Stock Incentive Plan: Mr. Stepan, 100,000 shares;
    Mr. Barr, 100,000 shares; Mr. Hebert, 20,000 shares; and Mr. Bennett, 11,250 shares; (all executive officers as a group (including Messrs. Stepan, Barr, Hebert and Bennett), 377,250 shares).

(6) Includes 50,000 shares of common stock reserved for issuance upon exercise of stock options outstanding pursuant to our 1998 Howard S. Leight Stock Option Plan, all of which options are vested and which constitute all options reserved for issuance under this plan.

(7) Represents unregistered shares held as part of consideration for exchange of Mr. Burt's shares in Biosystems, Inc. in our acquisition of Biosystems.
    Mr. Burt has "piggyback" registration rights with respect to these shares. Includes 79,130 shares until recently held in escrow that were allocable to Mr. Burt pursuant to an escrow agreement as part of the Biosystems acquisition.

*   Less than 1%.

TRANSACTIONS IN COMMON STOCK BY CERTAIN PERSONS

    The following table sets forth certain information concerning purchases and dispositions of common stock of Bacou USA since April 27, 2001 by Bacou USA and our subsidiaries, directors and officers. THE TRANSACTIONS BY THE LISTED PERSONS WERE ALL EXERCISES OF STOCK OPTIONS AS SET FORTH BELOW. OPTION EXERCISE ALSO INCLUDES A DISPOSITION MADE ON THE SAME DAY IN THE OPEN MARKET. THE PERSONS LISTED BELOW ARE ALL FORMER EXECUTIVE OFFICERS OR OFFICERS OF OUR SUBSIDIARIES.

                                        NUMBER OF     NUMBER OF                       WHERE AND HOW
                                          SHARES       SHARES                          TRANSACTION
NAME                        DATE        PURCHASED    DISPOSED OF   PRICE PER SHARE      EFFECTED
----                   --------------   ----------   -----------   ---------------   ---------------
Elizabeth Duvarney*    April 27, 2001     2,300         2,300          $25.42         Open Market
Joseph Burt**            June 8, 2001     3,000         3,000          $28.08         Open Market

------------------------

*   Former Marketing Director of a subsidiary of Bacou USA.

**  Former Vice President-Sales of an operating division of Bacou Safety.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

    Bacou USA has not made any provisions to grant unaffiliated stockholders access to the corporate files of Bacou USA in connection with the merger. Bacou USA has not made any provisions to obtain counsel or appraisal services (at its expense) for any unaffiliated stockholder in connection with the merger.

PROPOSALS BY STOCKHOLDERS

    Due to the contemplated consummation of the merger, Bacou USA does not currently expect to hold a 2001 annual meeting of stockholders because, following the merger, Bacou USA will not be a publicly held company. In the event the merger is not consummated for any reason, Bacou USA must receive proposals of stockholders intended to be presented at the 2001 annual meeting of stockholders at our principal executive offices no later than the tenth day following our public announcement of the date of our 2001 annual meeting, for inclusion in our information statement and form of proxy relating to that meeting.

EXPENSES

    Bacou USA will bear the cost of preparing and mailing the information statement. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of the information statement to the beneficial owners of common stock held of record by such persons, and Bacou USA may reimburse them for their reasonable transaction and clerical expenses.

PRELIMINARY MATERIALS PREPARED BY UBS WARBURG LLC

    At the February 1, 2001 oversight committee meeting, UBS Warburg LLC made a presentation to the oversight committee. The presentation given by UBS Warburg LLC consisted of an overview of the auction process based on a review of information provided by Deutsche Bank and a preliminary valuation analysis of Bacou USA. The preliminary analysis was not intended to address the fairness, from a financial point of view, to the public shareholders of Bacou USA of any proposal to acquire Bacou USA. In connection with the rendering of UBS Warburg LLC's financial fairness opinion, UBS Warburg LLC's final valuation analysis in respect of the $28.50 per share final proposal was presented to the oversight committee on May 25, 2001.

    The February 1, 2001 presentation materials were distributed to the oversight committee in preliminary form and were based on incomplete information. These preliminary materials were not prepared with a view toward public disclosure, and are included in this document only because such information was made available to the oversight committee. In addition, the methodologies, assumptions and other factors considered by UBS Warburg LLC in the preparation of these preliminary materials may not be the same as the methodologies, assumptions and other factors considered by UBS Warburg LLC in connection with the other materials prepared by UBS Warburg LLC that are described in this document.

    In connection with UBS Warburg LLC's review, in September 2000, Bacou USA's management provided UBS Warburg LLC with a financial forecast that was prepared by Bacou USA's management in July 2000. Although this forecast was used in several of the preliminary valuation analyses described in the February 1, 2001 presentation materials, at the time of the February 1, 2001 presentation and at the time UBS Warburg LLC rendered its financial fairness opinion, Bacou USA's management had not updated such forecast to reflect Bacou USA's actual operating performance since July 2000 and the downturn in economic and industry trends. Accordingly, at the direction of the oversight committee, UBS Warburg LLC did not take such forecast into consideration in rendering its opinion.

    In connection with its review, at the oversight committee's direction, UBS Warburg LLC did not assume any responsibility for independent verification of any of the financial and other information utilized in its preliminary analysis, and relied on it as being complete and accurate in all material respects. In addition, at the direction of the oversight committee, UBS Warburg LLC did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of Bacou USA, nor was UBS Warburg LLC furnished with any such evaluation or appraisal.

    In performing its preliminary analysis, UBS Warburg LLC made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Bacou USA. No company, transaction or business used in the preliminary analysis as a comparison is identical to Bacou or its businesses or the merger, nor is an evaluation of the results entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the operating results, public trading or other values of the companies or transactions being analyzed.

    The estimates contained in the preliminary analyses prepared by UBS Warburg LLC and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than suggested by these analyses. In addition, analyses relating to the value of securities do not purport to be appraisals or to reflect the prices at which a business might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

    The following is a summary of the material preliminary financial analyses prepared by UBS Warburg LLC and presented to the oversight committee on February 1, 2001. These preliminary valuation analyses have been included as Exhibit (c)(6) to the Schedule 13E-3 filed with the Securities and Exchange Commission in connection with the merger, and the following summary is qualified by reference to that exhibit. The full text of UBS Warburg LLC's preliminary presentation is also available for inspection and copying at the corporate offices of Bacou USA during regular business hours.

    The preliminary financial analyses summarized below include information presented in tabular format. In order to understand the preliminary analyses fully, the tables must be read together with the text of each summary. Considering the data set forth below without considering the full narrative description of the preliminary analyses, including the methodologies and assumptions underlying the preliminary analyses, could create a misleading or incomplete view of the preliminary analyses.

    SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. UBS Warburg LLC compared selected financial information, ratios and public market multiples for Bacou USA to the corresponding data for the following six publicly-traded companies:

    - Brady Corp.

    - Federal Signal Corp.

    - Mine Safety Appliances Company

    - Scott Technologies, Inc.

    - Sola International Inc.

    - UniFirst Corp.

    UBS Warburg LLC chose the selected companies because they were publicly-traded companies that, for purposes of the analysis, UBS Warburg LLC considered reasonably similar to Bacou USA in that these companies operate in the safety product manufacturing industry. The selected public companies may significantly differ from Bacou USA based on, among other things, the size of the companies, the geographic coverage of the companies' operations and the particular business segments in which the companies focus.

    UBS Warburg LLC reviewed, among other information, the comparable companies' multiples of TEV to:

    - LTM revenue;

    - LTM EBITDA; and

    - LTM EBIT.

    UBS Warburg LLC also reviewed, among other information, the comparable companies' P/E multiples for the LTM and projected P/E multiples, based on I/B/E/S International Inc., or IBES, mean earnings estimates as of January 12, 2002 for the calendar year ending December 31, 2001.

    The Bacou USA comparable companies analysis resulted in the following ranges of implied multiples as of January 26, 2001:

                                                            BACOU USA IMPLIED MULTIPLE @ PRICE PER SHARE OF
MULTIPLE ANALYSIS            MULTIPLE RANGE   MEAN/MEDIAN      $19.50/$26.25/$25.00/$27.00/$28.00/$29.00
-----------------            --------------   -----------   -----------------------------------------------
TEV/LTM Revenue............  .65x to 1.65x    1.07x/.99x    1.50x/1.91x/1.84x/1.96x/2.02x/2.08x
TEV/LTM EBITDA.............  4.5x to 9.2x     7.0x/7.2x     6.0x/7.6x/7.3x/7.8x/8.1x/8.3x
TEV/LTM EBIT...............  8.2x to 11.7x    9.8x/9.8x     7.9x/10.1x/9.7x/10.4x/10.7x/11.0x
LTM P/E....................  10.8x to 18.1x   13.8x/13.4x   11.2x/15.4x/14.6x/15.8x/16.4x/17.1x
2001E P/E -- IBES..........  5.6x to 17.4x    11.9x/12.7x   9.6x/12.9x/12.3x/13.2x/13.7x/14.2x

    LTM data for Bacou USA and the selected companies were based on the respective companies' publicly available annual and quarterly reports as well as internal financial reports for Bacou USA.

    SELECTED COMPARABLE TRANSACTION ANALYSIS. UBS Warburg LLC reviewed publicly available financial information relating to the following selected transactions in the safety product manufacturing industry since May 1994:

ACQUIROR                                     TARGET
--------                                     ------

Kimberly-Clark Corp.                         Safeskin Corp.

Hagemeyer N.V.                               Vallen Corp.

JJF Group, Inc.                              TSI Inc.

Vestar Capital Partners                      Cabot Safety Corp.

United Dominion Industries Limited           Flair Corp.

Federal Signal Corp.                         Justrite Manufacturing Company

    UBS Warburg LLC chose the selected transactions because they were business combinations that, for the purposes of the analysis, UBS Warburg LLC considered to be reasonably similar to a business combination involving Bacou USA in that these transactions involved companies in the safety product manufacturing industry. The selected transactions may differ significantly from a business combination involving Bacou USA based on, among other things, the size of the transactions, the structure of the transactions and the dates that the transactions were announced and consummated.

    UBS Warburg LLC reviewed, among other things, the TEVs implied in the relevant transactions as a multiple of LTM revenue, LTM EBITDA and LTM EBIT and the EMV implied in the relevant transactions as a multiple of LTM net income and book value.

    The analysis indicated the following implied multiples for the selected transactions:

                                                                  BACOU USA IMPLIED MULTIPLE @ PRICE PER
MULTIPLE ANALYSIS                  MULTIPLE RANGE   MEAN/MEDIAN    SHARE OF $25.00/$27.00/$28.00/$29.00
-----------------                  --------------   -----------   --------------------------------------
TEV/LTM Revenue..................  0.65x to 3.00x   1.44x/1.21x   1.84x/1.96x/2.02x/2.08x
TEV/LTM EBITDA...................  6.0x to 12.8x    9.5x/10.4x    7.3x/7.8x/8.1x/8.3x
TEV/LTM EBIT.....................  6.6x to 20.5x    12.3x/11.0x   9.7x/10.4x/10.7x/11.0x
EMV/LTM Net Income...............  6.8x to 28.1x    19.1x/21.1x   14.6x/15.8x/16.4x/17.1x
EMV/Book Value...................  1.70x to 5.70x   3.65x/3.43x   2.19x/2.38x/2.47x/2.56x

    All multiples for the selected transactions were based on publicly available information at the time of the announcement of the particular transaction. LTM data for Bacou USA was based on its applicable publicly available annual and quarterly reports and Bacou USA internal financial reports.

    DISCOUNTED CASH FLOW ANALYSIS. UBS Warburg LLC performed a discounted cash flow analysis, using the July 2000 financial forecast prepared by Bacou USA's management, in order to derive an implied equity value reference range for Bacou USA. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period covered by the July 2000 financial forecast and then added a terminal value based upon a range of EBITDA multiples and perpetuity growth rates based on unleveraged after-tax free cash flows from 6.0x to 8.0x and 1.8% to 3.0%, respectively. The unleveraged after-tax cash flows and terminal values were discounted using a range of discount rates (12.0% to 15.0%) that UBS Warburg LLC deemed appropriate, based on Bacou USA's weighted average cost of capital. This analysis indicated an implied per share equity value reference range for Bacou USA of $27.87 to $39.87 using an EBITDA exit multiple and $21.96 to $33.79 using a perpetuity growth rate.

    LEVERAGED BUYOUT ANALYSIS. UBS Warburg LLC performed a leveraged buyout analysis of Bacou USA to show the internal rates of return, or IRRs, to a typical financial buyer that might be produced assuming the sale of Bacou USA to such a financial buyer at various per share purchase prices and using the July 2000 financial forecast prepared by Bacou USA management. A leveraged buyout involves the acquisition of a company financed primarily by incurring indebtedness that is serviced by the post-acquisition operating cash flow of the acquired company. For purposes of the leveraged buyout analysis, UBS Warburg LLC assumed, among other things: (i) a purchase price per share range of $23.00 to $29.00; (ii) purchase accounting with no write-up of tangible assets; (iii) a closing date of December 31, 2000; (iv) a post-closing capital structure consisting of a fixed dollar amount of bank debt and subordinated debt and an amount of equity that varies depending on the purchase price per Bacou USA share, and (iv) that the hypothetical investor sells Bacou at the end of 2005 at a 7.5x EBITDA multiple, which is consistent with the high end of the comparable companies' EBITDA trading multiples. The results of these analyses are summarized in the table below:

                                                                               PURCHASE PRICE PER SHARE
                                                      --------------------------------------------------------------------------
                                                       $23.00     $24.00     $25.00     $26.00     $27.00     $28.00     $29.00
                                                      --------   --------   --------   --------   --------   --------   --------
IRR (%).............................................    35.6       32.8       30.3       28.1       26.1       24.2       22.5
LEVERAGE AND COVERAGE STATISTICS
2000 Pro Forma (x):
Total Debt/EBITDA...................................     4.5        4.5        4.5        4.5        4.5        4.5        4.5
EBITDA/Interest Expense.............................     2.0        2.0        2.0        2.0        2.0        2.0        2.0
%Total Debt Paydown by 2005(%)......................    54.1       54.1       54.1       54.1       54.1       54.1       54.1

    PREMIUMS PAID ANALYSIS. UBS Warburg LLC reviewed selected purchase price per share premiums paid in acquisitions of publicly-traded domestic non-financial, non-technology companies pending or completed (and not withdrawn) from January 1998 through January 2001, with deal sizes between $500 million and $1.5 billion. This analysis indicated premiums to the target's closing stock prices on dates prior to the announcement and implied valuations for Bacou USA as set forth in the following tables.

                                       ONE DAY PRIOR TO   ONE WEEK PRIOR TO   ONE MONTH PRIOR TO
                                         ANNOUNCEMENT       ANNOUNCEMENT         ANNOUNCEMENT
                                             (%)                 (%)                 (%)
                                       ----------------   -----------------   ------------------
Mean.................................        27.9                35.7                40.0
Median...............................        23.8                30.8                34.7
High.................................       146.6               139.2               130.6
Low..................................       (20.0)              (23.0)              (15.6)

                                                   MARKET RANGE (DERIVED
                                                      FROM MEDIAN AND
                                                           MEAN            BACOU USA IMPLIED PER
                           BACOU USA STOCK PRICE      PREMIUMS PAID)            SHARE VALUE
DATE                                ($)                     (%)                     ($)
----                       ---------------------   ---------------------   ---------------------
1/29/01.................           26.40
7/10/00.................           22.25
1 Day Prior to
7/10/00.................           19.50                    23.8--27.9            24.14--24.95
1 Week Prior to
7/10/00.................           20.13                    30.8--35.7            26.32--27.30
1 Month Prior to
7/10/00.................           21.13                    34.7--40.0            28.45--29.57

PRESENTATION BY DEUTSCHE BANK AT THE FEBRUARY 2, 2001 BACOU USA BOARD MEETING WITH RESPECT TO THE THEN PROPOSED TRANSACTION WITH A POTENTIAL ACQUIRER

    At the February 2, 2001 meeting of Bacou USA's board of directors, Deutsche Bank discussed with the board the auction process that had been undertaken to date with respect to the sale of the Bacou Group and the status of negotiations with a potential acquirer. Deutsche Bank described the key terms of the offer from the potential acquirer, reviewed certain financial and comparative valuation analyses, reviewed the sale process as of that time, provided an overview of the potential acquirer and reviewed the then prevalent merger and capital market conditions. As discussed above under "Background of the Merger and the Related Acquisition Transactions," prior to reaching an agreement on the principal transaction terms on February 8, 2001 the potential acquirer terminated negotiations with respect to the potential purchase of the Bacou Group because the potential acquirer was unable to successfully conclude discussions with a potential equity financing source.

    Deutsche Bank has not acted as financial advisor to the Oversight Committee. Deutsche Bank was not requested to, and did not, render an opinion with respect to the fairness of any of the transactions considered, including the potential transaction abandoned in February 2001 or the pending merger with Christian Dalloz, or the consideration to be paid under those transactions, or as to valuation or otherwise. The materials prepared by Deutsche Bank, including but not limited to the February 2, 2001 information materials, are not an opinion as to the fairness to Bacou USA or its shareholders of any of the transactions considered or the consideration to be paid under those transactions, do not constitute a recommendation to Bacou USA or its shareholders as to any of the transactions considered or as to any action they should take or not take with respect to the transaction with Christian Dalloz, and should not be relied on as a basis for any investment decision.

    Copies of the February 2, 2001 information materials are available for inspection and copying at Bacou USA's principal executive offices at 10 Thurber Boulevard, Smithfield, Rhode Island 02917, during regular business hours by any interested shareholder of Bacou USA or the shareholder's representative who has been so designated in writing. We have also filed these materials with the Securities and Exchange Commission as exhibits to the Schedule 13E-3.

    In connection with its presentation made on February 2, 2001 and its role as financial advisor to the Bacou family and Bacou USA, Deutsche Bank has, among other things:

    - reviewed certain publicly available financial information and other information concerning Bacou USA;

    - reviewed certain internal analyses and other information furnished to Deutsche Bank by the Bacou Group and Bacou USA;

    - held discussions with members of the senior management of the Bacou Group and Bacou USA regarding the businesses and prospects of Bacou USA;

    - reviewed the reported prices and trading activity for the shares;

    - reviewed the financial terms of the transaction that was proposed between the potential acquirer and the Bacou Group and reviewed on February 2, 2001; and

    - performed such other studies and analyses and considered such other factors as Deutsche Bank deemed appropriate.

    Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information concerning the Bacou Group, Bacou USA or the potential acquirer, whether publicly available or furnished to Deutsche Bank, including, without limitation, any financial information, forecasts or projections, considered in connection with the preparation and presentation of the information materials. Accordingly, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank, in its role as financial advisor to the Bacou family and Bacou USA, did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Bacou USA. The February 2, 2001 information materials prepared and presented by Deutsche Bank were necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, February 2, 2001.

    The following is a summary of the Deutsche Bank February 2, 2001 information materials and does not purport to be a complete description of the analyses performed by Deutsche Bank. The following quantitative information, to the extent it is based on market data, is based on market data as it existed at or about February 2, 2001, and is not necessarily indicative of current market conditions. In addition, the following quantitative information was prepared in the context of a different transaction and is not necessarily relevant or applicable to the merger and related acquisition transactions with Christian Dalloz. You should understand that the order of analyses and the results derived from these analyses described below do not represent relative importance or weight given to these analyses by Deutsche Bank. The summary of the February 2, 2001 information materials described below is qualified in its entirety to the full text of the materials.

    EXECUTIVE SUMMARY. The February 2, 2001 presentation contained a brief summary of the presentation that (1) identified the potential acquirer, and the contemplated timing for the signing of agreements and closing the proposed transaction with the potential acquirer, (2) identified certain determinants of the valuation for the Bacou Group, and (3) included a one page chart of the historical price and volume performance of Bacou USA's common stock for the period beginning with Bacou USA's initial public offering through January 31, 2001. The chart highlighted the timing of certain publicly disclosed events in Bacou USA's history during such period.

    OVERVIEW OF THE POTENTIAL ACQUIRER'S PROPOSED TRANSACTION FOR THE BACOU GROUP. The February 2, 2001 presentation provided an overview of the proposed transaction for the Bacou Group in terms of the aggregate values for Bacou USA, Bacou S.A. (excluding holdings of Bacou USA) and the Bacou Group, both in undiscounted and present value terms. The presentation also identified various components of the proposed consideration including a review of the key terms of certain preferred stock that was proposed as a part of the consideration to be paid to the shareholders of Bacou S.A. The Deutsche Bank representatives also reviewed certain financial and comparative valuation metrics of the proposed transaction, which are described in summary fashion below.

    HISTORICAL STOCK PRICE PERFORMANCE. Deutsche Bank reviewed the historical stock prices for the Bacou USA common stock. The review indicated that the price of the Bacou USA common stock on July 7, 2000, the last trading day before Bacou S.A. and Bacou USA announced that they were exploring strategic alternatives, was $19.50 per share. Deutsche Bank also reviewed the Bacou USA stock price one month and two months prior to that announcement, as well as the average Bacou USA stock price during the month prior to the announcement. Deutsche Bank also reviewed the price of the Bacou USA common stock on January 31, 2001, the average Bacou USA stock price in the month of January 2001, as well as the low and high prices for the Bacou USA common stock during the 52 weeks ended
January 31, 2001.

    The table below shows the Bacou USA stock price at various times as well as the premium or discount represented by the $25 per share consideration proposed in the transaction over the respective Bacou USA stock price.

                                                                            PREMIUM (DISCOUNT)
                                                                             BASED ON $25 PER
                                                               BACOU USA      SHARE PROPOSED
TIME/PERIOD                                                   STOCK PRICE     CONSIDERATION
-----------                                                   -----------   ------------------
One-day prior to announcement (July 7, 2000)................    $19.500            28.2%
One-month prior to announcement.............................     21.125            18.3%
Two months prior to announcement............................     19.563            27.8%
Avg. price one-month prior to announcement..................     19.943            25.4%
Then current price (January 31, 2001).......................     26.640            (6.2%)
Low (52 week ended January 31, 2001)........................     14.500            72.4%
High (52 week ended January 31, 2001).......................     28.500           (12.3%)
Average price in January 2001...............................     26.111            (4.3%)

    RELATIVE STOCK PRICE PERFORMANCE. The February 2, 2001 presentation reviewed in tabular format the performance of the Bacou USA common stock relative to the Standard & Poor's industrial stock index, the Russel 2000 stock index, and an index of selected comparable industrial companies (the companies listed in the "Selected Comparable Public Company Analysis" below) during various time periods beginning before Bacou S.A. and Bacou USA announced that they were exploring strategic alternatives, through January 31, 2001.

                                                  AVERAGE PRIOR TO          PRICE ON
                                                7/7/00 ANNOUNCEMENT         1/31/01           PERCENTAGE GAIN
                                           ------------------------------   --------   ------------------------------
                                           1 MONTH     1 WEEK     1 DAY                1 MONTH     1 WEEK     1 DAY
                                           --------   --------   --------              --------   --------   --------
Bacou USA................................  $ 19.94    $ 20.00    $ 19.50    $25.00(1)    25.4%      25.0%      28.2%
S&P Industrials..........................  1,815.2    1,820.0    1,833.7     1,611.4    (11.2%)    (11.5%)    (12.1%)
Russel 2000..............................    517.9      523.6      528.2       508.3     (1.8%)     (2.9%)     (3.8%)
Selected companies.......................     98.1       97.9       97.4       100.9      2.8%       3.1%       3.5%

------------------------

(1) Based on the price offered in the proposed transaction

    The February 2, 2001 presentation also included in a graphic format an analysis of the performance of the Bacou USA common stock relative to the Standard & Poor's industrial stock index, the Russel 2000 stock index, and an index of selected comparable industrial companies (the companies listed in the "Selected Comparable Public Company Analysis" below) over the twelve month period ending January 31, 2001, as well as for the time period beginning from the initial public offering of

Bacou USA through January 31, 2001. The analysis revealed that the Bacou USA common stock had outperformed the other benchmark indices over the twelve month period ended January 31, 2001. The analysis also revealed that the Bacou USA common stock had outperformed the other benchmark indices over the time period beginning from the initial public offering of Bacou USA through January 31, 2001 other than the Standard & Poor's industrial stock index.

    SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. Deutsche Bank compared selected financial information, ratios and public market multiples for Bacou USA to the corresponding data for the following six publicly traded companies:

    - Robbins & Myers, Inc.

    - Kaydon Corporation

    - IDEX Corporation

    - Mine Safety Appliances Company

    - Regal-Beloit Corporation

    - Checkpoint Systems, Inc.

    Deutsche Bank chose the selected companies because they were publicly traded companies that, for the purposes of the analysis, Deutsche Bank considered reasonably similar to Bacou USA in that these companies produce general industrial products that are used in a broad array of end markets. The selected public companies may significantly differ from Bacou USA based on, among other things, the particular industrial product markets in which the companies focus, the size of the companies and the geographic coverage of the companies' operations.

    Deutsche Bank reviewed, among other information, the selected companies' multiples of total enterprise value, referred to as TEV, to:

    - revenue for the latest twelve months ended September 30, 2000, referred to as LTM, as well as estimated revenue for the years ending December 31, 2000 and December 31, 2001.

    - adjusted earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, for the LTM period, as well as estimated EBITDA for the years ending December 31, 2000 and December 31, 2001.

    - adjusted earnings before interest and taxes, referred to as EBIT, for the LTM period, as well as estimated EBIT for the years ending December 31, 2000 and December 31, 2001.

    TEV consists of the particular company's equity value, plus the value of the particular company's total debt and preferred stock, minus cash, cash equivalents and marketable securities.

    Deutsche Bank also reviewed, among other information, the selected companies' price /estimated earnings multiples, referred to as P/E, based on the then median First Call consensus earnings estimates for the years ending December 31, 2000 and December 31, 2001.

    LTM data for Bacou USA and the selected companies were based on the respective companies' publicly available annual and quarterly reports. Estimated 2000 and 2001 data for Bacou USA, which were reviewed on a proforma adjusted basis, were based on the financial projections prepared by Bacou USA management and contained in the confidential information memorandum distributed in August 2000. Estimated 2000 and 2001 data for the comparable companies were obtained from then available Wall Street equity research reports.

    The Bacou USA selected companies analysis resulted in the following ranges of implied multiples:

                                                                                                         BACOU USA
                                                                                                          IMPLIED
                                                                         MULTIPLE RANGE                 MULTIPLE AT
                                                            -----------------------------------------    $25.00 PER
MULTIPLE ANALYSIS                                             LOW        HIGH       MEAN      MEDIAN       SHARE
----------------------------------------------------------  --------   --------   --------   --------   ------------
TEV / LTM revenue.........................................    0.8x       2.1x       1.3x       1.2x         1.9x
TEV / LTM EBITDA..........................................    6.4x       9.8x       7.7x       7.5x         7.6x
TEV / LTM EBIT............................................    8.1x      14.6x      10.9x      10.6x        10.0x
TEV / 2000E revenue.......................................    0.9x       2.1x       1.4x       1.3x         1.9x
TEV / 2000E EBITDA........................................    5.4x       8.0x       7.0x       7.3x         7.0x
TEV / 2000E EBIT..........................................    8.8x      10.6x       9.8x      10.0x         9.1x
2000E P/E--First Call.....................................   11.2x      16.1x      13.9x      14.1x        13.8x
TEV / 2001E revenue.......................................    1.0x       1.9x       1.4x       1.3x         1.7x
TEV / 2001E EBITDA........................................    6.0x       6.9x       6.4x       6.3x         5.9x
TEV / 2001E EBIT..........................................    7.8x       9.2x       8.5x       8.4x         7.6x
2001E P/E--First Call.....................................    9.1x      14.4x      12.2x      12.6x        12.3x

    SELECTED COMPARABLE TRANSACTION ANALYSIS. Deutsche Bank reviewed publicly available financial information relating to the following selected transactions in the general industrial product manufacturing industry:

ACQUIROR                               TARGET
--------                               ------
Textron Inc.                           Omniquip International
Heartland Industrial Partners          Simpson Industries Inc.
JLG Industries Inc.                    Gradall Industries, Inc.
Terex Corporation                      Powerscreen International
Weir Group PLC (UK)                    EnviroTech Pumpsystems Group
Johnson Electric Holdings (Ltd.)       Lear Corp.--Electric Motor
Precision Castparts Corporation        Wyman Gordon Company
Amsted Industries Inc.                 Varlen Corp.
Regal-Beloit Corporation               Marathon Electric Manufacturing

    Deutsche Bank chose the selected transactions because they were business combinations that, for the purposes of the analysis, Deutsche Bank considered to be reasonably similar to the proposed transaction in that these transactions involved companies that manufactured general industrial products used in a broad array of end markets. The selected transactions may differ significantly from the proposed transaction based on, among other things, the particular industrial product markets in which the companies focus, the size of the transactions, the structure of the transactions and the dates the transactions were announced and consummated.

    Deutsche Bank reviewed among other things, the TEVs implied in the relevant transactions as a multiple of LTM revenue, LTM adjusted EBITDA and LTM adjusted EBIT. The analysis indicated the following implied multiples for the selected transactions and for the proposed transaction.

                                                                                                            BACOU USA
                                                                          MULTIPLE RANGE                 IMPLIED MULTIPLE
                                                             -----------------------------------------    AT $25.00 PER
MULTIPLE ANALYSIS                                              LOW        HIGH       MEAN      MEDIAN         SHARE
-----------------------------------------------------------  --------   --------   --------   --------   ----------------
TEV / LTM revenue..........................................    0.6x       1.3x       1.0x       1.0x            1.9x
TEV / LTM EBITDA...........................................    5.1x       8.2x       7.1x       7.3x            7.6x
TEV / LTM EBIT.............................................    7.4x      11.5x       9.3x       9.2x           10.0x

    All multiples for the selected transactions were based on publicly available information at the time of the announcement of the particular transaction. LTM data for Bacou USA was based on its applicable publicly available annual and quarterly reports.

    In addition, the February 2, 2001 presentation reviewed the key terms of the relevant proposed draft transaction agreements.

    REVIEW OF THE SALE PROCESS. The February 2, 2001 presentation summarized the key events in the sale process conducted to that date by Deutsche Bank following its engagement as financial advisor to Bacou USA and the Bacou family, and summarized in tabular format the numbers of potential buyers contacted, those provided with an information memorandum, those which submitted indications of interest and those participating in management presentations and detailed diligence reviews. The review of the sale process also summarized in one page the discussions with the two parties that had submitted revised proposals.

    OVERVIEW OF POTENTIAL ACQUIRER AND POTENTIAL SOURCE OF EQUITY
FINANCING. The February 2, 2001 presentation provided a summary overview of the potential acquirer including key historical milestones, a breakdown of the potential acquirer's sales by product, and the potential acquirer's plans for the combined company. Because the potential acquirer required third party equity financing as part of the overall financing for the proposed transaction, the February 2, 2001 presentation also provided a summary overview of a potential equity financing source, including the potential equity sponsor's history, selected other investments and a brief overview of selected key principals of the firm.

    REVIEW OF MERGER AND CAPITAL MARKET CONDITIONS. The February 2, 2001 presentation reviewed general economic conditions at that time including trends in gross domestic product, consumer confidence and inflation. In addition, the February 2, 2001 presentation also reviewed trends at that time in LBO volume, leverage loan issuance and general loan syndication.

    APPENDICES. The February 2, 2001 presentation provided in summary form the market statistics, consensus estimates and public market valuation for selected comparable industrial companies, as well as summary descriptions of and valuations of selected comparable industrial transactions.

    The foregoing summary describes the material analyses and factors that Deutsche Bank presented at the February 2, 2001 meeting of the Board of Directors, but it is not a complete description of all analyses performed and factors considered by Deutsche Bank in connection with that presentation.

    Deutsche Bank's relevant experience, relationship with Bacou USA and its engagement letter and fee arrangement with Bacou USA are described above under "Presentation by Deutsche Bank on May 29, 2001." A significant portion of the cash fee payable to Deutsche Bank is dependent on the consummation of a transaction.

BACOU USA FORECAST PREPARED IN JULY 2000

    In connection with Christian Dalloz' review of Bacou USA and in the course of the negotiations between the Bacou Group and Christian Dalloz described in "SPECIAL FACTORS--Background of the Merger and the Related Acquisition Transaction," Bacou USA provided Christian Dalloz with certain non-public business and financial information. Initially, Bacou USA provided Christian Dalloz with projections prepared by Bacou USA's management in July 2000 and which are set forth below. The July 2000 forecast was initially prepared for the purpose of being included in the confidential information memorandum provided to bidders in the first stage of the auction process. Because the July 2000 forecast was prepared more than ten months prior to the signing of the merger agreement, by which time the actual operating performance of Bacou USA was such as to indicate that such forecast was no longer reasonable and because there has been a downturn in economic and industry trends since such forecast was prepared, Bacou USA believes that the July 2000 forecast is unreliable.

Consequently, although the oversight committee, our board of directors and UBS Warburg LLC reviewed the Bacou USA July 2000 forecast, they did not consider it, with respect to the oversight committee and our board of directors, in connection with approving the merger agreement and the merger, or with respect to UBS Warburg LLC, in its analysis of the fairness from a financial point of view of the merger consideration to be received by our public stockholders.

    Bacou USA does not, as a matter of course, publicly disclose forecasts or analysis as to future revenues or earnings. The July 2000 forecast was not prepared with a view to public disclosure and is included in this information statement only because such information was made available to Christian Dalloz in connection with its acquisition of Bacou USA. Accordingly, it is expected that there will be differences between actual results and the potential results reflected in the forecast, and actual results are likely to be materially less than those set forth below. The July 2000 forecast analysis was not prepared with a view to comply with the published guidelines of the SEC regarding forecasts, nor was it prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. Moreover, KPMG, Bacou USA's independent auditors, has not examined, compiled or applied any procedures to the July 2000 forecast in accordance with standards established by the American Institute of Certified Public Accountants and expresses no opinion or any assurance on its reasonableness, accuracy or achievability. These forward-looking statements reflect numerous assumptions made by Bacou USA's management, many of which are inherently uncertain and subject to change. In addition, factors such as industry performance, general business, economic, regulatory, and market and financial conditions, all of which are difficult to predict, are likely to cause the July 2000 forecast or the underlying assumptions to be inaccurate. Accordingly, we believe that the July 2000 forecast is likely not to be realized, and actual results are likely to be materially less favorable than those contained in the July 2000 forecast.

    The inclusion of the July 2000 forecast herein should not be regarded as an indication that the oversight committee, our board of directors, Bacou USA, Christian Dalloz or any of their respective financial advisors considered or consider the July 2000 forecast to be a reliable prediction of future events, and the July 2000 forecast should not be relied upon as such. To the extent the July 2000 forecast represents Bacou USA management's analysis of possible future performance, such estimate is made only as of the date of such analysis and is not made as of any later date, and stockholders should take this into account when evaluating any factors or analyses based on the Bacou USA analysis.

    The Bacou USA financial forecast prepared in July 2000 and provided to Christian Dalloz is summarized below:

                                                                2001       2002       2003
                                                              --------   --------   --------
Net sales...................................................   $349.1     $392.4     $431.3
Cost of sales...............................................    182.8      203.7      219.8
                                                               ------     ------     ------
  Gross profit..............................................    166.3      188.7      211.5
Operating expenses:
  Selling...................................................     51.1       55.3       60.1
  General and administrative................................     22.0       22.7       23.9
  Research and development..................................      6.1        6.5        6.8
  Amortization of intangible assets.........................     10.0       10.0       10.0
                                                               ------     ------     ------
      Total operating expenses..............................     89.2       94.5      100.8
                                                               ------     ------     ------
Operating income............................................   $ 77.1     $ 94.3     $110.7
                                                               ======     ======     ======

EXPERTS

    Our consolidated financial statements for the years ended December 31, 1996, 1997, 1998, 1999 and 2000, and for each of the years 1996 through 2000 incorporated by reference into this information statement, in reliance upon the reports of KPMG LLP, independent certified public accountants, are incorporated by reference into this information statement, upon the authority of KPMG LLP as experts in accounting and auditing.

AVAILABLE INFORMATION

    Bacou USA is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and in accordance with the Securities Exchange Act of 1934, Bacou USA files reports, information statements and other information with the SEC. Such reports, information statements and other information can be inspected and copies made at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC at its Washington address at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of such material may also be accessed through the SEC's web site at www.sec.gov. Bacou USA's common stock is listed on the NYSE under the symbol "BAU." Such materials may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    Bacou USA and Christian Dalloz have filed a Schedule 13E-3 with the SEC with respect to the merger. As permitted by the SEC, this information statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this information statement or in any document incorporated in this information statement by reference regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

    You should rely only on the information contained or incorporated by reference in this information statement in considering the merger. Bacou USA has not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated August 17, 2001.

    You should not assume that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement to stockholders does not create any implication to the contrary. This information statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

INFORMATION INCORPORATED BY REFERENCE

    Our Annual Report on Form 10-K/A for the period ended December 31, 2000 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, each filed by us with the SEC (Commission File No. 001-14311) are incorporated by reference into this information statement. Our 10-Ks and 10-Q are not presented in this information statement or delivered with it, but are available (without exhibits, unless the exhibits are specifically incorporated in this information statement by reference) to any person, including any beneficial owner, to whom this information statement is delivered, without charge, upon written request directed to us at 10 Thurber Boulevard, Smithfield, Rhode Island 02917,
Attention: General Counsel. Copies of our 10-Ks and 10-Qs so requested will be sent, within one business day of receipt of such request, by first class mail, postage paid.

    All documents Bacou USA files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this information statement and prior to the date of the special meeting shall be deemed to be incorporated by reference in this information statement and to be a part of this information statement from the respective dates of filing of such documents. Any statement contained in this information statement or in a document incorporated or deemed to be incorporated by reference in this information statement shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement. Any references to Private Securities Litigation Reform Act in Bacou USA's publicly-filed documents which are incorporated by reference into this information statement are specifically not incorporated by reference into this information statement.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS INFORMATION STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. BACOU USA HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS INFORMATION STATEMENT RELATING TO BACOU USA, AND CHRISTIAN DALLOZ HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS INFORMATION STATEMENT RELATING TO CHRISTIAN DALLOZ, AND THEIR AFFILIATES.

                                                      By order of the Board of Directors

                                                      /s/ Philip B. Barr
                                                      ------------------------------------------------
                                                      Philip B. Barr
                                                      President and Chief Executive Officer

August 17, 2001

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MAY 29, 2001

                                     AMONG

                               CHRISTIAN DALLOZ,

                             DANIEL U. S. SUB, INC.

                                      AND

                                BACOU USA, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                             --------
ARTICLE I
THE MERGER

SECTION 1.01.  The Merger..................................................       A-1
SECTION 1.02.  Closing.....................................................       A-2
SECTION 1.03.  Effective Time..............................................       A-2
SECTION 1.04.  Effects.....................................................       A-2
SECTION 1.05.  Certificate of Incorporation and By-Laws....................       A-2
SECTION 1.06.  Directors...................................................       A-2
SECTION 1.07.  Officers....................................................       A-2

ARTICLE II
EFFECT ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.01.  Effect on Capital Stock.....................................       A-2
SECTION 2.02.  Exchange of Certificates....................................       A-3

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Organization, Standing and Power............................       A-5
SECTION 3.02.  Authority; Execution and Delivery; Enforceability...........       A-5
SECTION 3.03.  Consents....................................................       A-6
SECTION 3.04   SEC Documents...............................................       A-6
SECTION 3.05.  Absence of Certain Changes or Events........................       A-7

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

SECTION 4.01.  Organization, Standing and Power............................       A-8
SECTION 4.02.  Authority; Execution and Delivery; Enforceability...........       A-8
SECTION 4.03.  Consents....................................................       A-8
SECTION 4.04.  Broker's or Finder's Fee....................................       A-8
SECTION 4.05.  Financing...................................................       A-8

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.01.  Conduct of Business.........................................       A-9
SECTION 5.02.  No Solicitation.............................................      A-11

ARTICLE VI
ADDITIONAL AGREEMENTS

SECTION 6.01.  Preparation of Proxy Statement; Stockholder Meeting.........      A-12
SECTION 6.02.  Access to Information; Confidentiality......................      A-13
SECTION 6.03.  Reasonable Best Efforts; Notification.......................      A-13
SECTION 6.04.  Stock Options...............................................      A-14
SECTION 6.05.  Benefit Plans...............................................      A-14
SECTION 6.06.  Indemnification, Exculpation and Insurance..................      A-15
SECTION 6.07.  Fees and Expenses...........................................      A-16
SECTION 6.08.  Public Announcements........................................      A-16

                                                                               PAGE
                                                                             --------
SECTION 6.09.  Transfer Taxes..............................................      A-16

ARTICLE VII
CONDITIONS PRECEDENT

SECTION 7.01.  Conditions to Each Party's Obligations To Effect the
                 Merger....................................................      A-16
SECTION 7.02.  Conditions to Obligations of Parent and Sub.................      A-16
SECTION 7.03.  Condition to Obligations of the Company.....................      A-17

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.  Termination.................................................      A-17
SECTION 8.02.  Effect of Termination.......................................      A-18
SECTION 8.03.  Amendment...................................................      A-18
SECTION 8.04.  Extension; Waiver...........................................      A-18

ARTICLE IX
GENERAL PROVISIONS

SECTION 9.01.  Nonsurvival of Representations and Warranties...............      A-18
SECTION 9.02.  Notices.....................................................      A-19
SECTION 9.03.  Definitions.................................................      A-19
SECTION 9.04.  Interpretation..............................................      A-20
SECTION 9.05.  Severability................................................      A-20
SECTION 9.06.  Counterparts................................................      A-20
SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries..............      A-20
SECTION 9.08.  Governing Law...............................................      A-20
SECTION 9.09.  Assignment..................................................      A-20
SECTION 9.10.  Enforcement.................................................      A-20

                                              AGREEMENT AND PLAN OF MERGER dated
                                          as of May 29, 2001, among CHRISTIAN
                                          DALLOZ, a societe anonyme duly
                                          incorporated and legally existing
                                          under the laws of the Republic of
                                          France ("Parent"), DANIEL U. S.
                                          SUB, INC., a Delaware corporation
                                          ("Sub"), and a wholly owned subsidiary
                                          of Parent, and BACOU USA, INC., a
                                          Delaware corporation (the "Company"),
                                          and a majority-owned subsidiary of
                                          BACOU SA, a societe anonyme duly
                                          incorporated and legally existing
                                          under the laws of the Republic France
                                          (the "Principal Company Stockholder").

    WHEREAS the Board of Directors of Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), whereby each issued and outstanding share of Common Stock, par value $.001 per share, of the Company (the "Company Common Stock") not owned by Parent, Sub, the Company or the Principal Company Stockholder, shall be converted into the right to receive $28.50 in cash;

    WHEREAS an oversight committee (the "Oversight Committee") of independent members of the Board of Directors of the Company (the "Company Board") has
(i) approved this Agreement and the Merger, (ii) recommended the approval of this Agreement and the Merger by the Company Board and (iii) determined that this Agreement and the Merger are advisable and in the best interests of the Company and each of the holders of the Company Common Stock other than the Principal Company Stockholder;

    WHEREAS the Company Board, subsequent to the recommendation of the Oversight Committee, has (i) approved the Merger and this Agreement, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the Company and each of the holders of the Company Common Stock other than the Principal Company Stockholder and (iii) recommended the adoption of this Agreement by each of the holders of the Company Common Stock other than the Principal Company Stockholder;

    WHEREAS simultaneously with the execution and delivery of this Agreement, Parent and the Principal Company Stockholder are entering into an agreement (the "Company Stockholder Agreement") pursuant to which the Principal Company Stockholder will agree to take specified actions in furtherance of the Merger; and

    WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

    NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At the election of

Parent, any direct or indirect subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

    SECTION 1.02. CLOSING. The closing (the "Closing") of the Merger shall take place at the location of, and immediately prior to, the closing of the Contribution Agreement (as defined in the Master Agreement dated as of the date hereof relating to the combination of Parent and the Company Principal Stockholder (the "Master Agreement")), as soon as practicable after (a) all the conditions set forth in Article VII shall have been satisfied (or, to the extent permitted by law, waived by the parties entitled to the benefits thereof) and
(b) all the conditions precedent to the consummation of the Contribution Agreement, other than the Merger, shall have been satisfied or waived, or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

    SECTION 1.03. EFFECTIVE TIME. Prior to the Closing, the parties shall prepare, and on the Closing Date or as soon as practicable thereafter shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

    SECTION 1.04. EFFECTS. The Merger shall have the effects set forth in this Agreement and Section 259 of the DGCL.

    SECTION 1.05. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Certificate of Incorporation of the Company shall be amended at the Effective Time to read in the form of Exhibit A, and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.06. DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.07. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II
                       EFFECT ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    SECTION 2.01. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

        (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b) CANCELATION OF CERTAIN STOCK. Each share of Company Common Stock that is owned by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock that is owned by any subsidiary of the Company or Parent (other than Sub) shall automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation. Each share of the Company Common Stock that is owned by the Principal Company Stockholder shall remain outstanding as a share of common stock of the Surviving Corporation.

        (c) CONVERSION OF COMPANY COMMON STOCK. (i) Except as otherwise provided in Sections 2.01(b) and 2.01(d), each issued share of Company Common Stock shall be converted into the right to receive $28.50 in cash.

           (ii) The cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to collectively as the "Merger Consideration". As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

        (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, but only to the extent required by DGCL, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such shares ("Appraisal Shares") in connection with the Merger pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to such consideration as may be determined to be due to such dissenting stockholders pursuant to
    Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

    SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the Effective Time, Parent shall select a bank or trust company, reasonably acceptable to the Company, to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock converted pursuant to Section 2.01(c). Immediately after the Effective Time, Parent shall provide to the Paying Agent cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund").

        (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash payable pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, payable pursuant to Section 2.01. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

        (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time and converted into the right to receive the Merger Consideration pursuant to Section 2.01(c). If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged or otherwise treated as provided in this Article II.

        (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration.

        (e) NO LIABILITY. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar applicable law.

        (f) INVESTMENT OF EXCHANGE FUND. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a commercial bank having at least $1,000,000,000 in assets (collectively, "Permitted Investments") or in money market funds which are invested in Permitted Investments. Any interest and other income resulting from such investments shall be paid to Parent.

        (g) WITHHOLDING RIGHTS. Parent, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law.

        (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II; provided, however, that the person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Sub that, except as set forth in the Schedules to this Agreement and as disclosed in Company SEC
Documents:

    SECTION 3.01. ORGANIZATION, STANDING AND POWER. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate or other power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, a material adverse effect on the ability of the Company to consummate the Merger and the other transactions contemplated hereby or a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, other than any such effect arising out of or resulting from
(i) changes in general economic conditions, (ii) general changes or developments in the industries in which the Company and the Company Subsidiaries operate and
(iii) facts or events that are primarily and directly attributable to the announcement of this Agreement and the transactions contemplated hereby (a "Company Material Adverse Effect"). The Company has made available to Parent true and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

    SECTION 3.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval (as defined in Section 6.01(b)). Except for the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby. The Company has duly executed and delivered this Agreement, and, assuming its due execution and delivery by the other parties hereto, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

        (b) The Oversight Committee has (i) approved this Agreement and the Merger, (ii) recommended the adoption of this Agreement and the Merger by the Company Board and (iii) determined that this Agreement and the Merger are advisable and in the best interests of the Company and each of the holders of the Company Common Stock other than the Principal Company Stockholder. The Company Board, after a unanimous recommendation of the Oversight Committee, at a meeting duly called and held, has (i) determined that this Agreement and the Merger are advisable and in the best interests of the Company and each of the holders of the Company Common Stock other than the Principal Company Stockholder, (ii) approved this Agreement and the Merger in accordance with the requirements of the DGCL, (iii) resolved to recommend the adoption of this Agreement and the Merger by its stockholders other than the Principal Company Stockholder and (iv) adopted resolutions and taken all necessary actions to terminate the Letter Agreement dated
    July 13, 2000, among Jacqueline Maggi Bacou, Christophe Bacou, Philippe Bacou, Veronique Mirabel and the Company. UBS Warburg LLC has delivered to the Oversight Committee its opinion that the consideration to be paid in the Merger to each of the holders of the Company Common Stock other than the Principal Company Stockholder is fair to such holder from a financial point of view ("UBS Warburg LLC Fairness Opinion").

    SECTION 3.03. CONSENTS. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (B) the merger regulations of the Republic of Ireland (the "Irish Merger Regulation"),
(ii) the filing with the SEC of (A) a proxy statement or an information statement, as the case may be, relating to the adoption of this Agreement by the Company's stockholders (the "SEC Statement") and (B) such reports under
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings as may be required in connection with the taxes described in Section 6.09, (v) filings under any applicable state takeover law and (vi) such other items (A) that may be required under the applicable law of any foreign country, (B) required solely by reason of the participation of Parent (as opposed to any third party) in the transactions contemplated hereby or (C) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.04. SEC DOCUMENTS. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since December 31, 1997 (the "Company SEC Documents"). As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act, or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 3.05. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or in connection with the transactions contemplated by this Agreement, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

           (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

           (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock or any repurchase for value by the Company of any Company Common Stock;

           (iii) any split, combination or reclassification of any Company Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock;

           (iv) except as set forth in Schedule 5.01(a)(v), (A) any granting by the Company or any Company Subsidiary to any director, officer or employee of the Company or any Company Subsidiary of any material increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements or benefit plans in effect as of the date of the most recent audited financial statements included in or described in the Filed Company SEC Documents, (B) any granting by the Company or any Company Subsidiary to any such director, officer or employee of any material increase in severance or termination pay, except in the ordinary course of business consistent with past practice or as was required under any employment, severance or termination agreements or benefit plans in effect as of the date of the most recent audited financial statements included in or described in the Filed Company SEC Documents, or (C) any entry by the Company or any Company Subsidiary into, or any material amendment of, any employment, severance or termination agreement with any such director, officer or employee, except in the ordinary course of business, consistent with past practice; or

           (v) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by GAAP.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

    Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

    SECTION 4.01. ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted.

    SECTION 4.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and, subject to receiving approval of the Parent stockholders (the "Parent Stockholder Approval") in connection with the consummation of the French Transactions (as defined in the Master Agreement), to consummate the transactions contemplated hereby. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to receipt of the Parent Stockholder Approval. Except for the Parent Stockholder Approval, no other corporate action on the part of either Parent or Sub is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation by each of them of the transactions contemplated hereby. Parent, as sole stockholder of Sub, has, simultaneously with the execution and delivery of this Agreement, adopted this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and, assuming its due execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

    SECTION 4.03. CONSENTS. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent or Sub or any Subsidiary of Parent or Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under (A) the HSR Act and (B) the Irish Merger Regulation, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Sub is qualified to do business, (iii) such filings as may be required in connection with the taxes described in Section 6.09,
(iv) filings under applicable state takeover law and (v) such other items
(A) that may be required under the applicable law of any foreign country,
(B) required solely by reason of the participation of Parent (as opposed to any third party) in the transactions contemplated hereby or (C) that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of Parent to consummate the Merger and the other transactions contemplated hereby.

    SECTION 4.04. BROKER'S OR FINDER'S FEE. Except for Rotschild & Cie (whose fees and expenses as financial advisor to Parent and Sub shall be paid by Parent or Sub), no agent, broker, Person or firm acting on behalf of Parent or Sub is, or shall be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

    SECTION 4.05. FINANCING. Parent has or shall have, or shall have financing commitments in place, at such time or times as such funds may be required, sufficient financing (i) to pay any fees and expenses in connection with the transactions contemplated hereby, (ii) to satisfy the obligations to pay any existing indebtedness that is required to be repaid by the Company or any Company Subsidiary as a result of the transactions contemplated hereby and
(iii) to provide to Sub sufficient funds in full to consummate the Merger in accordance with this Agreement.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 5.01. CONDUCT OF BUSINESS. (a) Conduct of Business by the Company. Except as otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

           (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

           (ii) except for the financings contemplated in connection with this Agreement and the French Transactions, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible securities or any stock appreciation rights or other rights that are linked to the price of Company Common Stock (other than the issuance of shares of Company Common Stock upon the exercise of Company stock options in accordance with the terms of such options as in effect on the date of this Agreement);

           (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

           (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets other than immaterial assets in the ordinary course of business consistent with past practice;

           (v) except as set forth in Schedule 5.01(a)(v), (A) grant to any employee, officer or director of the Company or any Company Subsidiary any increase in compensation, except to the extent required under employment agreements or benefit plans in effect as of the date of the most recent audited financial statements included in or described in the Filed Company SEC Documents and except in the ordinary course of business consistent with past practice, (B) grant to any employee, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement or benefit plans in effect as of the date of the most recent audited financial statements included in or described in the Filed Company SEC Documents and except in the ordinary course of business consistent with past practice, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director, except in the ordinary course of business consistent with past practice, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company benefit plan, except in the ordinary course of business consistent with past practice or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Company benefit plan;

           (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by GAAP;

           (vii) directly or indirectly sell, lease, license, sell and leaseback, or subject to any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") or otherwise dispose of any of its properties or assets or any interest therein, except sales of immaterial assets in the ordinary course of business consistent with past practice and except in connection with the financings relating to this Agreement and the French Transactions;

           (viii) (A) repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings and repayments incurred in the ordinary course of business consistent with past practice or
       (B) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any Company Subsidiary, and other than in connection with the financings relating to this Agreement and the French Transactions;

           (ix) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or
       (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party, except in connection with the financings relating to this Agreement and the French Transactions; or

           (x) authorize any of, or commit or agree to take any of, the foregoing actions, except in connection with the financings relating to this Agreement and the French Transactions.

        (b) OTHER ACTIONS. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any condition to the Merger set forth in Article VII, not being satisfied.

        (c) CERTAIN TAX MATTERS. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, (i) timely file all material tax returns ("Post-Signing Returns") required to be filed by it; (ii) timely pay all material taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all material taxes payable by it for which no Post-Signing Return is due prior to the Effective Time;
    (iv) promptly
    notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any Company Subsidiary in respect of any material tax and not settle or compromise any such Action without Parent's consent; (v) not make any material tax election without Parent's consent; and (vi) cause any and all existing tax sharing agreements, arrangements and practices with respect to taxes to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is otherwise bound to be terminated as of the Closing Date so that after such date neither the Company nor any Company Subsidiary shall have any further rights or liabilities thereunder.

        (d) ADVICE OF CHANGES; FILINGS. The Company shall (i) confer with Parent on a regular and frequent basis to report on operational matters and other matters requested by Parent and (ii) promptly advise Parent orally and in writing of any change or event that would reasonably be expected to have a Company Material Adverse Effect. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

    SECTION 5.02. NO SOLICITATION. (a) Except as provided below, the Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, during the period from the date of this Agreement to the Effective Time, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(d)), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal. Notwithstanding the foregoing, if the Company, the Company Board or the Oversight Committee, without being in violation of the terms of this Section 5.02(a), receives an unsolicited bona fide proposal from any Person or group with respect to a Company Takeover Proposal which could reasonably be expected to result in a Superior Proposal, then the Company may, directly or indirectly, furnish information and access to such Person or group pursuant to an appropriate confidentiality agreement, and may participate in discussions and negotiations with such Person or group.

        (b) Except as provided below, neither the Company Board nor any committee thereof shall, from the date of this Agreement to the earlier to occur of the termination of this Agreement and the Effective Time,
    (i) withdraw or modify in a manner adverse to Parent or Sub, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal. Notwithstanding the foregoing, if, prior to receipt of the Company Stockholder Approval, the Company Board receives a Superior Proposal and as a result thereof the Oversight Committee determines in good faith, after receipt of advice of its outside legal counsel, that failure to take such action would constitute a breach of the Company Board's fiduciary duties to the Company's stockholders under applicable law, the Oversight Committee (and the Company Board acting on the recommendation of the Oversight Committee) may withdraw or modify its approval or recommendation of this Agreement and the Merger and disclose such withdrawal or modification to the Company's stockholders.

        (c) The Company shall promptly advise Parent of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover

    Proposal, occurring during the period from the date of this Agreement to the earlier of the termination of this Agreement and the Effective Time, and the identity of the person making any such Company Takeover Proposal or inquiry, including any change to the material terms of any such Company Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status (including any change to the details) of any such Company Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.

        (d) For purposes of this Agreement, "Company Takeover Proposal" means
    (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company,
    (ii) any proposal for the issuance by the Company of over 15% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated total assets of the Company, in each case other than the transactions contemplated by this Agreement and other than any acquisition transaction permitted by
    Section 5.01. For the purposes of this Agreement, "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash, all of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company to be followed by a pro rata distribution of the sale proceeds to the stockholders of the Company, that (i) provides holders of the Company Common Stock with per share consideration that the Oversight Committee determines in good faith, after receipt of advice of its financial advisor, is more favorable from a financial point of view than the consideration to be received by holders of Company Common Stock in the Merger, (ii) is determined by the Oversight Committee in its good faith judgment, after receipt of advice of its financial advisor and outside legal counsel, to be likely of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal, the person making the proposal and the expected timing to complete the proposal), (iii) does not, in the definitive acquisition agreement, contain any "due diligence" conditions, and (iv) has not been obtained by or on behalf of the Company in violation of this
    Section 5.02.

        (e) Notwithstanding any provision of this Agreement to the contrary, the Company Board shall be permitted, to the extent applicable, to comply with Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to any Company Takeover Proposal, or make any other disclosure required by applicable law, so long as any such disclosure rejects any Company Takeover Proposal and reaffirms the Company Board's recommendation of the transactions contemplated by this Agreement, subject to Section 5.02(b) hereof. For avoidance of doubt, none of the Company, the Company Board or the Oversight Committee may terminate this Agreement as a result of the existence of a Superior Proposal.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01. PREPARATION OF SEC STATEMENT; STOCKHOLDERS MEETING. (a) As promptly as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC an information statement on
Schedule 14C and an information statement on Schedule 13E-3 (collectively referred to herein as the "Information Statement") in preliminary form, and each of the Company and Parent shall use its reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the SEC Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the SEC Statement. The Company shall not mail any SEC Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

        (b) In the event that the Company and Parent are informed by the SEC that the SEC plans to review the Information Statement, the Company and Parent may, in Parent's sole discretion, elect to file the SEC Statement as a proxy statement instead of an Information Statement and, as soon as practicable thereafter, the Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the adoption of this Agreement by such stockholders (such adoption, whether obtained at the Company Stockholders Meeting or by written consent in lieu of the Company Stockholders Meeting, the "Company Stockholder Approval"). Except as permitted by
    Section 5.02(b), the proxy statement shall include (i) the recommendation of the Oversight Committee to the Company stockholders in favor of the Company Stockholder Approval and (ii) the recommendation of the Company Board to the Company stockholders in favor of the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

    SECTION 6.02. ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall, and shall cause each Company Subsidiary to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated August 11, 2000, between the Company and Parent (the "Confidentiality Agreement").

    SECTION 6.03. REASONABLE BEST EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any transaction contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

        (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants, conditions or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    SECTION 6.04. STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to adjust the terms of all Company Employee Stock Options to provide that each Company Employee Stock Option outstanding at the Effective Time shall become fully exercisable and vested and shall not give the holder thereof the right to receive any capital stock of the Company or the Surviving Corporation after the Effective Time or to receive from the Company or the Surviving Corporation any consideration other than, in the case of the exercise of any Company Employee Stock Option, cash equal to the product of
(i) the number of shares of Company Common Stock subject to such Company Employee Stock Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Employee Stock Option.

        (b) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of taxes and shall be paid without interest. The Company shall use its reasonable best efforts to obtain all consents of the holders of the Company Employee Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Company Employee Stock Option until all necessary consents are obtained.

        (c)The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Employee Stock Option or any participant in any Company Stock Plan or other Company benefit plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

        (d) In this Agreement:

           "Company Employee Stock Option" means any option, whether or not then fully exercisable or vested, to purchase Company Common Stock granted under any Company Stock Plan.

           "Company Stock Plans" means the Company 1996 Stock Incentive Plan, the Company 1996 Non-Employee Director Stock Option Plan, the 1998 Howard
       S. Leight Stock Option Plan and the Bonus and Option Plan for CEO, COO and CFO of the Company for 2000.

    SECTION 6.05.  BENEFIT PLANS.  (a) From the Effective Time until
December 31, 2001, Parent shall either (i) maintain or cause the Surviving Corporation (or in the case of a transfer of all or substantially all the assets and business of the Surviving Corporation, its successors and assigns) to maintain the Company benefit plans (other than plans providing for the issuance of Company Common Stock or based on the value of Company Common Stock) at the benefit levels in effect on the date of this Agreement or (ii) provide or cause the Surviving Corporation (or, in such case, its successors or assigns) to provide wages, salaries, bonuses and other benefits to employees of the Company and the Company Subsidiaries that are at least equal to the current benefits received by such employees.

        (b) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to honor in accordance with their respective terms (as in effect on the date of this Agreement), all the Company's employment, bonus, commission, severance and termination agreements, plans and policies.

        (c) With respect to any "employee benefit plan", as defined in
    Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, maintained by Parent or any of its subsidiaries (including any severance plan), for all purposes, including determining eligibility to participate, level of benefits and vesting, service with the Company or any Company Subsidiary shall be treated as service with Parent or any of its subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

    SECTION 6.06. INDEMNIFICATION, EXCULPATION AND INSURANCE. (a) Parent and Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and each Company Subsidiary as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) shall be assumed by the Surviving Corporation, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. Parent shall cause the Surviving Corporation to perform in a timely manner all of its obligations with respect to such indemnification, advancement and rights, including, if necessary, providing to the Surviving Corporation any funds necessary to ensure that such obligations of the Surviving Corporation are satisfied.

        (b) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent or the Surviving Corporation, as the case may be, assumes the obligations set forth in this Section 6.06, and in such event all references to Parent or the Surviving Corporation, as the case may be, in this Section 6.06 shall be deemed a reference to such successor and assign.

        (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable in any material respect to such directors and officers than those of such policy as in effect on the date of this Agreement; provided, however, that Parent may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the insurance coverage otherwise required under this
    Section 6.06(c); provided, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 6.06(c) in excess of 200% of the amount of the aggregate premiums payable by the Company for 2001 for such purpose (which 2001 premiums are hereby represented and warranted by the Company to be $197,305); provided further, however, that Parent shall nevertheless be obligated to provide as much coverage as may be obtained for such 200% amount.

    SECTION 6.07. FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid in accordance with the provisions of the Master Agreement (as defined in Section 7.01(c)); provided, however, that the Company shall be responsible for the reasonable costs and expenses of the Oversight Committee (including reasonable costs and expenses of its legal counsel and financial advisors).

    SECTION 6.08. PUBLIC ANNOUNCEMENTS. None of Parent, Sub or the Company shall issue any press release or make any other public statements with respect to the Merger or any other transaction contemplated hereby other than in accordance with the Master Agreement, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

    SECTION 6.09. TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) ("Transfer Taxes") incurred in connection with the transactions contemplated hereby shall be paid by either Sub or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and filing any tax returns with respect to such Transfer Taxes.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

    SECTION 7.01.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) STOCKHOLDER APPROVAL. The Company shall have obtained the Company Stockholder Approval.

        (b) NO INJUNCTIONS OR RESTRAINTS. No order or injunction issued by any court of competent jurisdiction or other law preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

        (c) FRENCH TRANSACTIONS. All the conditions precedent to the consummation of the Contribution Agreement, other than the Merger, shall have been satisfied or waived in accordance with the terms and conditions of the Master Agreement.

    SECTION 7.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect.

        (c) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity that has a reasonable likelihood of success and which if successful would have a Company Material Adverse Effect, (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated hereby or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to Parent, Company and the Company Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any other transaction contemplated hereby, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries, taken as a whole.

        (d)  EMPLOYMENT AGREEMENTS.  The termination agreements specified in
    Schedule 5.01(a)(v) shall have been satisfied.

    SECTION 7.03. CONDITION TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received certificates signed on behalf of each of Parent and Sub by their respective chief executive officer or chief financial officer to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of each of Parent and Sub by their respective chief executive officer or chief financial officer to such effect.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:

        (a) by mutual written consent of Parent, Sub and the Company;

        (b) by either Parent or the Company:

           (i) if the Merger is not consummated on or before December 31, 2001 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this

       Section 8.01(b)(i) shall not be available to any party whose breach of this Agreement has been a principal reason the Merger has not been consummated by such date;

           (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

           (iii) if, upon a vote at a duly held meeting to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; or

           (iv) if the agreements, including the Master Agreement, forming or governing the French Transactions are terminated in accordance with their terms; or

        (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants (including Section 5.02) contained in this Agreement, which breach or failure to perform (other than a breach of Section 5.02) (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and
    (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach.

    SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the last sentence of Section 6.02, Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the wilful breach by a party of any representation, warranty or covenant set forth in this Agreement.

    SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 8.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement and none of the covenants contained in
Section 5.01(c) shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a) if to Parent or Sub, to

                              Christian Dalloz
                              63 bis, Boulevard Bessieres
                              75017 Paris
                              FRANCE

                              Attention:
                              with a copy to:
                              Cravath, Swaine & Moore
                              Worldwide Plaza
                              825 Eighth Avenue
                              New York, NY 10019
                              Attention: Ronald Cami, Esq.
                              with an additional copy to:
                              Bredin Prat
                              130 rue du Faubourg Saint-Honore
                              75008 Paris
                              FRANCE
                              Attention: Elena Baxter
                           (b) if to the Company, to
                              Bacou USA, Inc.
                              10 Thurber Blvd.
                              Smithfield, RI 02917
                              Attention: Philip B. Barr
                              with a copy to:
                              White & Case LLP
                              1155 Avenue of the Americas
                              New York, NY 10036-2787
                              Attention: Timothy B. Goodell, Esq.

    SECTION 9.03.  DEFINITIONS.  For purposes of this Agreement:

        An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

        A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

        A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

    SECTION 9.04. INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 9.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 9.07. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Master Agreement and the Confidentiality Agreement
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and
(b) except for the provisions of Article II, Section 6.04 and Section 6.06 of this Agreement, are not intended to confer upon any person other than the parties hereto and thereto (and their respective successors and assigns) any rights or remedies.

    SECTION 9.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    SECTION 9.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 9.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Delaware state court or any Federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

    IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                          CHRISTIAN DALLOZ,
                                          by: /S/ PHILIPPE ALFROID
                                          ______________________________________
                                              Name: Philippe Alfroid
                                              Title: President
                                          DANIEL U. S. SUB, INC.,
                                          by: /S/ BRICE DE LA MORANDIERE
                                          ______________________________________
                                              Name: Brice de la Morandiere
                                              Title: President
                                          BACOU USA, INC.,
                                          by: /S/ PHILIPPE BACOU
                                          ______________________________________
                                              Name: Philippe Bacou
                                              Title: President

                                                                      APPENDIX B

                                                              UBS Warburg LLC
[LOGO]                                                        299 Park Avenue
                                                              New York, NY 10171-0026
                                                              Telephone 212 821-4000
                                                              www.ubswarburg.com

May 25, 2001

Oversight Committee of the Board of Directors
Bacou USA, Inc.
10 Thurber Boulevard
Smithfield, RI 02917

Members of the Oversight Committee:

    We understand that Bacou USA, Inc., a Delaware corporation (the "Company") and a majority-owned subsidiary of Bacou SA, a French societe anonyme (the "Principal Company Stockholder"), is considering a transaction (the "U.S. Transaction") whereby Christian Dalloz SA, a French societe anonyme ("Parent"), will acquire the Principal Company Stockholder and the Company. Pursuant to the terms of an Agreement and Plan of Merger, to be dated as of May 29, 2001 (the "Merger Agreement"), to be entered into by and among the Company, Parent and Daniel U. S. Sub, Inc., a Delaware corporation ("Merger Subsidiary") and a wholly owned subsidiary of Parent, among other things, (i) Merger Subsidiary will be merged with and into the Company (the "Merger"), and (ii) in connection with the Merger, each issued and outstanding share of common stock, par value $.001 per share (the "Common Stock"), of the Company (other than shares of Common Stock owned by the Principal Company Stockholder and Appraisal Shares (as defined in the Merger Agreement)) will be converted into the right to receive $28.50 in cash (the "Merger Consideration"). The shares of Common Stock owned by the Principal Company Stockholder will not be converted and will not be otherwise affected by the Merger and will remain outstanding. We further understand that, pursuant to the terms of the Master Agreement (as defined in the Merger Agreement), among other things, the Principal Company Stockholder will become a wholly owned subsidiary of Parent through a series of stock purchases and related transactions and, in connection therewith, the shareholders of the Principal Company Stockholder will receive cash and shares of Parent common equity (the "French Transactions" and, together with the U.S. Transaction, the "Transactions"), and that consummation of the U.S. Transaction is conditioned upon, among other things, all of the conditions precedent to the consummation of the French Transactions (other than the Merger) having been satisfied or waived in accordance with the Master Agreement. The terms and conditions of the Transactions are more fully set forth in the Merger Agreement and the Master Agreement.

    You have requested our opinion as to the fairness from a financial point of view to the holders of shares of Common Stock (other than the Principal Company Stockholder) of the Merger Consideration to be received by such holders in the Merger.

    UBS Warburg LLC ("UBS Warburg") has acted as financial advisor to the Oversight Committee of the Board of Directors of the Company in connection with the U.S. Transaction. UBS Warburg will receive a fee from the Company in connection with the rendering of this opinion. In the ordinary course of business, UBS Warburg, its successors and affiliates may trade or have traded securities of the Company, the Principal Company Stockholder and/or Parent for their own accounts and, accordingly, may at any time hold a long or short position in such securities. As of February 13, 2001, an affiliate of UBS Warburg held a long position of approximately 930,496 shares of Common Stock.

    Our opinion does not address the Company's underlying business decision to effect the Transactions or the Merger or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger Agreement or any other matter. We have not been asked to, nor do we, at your direction, offer any opinion as to the material terms of the

                                                              Member SIPC
UBS Warburg LLC is a subsidiary of UBS AG.                    Member New York Stock Exchange
UBS Warburg is a financial services group of UBS AG.          and other Principal Exchanges

[LOGO]

Merger Agreement or the Master Agreement or the form of the Transactions contemplated thereby. In rendering this opinion, we have assumed, with your consent, that the final executed forms of the Merger Agreement and the Master Agreement do not differ in any material respect from the respective drafts that we have examined, that the Company, Merger Subsidiary and Parent will comply with all the material terms of the Merger Agreement, and that the parties thereto will comply with all the material terms of the Master Agreement. Although we have not been authorized to and have not solicited indications of interest from any party with respect to a business combination with the Company, we understand that the Principal Company Stockholder's financial advisor solicited indications of interest from third parties with respect to a business combination with the Principal Company Stockholder and the Company.

    In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company, (ii) reviewed the reported prices and trading activity for the Common Stock, (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts prepared by management of the Company, that were provided to us by the Company in September 2000 and not publicly available, (iv) reviewed certain historical pro forma financial information relating to the Principal Company Stockholder prepared by management of the Principal Company Stockholder, that was provided to us by the Principal Company Stockholder and not publicly available, (v) conducted discussions with members of the senior management of the Company, (vi) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company, (vii) compared the financial terms of the U.S. Transaction with the publicly available financial terms of certain other transactions which we believe to be generally relevant, (viii) reviewed drafts of the Merger Agreement and the Master Agreement, and (ix) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

    In preparing the financial and comparative analyses in connection with the rendering of this opinion, we were not provided by the Company with current financial forecasts as to the business and financial prospects of the Company, as prepared by the Company's management. Accordingly, at the direction of the Oversight Committee, in reaching this opinion, we have not taken into consideration any forecasts of the Company's future business or financial performance prepared by the Company's management.

    In addition, in connection with our review, at your direction, we have not assumed any responsibility for independent verification of any of the information reviewed by us for the purpose of this opinion and have, at your direction, relied on its being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of shares of Common Stock (other than the Principal Company Stockholder) in the Merger is fair from a financial point of view to such holders.

                               Very truly yours,
                                UBS WARBURG LLC

UBS Warburg LLC

                                                                      APPENDIX C

                          SECTION 262 OF THE DELAWARE
                            GENERAL CORPORATION LAW

    APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section
    Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           (a) Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           (b) Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           (c) Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           (d) Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holders' shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceeding as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) the Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or together distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however; that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (last amended by Ch. 339, L. '98. Eff. 7-1-98.)

                                                                      APPENDIX D

                   IDENTITY AND BACKGROUND OF CERTAIN PERSONS

    During the last five years, none of Bacou USA, Bacou S.A., Engineering Henri Bacou, Jacqueline Maggi Bacou, Christophe Bacou, Philippe Bacou, Veronique Mirabel, Walter Stepan, Philip Barr, Adrien Hebert, Allan Bennett, Christian Dalloz or Daniel U. S. Sub has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding violations with respect to such laws.

    DIRECTORS AND EXECUTIVE OFFICERS OF BACOU USA. Set forth below are the name, address and the present principal occupations or employment of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of Bacou USA. Each person identified below is a United States citizen, except for Philippe Bacou and Christophe Bacou, who are citizens of the Republic of France, and Walter Stepan, who is a citizen of the Federal Republic of Germany. Unless indicated otherwise, each person's principal business address is 10 Thurber Boulevard, Smithfield, Rhode Island 02917.

                                                 PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                                           MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                                           --------------------------------------------------
Philippe Bacou............................  Director of Bacou USA since 1994; Co-Chairman of the
                                            Board since May 1999, Chairman, President and Chief
                                            Executive Officer of Bacou S.A. since July 1996;
                                            previously Executive Vice President of Bacou USA, since
                                            1993; Chief Financial Officer and Vice President Finance
                                            of Bacou S.A. since 1985; Director of Bacou S.A. since
                                            1985. Mr. Philippe Bacou's principal business address is
                                            Zone Industrielle Paris Nord II, 13, rue de la Perdix
                                            P.B. 50398, 95943 Roissy Charles-de-Gaulle Cedex,
                                            France.

Walter Stepan.............................  Director of Bacou USA since 1994; Co-Chairman since May
                                            1999, President and Chief Executive Officer from July
                                            1994 to December 1999; Chairman of the following
                                            subsidiaries: Bacou USA Safety, Inc. ("Bacou Safety");
                                            Titmus Optical, Inc.; Perfect Fit Glove Co., LLC
                                            ("PFG"). Formerly, Chairman of Uvex Safety
                                            Manufacturing, Inc. ("USM") and SCHAS Industries, Inc.
                                            ("SCHAS"), predecessor of SCHAS Industries, LLC. Also a
                                            director of Bacou S.A., Bacou Industrial & Trading
                                            (Shanghai) Co., Ltd. (an affiliate of Bacou S.A.), Uvex
                                            Safety Australia Pty Ltd. ("UXA"), Uvex (UK) Limited
                                            ("Uvex UK"); formerly Director of Uvex Winter Optical,
                                            Inc. ("UWI") and Uvex Sports, Inc. ("USI"). UXA and Uvex
                                            UK are corporate entities in each of which Uvex
                                            Arbeitsschutz GmbH ("Uvex Germany") is majority
                                            shareholder and Bacou USA and Bacou International B.V.,
                                            an affiliate of Bacou S.A., are equal minority
                                            shareholders. UWI and USI are affiliates of Uvex
                                            Germany. Mr. Stepan's principal business address is 8583
                                            Egret Meadow Lane, West Palm Beach, FL 33412.

                                                 PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                                           MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                                           --------------------------------------------------
Philip B. Barr............................  Director of Bacou USA since 1995; Chief Executive
                                            Officer since January 2000; previously Chief Operating
                                            Officer from February 1999 to December 1999; Executive
                                            Vice President from October 1996 to December 1999; Vice
                                            President from August 1995 to October 1996; Chief
                                            Financial Officer and Secretary from August 1995 to May
                                            1999; Vice Chairman of PFG (including its predecessor
                                            Perfect Fit Glove Co., Inc.) since April 1999; Chairman
                                            of USM and SCHAS since January 2000; Secretary and
                                            Treasurer of Bacou Safety from December 1997 to May
                                            1999; Vice Chairman of USM from December 1997 to
                                            December 1999; Vice Chairman of SCHAS from April 1999 to
                                            December 1999.

Christophe Bacou..........................  Director of Bacou USA since 1996; Vice President of
                                            Bacou S.A.; previously Marketing Manager of two
                                            subsidiaries of Bacou S.A.; employed by affiliates of
                                            Bacou S.A. since 1990. Also, Director of Bacou S.A. Mr.
                                            Christophe Bacou's principal business address is Zone
                                            Industrielle Paris Nord II, 13, rue de la Perdix P.B.
                                            50398, 95943 Roissy Charles-de-Gaulle Cedex, France.

Karl F. Ericson...........................  Director of Bacou USA since 1996; independent business consultant since 1990. Partner with Peat Marwick
                                            Mitchell & Co., predecessor to KPMG LLP, from 1970 to
                                            1990. Also, Director of Bank Rhode Island. Mr. Ericson's
                                            principal business address is 182 Waterman Street,
                                            Providence, Rhode Island 02903.

Howard S. Leight..........................  Director of Bacou USA since 1998; founder of Howard S.
                                            Leight & Associates, Inc. (d/b/a Howard Leight
                                            Industries); President and sole stockholder of Howard
                                            Leight Industries from 1984 until February 1998.
                                            Consultant to Bacou Safety since February 1998. Director
                                            of Howard Leight Enterprises, Inc. n/k/a Continental
                                            Polymers, Inc., since 1997. Mr. Leight's principal
                                            business address is 13101 Washington Boulevard, Suite
                                            134, Los Angeles, California 90066.

Alfred J. Verrecchia......................  Director of Bacou USA since 1999; President and Chief
                                            Operating Officer, Hasbro, Inc. from 2000 to present;
                                            Executive Vice President, Global Operations, Hasbro,
                                            Inc. from 1996 to 2000; Chief Financial Officer since
                                            1999; previously Chief Operating Officer, Domestic Toy
                                            Operations from 1990 to 1996; Director, Hasbro, Inc.;
                                            Director, Old Stone Corporation. Mr. Verrecchia's
                                            principal business address is c/o Hasbro, Inc., 1027
                                            Newport Avenue, Pawtucket, Rhode Island, 02862.

                                                 PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                                           MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                                           --------------------------------------------------
Alan H. Bennett...........................  Chief Operating Officer of Bacou USA since January 2000;
                                            Executive Vice President of Bacou USA Safety, Inc.
                                            ("Bacou Safety") from February 1999 to December 1999 and
                                            has served as President and Chief Executive Officer
                                            since January 2000; Chief Operating Officer of PFG,
                                            Platinum Protective Products, Inc., SCHAS and Titmus
                                            Optical, Inc. and as President and Chief Executive
                                            Officer of USM; previously a business consultant from
                                            1995 to 1998 and served as President of Safety Supply
                                            America division of Figgie International from 1989 to
                                            1994.

Adrien W. Hebert..........................  Vice President Finance and Chief Financial Officer since
                                            May 1999; Mr. Hebert served as Vice President Finance
                                            and Corporate Controller from May 1998 until May 1999;
                                            Manager of Corporate Development of Bacou USA from April
                                            1997 to May 1998 and Financial Consultant to Bacou USA
                                            from November 1996 until April 1997; previously,
                                            Mr. Hebert was Vice President and Chief Financial
                                            Officer of Encon Systems, Inc. from 1991 until 1996.

John F. Burt, Jr..........................  Executive Vice President of Bacou Safety from May 1998 until April 30, 2001; founded Biosystems, Inc. in 1981
                                            and served as President of that company until its merger
                                            into Bacou Safety in March 1998 and as President of the
                                            Biosystems division of Bacou Safety from March 1998
                                            until April 30, 2001, and since that time as Founder.
                                            Mr. Burt's principal business address is c/o Biosystems,
                                            651 South Main Street, Middletown, Connecticut 06457.

    To the knowledge of Bacou USA, during the last five years none of the foregoing directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding violations with respect to such laws.

    DIRECTORS AND EXECUTIVE OFFICERS OF BACOU S.A. Set forth below are the name, address and the present principal occupations or employment of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of Bacou S.A. Each person identified below is a citizen of the Republic of France, except for Walter Stepan who is a citizen of the Federal Republic of Germany and Howard

Leight who is a citizen of the United Sates. Unless indicated otherwise, each person's principal business address is c/o Bacou S.A., Z.I. Paris Nord II, 13, rue de la Perdrix, 93290 Tremblay, France.

                                                 PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                                           MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                                           --------------------------------------------------
Guy Hedouin...............................  Director and executive officer of Bacou S.A.

Christophe Bacou..........................  The information set forth in this item under the caption
                                            "Directors and Executive Officers of Bacou USA" is
                                            incorporated herein by reference.

Rene Duvert...............................  Director of Bacou S.A.

Walter Stepan.............................  The information set forth in this item under the caption
                                            "Directors and Executive Officers of Bacou USA" is
                                            incorporated herein by reference.

Howard Leight.............................  Director of Bacou S.A. The information set forth in this item under the caption "Directors and Executive Officers
                                            of Bacou USA" is incorporated herein by reference.

Philippe Bacou............................  The information set forth in this item under the caption
                                            "Directors and Executive Officers of Bacou USA" is
                                            incorporated herein by reference.

    To the knowledge of Bacou S.A., during the last five years none of the foregoing directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding violations with respect to such laws.

    DIRECTORS AND EXECUTIVE OFFICERS OF ENGINEERING HENRI BACOU. Set forth below are the name, address and the present principal occupations or employment of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of Engineering Henri Bacou. Each person identified below is a citizen of the Republic of France. Unless indicated otherwise, each person's principal business address is c/o Engineering Henri Bacou, Z.I. Paris Nord II, 13, rue de la Perdrix, 93290 Tremblay, France.

                                                 PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                                           MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                                           --------------------------------------------------
Veronique Mirabel.........................  Director and executive officer of Engineering Henri
                                            Bacou.

Jacqueline Maggi Bacou....................  Director and executive officer of Engineering Henri
                                            Bacou. Managing Director of Guanne Protection until
                                            November 2000.

Christophe Bacou..........................  The information set forth in this item under the caption
                                            "Directors and Executive Officers of Bacou USA" is
                                            incorporated herein by reference.

Philippe Bacou............................  The information set forth in this item under the caption
                                            "Directors and Executive Officers of Bacou USA" is
                                            incorporated herein by reference.

    To the knowledge of Engineering Henri Bacou, during the last five years none of the foregoing directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding violations with respect to such laws.

    DIRECTORS AND EXECUTIVE OFFICERS OF CHRISTIAN DALLOZ. Set forth below are the name, address and the present principal occupations or employment of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of Christian Dalloz. Each person identified below is a citizen of the Republic of France, except for Donald McCroskey, Joe Reimer, Jerry McGurkin, Rod Fogelman, and Julius Tilley, who are citizens of the United States. Unless indicated otherwise, each person's principal address is 63 bis, Boulevard Bressieres 75017 Paris, France.

                                                 PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                                           MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                                           --------------------------------------------------
Mr. Philippe Alfroid......................  Chairman of Christian Dalloz SA since July 1992.
                                            Director of Christian Dalloz SA since April 1991. Mr.
                                            Alfroid's principal business address is c/o Essilor
                                            International 147 rue de Paris Charenton-Le-Pont 94220,
                                            France.

Mr. Claude-Henri Balleyguier..............  Director and Chief Executive Officer of Christian Dalloz
                                            SA since September 1999; President, Europe, Tektronix
                                            from 1996 to 1998. Mr. Balleyguier's principal business
                                            address is c/o Dalloz Safety, Inc. 2nd & Washington
                                            Streets P.O. Box 622 Reading, PA 19603-0622.

Ms. Ginette Dalloz........................  General Manager of Christian Dalloz SA since July 1992;
                                            Director of Christian Dalloz SA since April 1983.

Financiere Christian Dalloz ..............  Director of Christian Dalloz SA since June 1992. Mr.
(represented by Jean-Claude Boisset)        Dalloz' principal business address is Financiere
                                            Christian Dalloz 147 rue de Paris Charenton-Le-Pont
                                            94220, France.

Mr. Gerard Cottet.........................  Director of Christian Dalloz SA since July 1992.

Mr. Francois Faiveley.....................  Director of Christian Dalloz SA; Chairman and Chief
                                            Executive Officer, Francois Faiveley Participations and
                                            Financiere Faiveley C.V.V.B., S.B.E.V.; Manager,
                                            Faiveley Freres, Cosodec.

Mr. Donald McCroskey......................  Director of Christian Dalloz SA since May 1996.

Mr. Joe Reimer............................  President of Fall Protection Division and MBU America;
                                            with Christian Dalloz since February 1981. Mr. Reimer's
                                            principal business address is c/o Dalloz Safety, Inc.
                                            2nd & Washington Streets P.O. Box 622 Reading, PA 19603.

Mr. Jerry McGurkin........................  Senior Vice President and General Manager, MBU
                                            Australia, PBU Hearing and Respiratory; with Christian
                                            Dalloz since September 1995. Mr. McGurkin's principal
                                            business address is c/o Dalloz Safety, Inc. 2nd &
                                            Washington Streets P.O. Box 622 Reading, PA 19603.

Mr. Herve Meillat.........................  President, Eyewear Group; with Christian Dalloz since
                                            August 1998. Mr. Meillat's principal business address is
                                            c/o Dalloz Safety, Inc. 2nd & Washington Streets P.O.
                                            Box 622 Reading, PA 19603-0622.

                                                 PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                                           MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                                           --------------------------------------------------
Mr. Pascal Ode............................  Senior Vice President and General Manager, MBU Europe
                                            and Asia, since July 2000; General Manager, France and
                                            Segment Manager, Smart Cards, Europe, Philips Semi-
                                            Conductors, from 1997 to 2000; Marketing Director,
                                            Europe, Schneider Electric, SA, from 1992 to 1997.

Mr. Brice de la Morandiere................  Chief Financial Officer since June 1998; Finance
                                            Director, Carnaud Metalbox, from February 1996 to June
                                            1998. Mr. de la Morandiere's principal business address
                                            is c/o Dalloz Safety, Inc. 2nd & Washington Streets P.O.
                                            Box 622 Reading, PA 19603-0622.

Mr. Rod Fogelman..........................  Senior Vice President, Human Resources; with Christian
                                            Dalloz since October 1975. Mr. Fogelman's principal
                                            business address is c/o Dalloz Safety, Inc. 2nd &
                                            Washington Streets P.O. Box 622 Reading, PA 19603-0622.

Mr. Julius Tilley.........................  Chief Information Officer since August 1998; Principal
                                            Consultant, Price Waterhouse, LLP, from January to July
                                            1998; Information Services Operations Manager, OKIDATA
                                            Corporation, from May 1995 to December 1997. Mr.
                                            Tilley's principal business address is Christian Dalloz
                                            IT Center, Chadds Ford Business Campus Brandywine Two,
                                            Chadds Ford, PA 19317-9868.

    To the knowledge of Christian Dalloz, during the last five years none of the foregoing directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding violations with respect to such laws.

    DIRECTORS AND EXECUTIVE OFFICERS OF DANIEL U. S. SUB. Set forth below is the name, address and the present principal occupation or employment of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of the sole director and executive officer of Daniel U. S. Sub. Mr. de la Morandiere is a citizen of the Republic of France and his principal business address is c/o Dalloz
Safety, Inc., 2nd & Washington Streets, P.O. Box 622, Reading, Pennsylvania 19603-0622.

                                                 PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                                           MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                                           --------------------------------------------------
Mr. Brice de la Morandiere................  Director and President of Daniel U. S. Sub since May
                                            2001; Chief Financial Officer of Christian Dalloz since
                                            June 1998; Finance Director, Carnaud Metalbox, from
                                            February 1996 to June 1998.

    To the knowledge of Daniel U. S. Sub, during the last five years Mr. de la Morandiere has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor has he been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding violations with respect to such laws.

                                     [LOGO]